As filed with the Securities and Exchange Commission on June 9, 2017

Registration No. 333-217542

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CO-DIAGNOSTICS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Utah	3841	46-2609396
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4049 S. Highland Drive

Salt Lake City, Utah 84124

(801) 278-9769

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Dwight H. Egan

President and Chief Executive Officer

Co-Diagnostics, Inc.

8160 S. Highland Drive

Salt Lake City, Utah 84124

(801) 278-9769

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Reed L. Benson, Esq. 4049 S. Highland Drive

Salt Lake City, Utah 84124 (801) 278-9769

Peter DiChiara, Esq.	Christopher J. Bellini, Esq.
Ross D. Carmel, Esq.	Martin T. Schrier, Esq.
Carmel, Milazzo & DiChiara LLP	Cozen O'Connor
261 Madison Avenue, 9th Floor	277 Park Avenue
New York, New York 10016	New York, NY 10172
(212) 658-0458	(212) 883-4900

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, check indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)

Total Common Stock (2)	$8,515,000	$986.39
Total Common Stock (4)	1,277,250	148.03
Total Common Stock underlying Notes (2)	1,600,000	185.44

Total Common Stock (including Common Stock underlying Notes) (2) (4)	$11,392,250	$1,320.36

_______________

(1)	There is no current market for the securities or price at which the shares are being offered. Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(3)	$1,390 .80 previously paid.

(4)	Includes an aggregate of 195,000 shares issuable upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Registration Statement contains two forms of prospectuses: one to be used in connection with a public offering of up to 1,300,000 shares of our common stock (excluding 195,000 shares of common stock which may be sold upon exercise of the underwriters’ over-allotment option) through the underwriters named on the cover page of this prospectus (the “Prospectus”) and one to be used in connection with the potential resale by certain selling shareholders of an aggregate of [*] shares of our common stock (the “Selling Securityholder Prospectus”), consisting of (i) [*] shares of our common stock issuable upon conversion of notes held by selling shareholders and (ii) [*] shares of our common stock issuable upon exercise of outstanding warrants held by certain of the selling shareholders. The Prospectus and Selling Securityholder Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholder Prospectus included herein which are labeled “Alternate Page for Selling Securityholder Prospectus.”

The Selling Securityholder Prospectus is substantively identical to the Prospectus, except for the following principal points:

•	they contain different outside and inside front covers;

•	they contain different Offering sections in the Prospectus Summary section;

•	they contain different Use of Proceeds sections;

•	the Capitalization section is deleted from the Selling Securityholder Prospectus;

•	a Selling Securityholder section is included in the Selling Securityholder Prospectus beginning;

•	the Underwriting section from the Prospectus is deleted from the Selling Securityholder Prospectus and a Plan of Distribution is inserted in its place; and

•	the Legal Matters section in the Selling Securityholder Prospectus deletes the reference to counsel for the underwriters.

The registrant has included in this Registration Statement, after the financial statements, a set of alternate pages to reflect the foregoing differences of the Selling Securityholder Prospectus as compared to the Prospectus.

Sales of the shares of our common stock registered in the Prospectus and the Selling Securityholder Prospectus will result in two offerings taking place concurrently which might affect price, demand, and liquidity. This risk and other risks are included in “Risk Factors” beginning on page 15 of the Prospectus.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 9 , 2017

PRELIMINARY PROSPECTUS

Co-Diagnostics, Inc.

1,300,000 Shares of Common Stock

Subject to Completion, dated June 9, 2017

1,300,000 Shares of Common Stock

This is an initial public offering of common stock of Co-Diagnostics, Inc. The estimated initial public offering price is between $6 .35 and $6. 7 5 per share.

Prior to this offering, there has been no public market for our common stock. We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “CODX.”

We intend to use the proceeds from this offering to be used for working capital or general corporate purposes. See “Use of Proceeds.”

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

	Per Share	Total
Public offering price	$	$-
Underwriting discounts and commissions (1)
Proceeds to us, before expenses	$	$-

__________________

(1)

Does not include a corporate finance fee equal to 1 % of the gross proceeds of this offering payable to WallachBeth Capital, LLC and Network 1 Financial Securities, Inc., the representative of the underwriters. See “Underwriting” for a complete description of compensation payable to the underwriters.

We plan to market this offering to potential investors through WallachBeth Capital, Inc. and Network 1 Financial Securities, Inc., acting as the underwriters. The underwriters expect to deliver the shares against payment therefor on or about [*], 2017.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase, at the public offering price less underwriting discounts and commissions, a maximum of 195,000 additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any.

WallachBeth Capital , LLC	Network 1 Financial Securities, Inc.

The date of this prospectus is ___________, 2017

Until _______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions

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You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The selling shareholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

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No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

·	all references to the “Company,” the “registrant,” “Co-Diagnostics,” “we,” “our,” or “us” in this prospectus mean Co-Diagnostics, Inc. and its consolidated subsidiaries;

·	assumes a public offering price of our common stock of $6.55 per share, the mid-range of the estimated range of $6. 35 to $6.75 per share;

·	“year” or “fiscal year” mean the year ending December 31st;

·	all dollar or $ references when used in this prospectus refer to United States dollars; and

·

all share and per share information relating to our common stock in this prospectus has been adjusted to reflect a one for 11 reverse stock split immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

Concurrent with this offering, the Company is registering shares of common stock in connection with the potential resale by certain selling shareholders of an aggregate of [*] shares of our common stock (the “Selling Securityholder Prospectus”), consisting of (i) [*] shares of our common stock issuable upon conversion of notes held by selling shareholders and (ii) [*] shares of our common stock issuable upon exercise of outstanding warrants held by certain of the selling shareholders. Please read the risk factors, including the risk factor titled “Sales of our common stock in this offering will be taking place concurrently with common stock registered by selling shareholders which might affect the price, demand, and liquidity of our common stock” on page 31.

MARKET DATA

Market data and certain industry data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, publicly available information, reports of governmental agencies and industry publications and surveys. Industry surveys, publications, consultant surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy and completeness of such information is not guaranteed. We have not independently verified any of the data from third party sources, nor have we ascertained the underlying economic assumptions relied upon therein. Similarly, internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry, have not been independently verified. Forecasts are particularly likely to be inaccurate, especially over long periods of time. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements.” Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

•	the results of clinical trials and the regulatory approval process;

•	our ability to raise capital to fund continuing operations;

•	market acceptance of any products that may be approved for commercialization;

•	our ability to protect our intellectual property rights;

•	the impact of any infringement actions or other litigation brought against us;

•	competition from other providers and products;

•	our ability to develop and commercialize new and improved products and services;

•	changes in government regulation;

•	our ability to complete capital raising transactions;

•	and other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors.” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

About Our Business

The Company

Co-Diagnostics, Inc. (“Company,” or “CDI,”), a Utah corporation, is a molecular diagnostics company that has developed and intends to manufacture and sell reagents used for diagnostic tests that function via the detection and/or analysis of nucleic acid molecules (DNA or RNA), and to sell diagnostic equipment from other manufacturers as self-contained lab systems (which we refer to as the “MDx device”).

Dr. Brent Satterfield, our Chief Technology Officer, created the Company’s suite of intellectual properties. Our scientists were the first to understand the complex mathematics of DNA test design, to “engineer” a DNA test and to automate algorithms that rapidly screen millions of possible options to pinpoint the optimum design. Dr. Satterfield developed the Company’s intellectual property consisting of the predictive mathematical algorithms and proprietary reagents used in the testing process, which together represent a major advance in Polymerase Chain Reaction (“PCR”) testing systems. CDI technologies are now protected by five granted or pending US patents, as well as certain trade secrets. Our platform allows us to avoid paying existing patent royalties required by other PCR test systems, which has the potential of allowing CDI to sell diagnostic labs and tests at a lower cost than competitors, while generating a profit margin.

We will either sell or lease our portable labs to existing diagnostic centers, through sale or lease agreements, and sell the reagents that comprise our proprietary tests.

CDI’s low-cost system (pictured at right) uses CDI’s tests to diagnose tuberculosis, Zika, hepatitis B and C, Malaria, dengue and HIV, all of which tests have been designed and verified in CDI’s laboratory as explained below.

We designed our tests by identifying the optimal locations on the target gene for amplification and paired the location with the optimized primer and probe structure to achieve outputs that meet the design input requirements identified from market research. This is done by following planned and documented processes, procedures and testing. In other words, the data resulting from our tests verify that we succeeded in designing what we intended to at the outset. Verification is a series of testing that concludes that the product is ready to proceed to validation in a clinical evaluation setting using initial production tests to confirm that the product as designed meets the user needs.

CDI’s diagnostics systems enable very rapid, low-cost, sophisticated molecular testing for organisms and genetic diseases by greatly automating historically complex procedures in both the development and administration of tests. CDI’s newest technical advance involves a novel approach to PCR test design ("Co-Primers") that eliminates one of the key vexing issues of PCR amplification, the exponential growth of primer-dimer pairs (false positives and false negatives) which adversely interferes with identification of the target DNA.

Using its proprietary test design system and proprietary reagents, CDI will design and sell PCR diagnostic tests for diseases and pathogens starting with tests for tuberculosis, a drug resistant tuberculosis test, hepatitis B and C, Malaria, dengue, HIV and Zika virus, all of which tests have been designed and verified in CDI’s laboratory.

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Product Offering

We plan to manufacture molecular diagnostic kits for the following tests in the following regions, to be sold along with the MDx device:

Timetable	Region	Tests
Current (revenues in the 2nd quarter in 2017)	Caribbean and Central and South America	Zika, Tuberculosis, Hepatitis B and C, Dengue
	India	Tuberculosis, Hepatitis B and C, Malaria, Dengue and HIV
2018-2019	European Union	Tuberculosis, Hepatitis B and C
2020-2025	United States	To be determined based on need and regulatory barriers

Caribbean and Central and South America

Our initial sales will be to entities within the Caribbean Public Health Agency Members States (Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, BES Islands, British Virgin Islands, Cayman Islands, Curacao, Dominica, Grenada, Haiti, Guyana, Jamaica, Montserrat, Saint Kitts and Nevis, Saint Lucia, St Maarten, Saint Vincent and the Grenadines, Suriname, Trinidad and Tobago, Turks and Caicos Islands).

In some of these countries, there are no regulatory hurdles and we can start offering our tests immediately. The U.S. Food and Drug Administration (FDA) has granted permission for us to export many of our products. The FDA's permission to export was granted under Section 801 (e) of the Federal Food, Drug, and Cosmetic Act, as amended (the “FDC Act”). Section 801(e) of the FDA Act covers certain medical devices that have not yet received an approved Premarket Approval in the United States by the FDA, such as our products. We have not commenced any Premarket Approval steps with the FDA. Section 801(e) applies to medical devices that are acceptable to the importing country and that are manufactured under the FDA's Good Manufacturing Practices.

We will first offer our Zika test in this region because of the demand for such test, followed quickly by tests for tuberculosis, hepatitis B and C, and dengue, then our full range of tests. Products will be manufactured for sale upon receipt of purchase orders from labs and hospitals.

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India

The Company has entered into an agreement to manufacture diagnostics tests for seven infectious diseases with a pharmaceutical manufacturing company in India. The agreement provides for the manufacture of the tests named above and the joint sales and marketing of those tests in India.

Since the tests will be conducted in India on Indian citizens, no FDA approval or inspection will be required. Certain Indian regulatory approval from the Central Drugs Standard Control Organization (CDSCO) must be acquired. We are engaging the services of an experienced consultant in India to help get us through this process. Research Use Only (RUO) reagents are able to be sold without requiring regulatory approval as long as they are labeled and designated as such. We are beginning to sell these products in India this quarter.

India is the country with the highest burden of tuberculosis. World Health Organization (WHO) tuberculosis statistics for India for 2015 give an estimated incidence figure of 2.2 million cases of tuberculosis for India out of a global incidence of 9.6 million. The tuberculosis incidence for India is the number of new cases of active tuberculosis disease in India during a certain time period (usually a year).

Europe

Molecular diagnostics, such as our tests, are governed in Europe by the framework for in vitro diagnostics (IVDs), which encompasses diagnostic products such as reagents, instruments and systems intended for use in diagnosis of disease. The regulatory system for IVDs is built largely on a self-certification procedure, placing heavy responsibility on manufacturers. Non self-certified products are subject to the same standards as self-certified products but are subject to audit and review by a notified body prior to receiving approval to be CE-marked. A CE-marking is a manufacturer’s declaration that a product meets the requirements of the applicable European Commission directive. Examples of current obligations include having in place a qualitative manufacturing process, user instructions that are clear and fit for purpose, ensuring that the ‘physical’ features of devices and diagnostics do not pose any danger. If a product fulfils these and other related control requirements, it may be CE-marked as an indication that the product is compliant with EU legislation and sold in the European Union.

We have received ISO 13485 and ISO 9001 certifications relating to the design and manufacture of our medical device products. The ISO certification indicates that we meet the standards required to self-certify certain of our products and affix a CE-marking for sales of our products in countries accepting the CE marking (not in the United States) with only minimal further governmental approvals in each country. We expect to have our Zika and tuberculosis tests CE-marked in 2017. We estimate the remaining costs for CE-marks to be approximately $100,000.

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United States

We do not anticipate offering our tests in the United States in the near future. We believe, however, our tests may be able to qualify as Laboratory Developed Tests (LDT's), diagnostic tests that are developed and manufactured by CLIA certified laboratories. These tests are developed by the lab for use only in that laboratory. CLIA laboratories develop the performance characteristics, perform the analytical validation for their LDT's and obtain licenses to offer them as diagnostic services. The FDA has publicly announced its intention to regulate certain LDTs in a phased-in approach, but draft guidance that was published a couple of years ago was withdrawn at the end of the Obama administration and replaced by an informal non-enforceable discussion paper reflecting some of the feedback that it received on LDT regulation.

Market Opportunity

The molecular diagnostics market is a fast growing portion of the in vitro (test tube based, controlled environment) diagnostics market. Using estimates of the incidence of disease by the Centers for Disease Control, the World Health Organization and other international health agencies and sources, the Company estimates that the global annual demand for diagnostic tests are:

Tuberculosis	10,400,000	HIV	36,700,000
Multi-drug resistant Tuberculosis	580,000	Malaria	214,000,000
Zika	324,000,000	Sexually Transmitted Illnesses	357,000,000
Hepatitis B	240,000,000	Human papilloma virus	291,000,000
Hepatitis C	130,000,000	Dengue	390,000,000

Total Annual Tests			1,991,680,000

There are several advantages of molecular tests, such as the ones we market and sell, over other forms of diagnostic testing, which include higher sensitivities, the ability to perform multiplex tests and the ability to test for drug resistance or individual genes.

Competitive Advantages of Co-Diagnostics

We believe that we have the following competitive advantages:

•	Affordability: Lower-cost test kits and low-cost MDx-device.

•

Flexibility: CDI’s tests have been designed to run on many vendors’ DNA diagnostic testing machines. These tests are particularly well suited to the new generation of “lab-on-a-chip” and “point-of-care” (“LOC and POC”), highly portable analysis machinery for field, clinic and office applications.

•	Speed: We believe our rapid assay development provides shorter time to results.

•	Accuracy: We believe our tests are more accurate than competitors’ and can detect more strains of viruses.

•

Exclusivity: CDI owns all patents used in preparation of its tests, all intellectual property including a 100-year license on Co-Primers and all additional product and process development of Dr. Satterfield through March 2019.

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•	Personalized Medicine: We project that rising health care costs in developed and developing nations will increasingly require that health care systems be patient specific to eliminate waste, misdiagnoses, and ineffectiveness. A critical component will be accurate, more affordable DNA-based diagnostics, which CDI plans to offer.

•	Low-cost Provider: We plan to keep the Company’s overhead low. Its platform technology obviates the need to pay patent royalties typically required of its competitors, which use patented test platforms to design their tests.

•	Worldwide Footprint: With a dynamic technology that encompasses markets worldwide, the Company anticipates that it can identify the best target markets, not only in high burden developing countries (HBDC’s) but also in developed nations.

•	Growth Industry Category: We believe that DNA testing is the fastest-growing segment of in-vitro diagnostic testing.

•	Combination Product Offering: CDI’s ultra-sensitive tests can be a well-designed match for a new generation of handheld and other small point-of-care devices now entering the market. Used together, these affordable tests and devices may revolutionize the molecular diagnostics industry in cost, speed of test results and simplification.

Risk Factors

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this prospectus titled “Risk Factors,” which begins on page 15 of this prospectus and includes:

•	We have a history of losses;

•	We will be required to raise additional financing;

•	We have a significant amount of indebtedness; and

•	Market acceptance of our products is still uncertain.

Organizational History and Corporate Information

We were incorporated as Co-Diagnostics, Inc., in Utah on April 18, 2013. Our principal executive office is located 8160 S. Highland Drive, Salt Lake City, Utah 84124. Our telephone number is (801) 278-9769. Our web address is http://codiagnostics.com. The information included on our website is not, and shall not be interpreted to be, a part of this prospectus.

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Implications of Being an Emerging Growth Company

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the "JOBS Act". For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced "Management's Discussion and Analysis of Financial Condition and Results of Operations" disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

•	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and

•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a "smaller reporting company" as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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THE OFFERING

Common stock outstanding prior to the offering	9 ,882,184 shares common stock

Offered by the Company	1,300,000 shares

Over-allotment option	The underwriters have an option for a period of 45 days to purchase up to 195,000 additional shares of our common stock to cover over-allotments, if any.

Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $7,363,500 or approximately $8,513,000 if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering: (1) for clinical development, expansion of laboratory facilities and regulatory filing of new diagnostic tests; (2) to increase our sales and marketing capabilities; (3) to create our own manufacturing facility to produce our reagents both here and in India and other locations in the developing world; (4) to expand the availability of MDx devices in developing nations under a rental program; and (5) for general corporate purposes, including working capital.

Proposed “Use of Proceeds’ are provided on page 33 of this prospectus.

NASDAQ Stock Market symbol:	We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “CODX.”

Risk Factors

You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 15 of this prospectus before deciding whether or not to invest in shares of our common stock.

By action by written consent of the Company’s stockholders effective as of May 19, 2017, the Company’s stockholders approved a reverse stock split in a range of between one-for-five and one-for-fifteen, such exact amount to be determined by the Company’s Board of Directors prior to the effective date of a planned equity offering. Unless otherwise indicated, this prospectus reflects and assumes a one-for-11 reverse stock split of our common stock immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business and Industry

We have a limited commercial history upon which to base our prospects, have not generated revenues or profits and do not expect to generate profits for the foreseeable future. We may never achieve or sustain profitability.

We began operations in April 2013, and we have a limited operating history. We have not earned significant revenue to date and do not expect to earn significant revenue in the near future. We had a net loss of $0.7 million in the first quarter ended March 31, 2017 and a net loss of $1.9 million and $2.0 million in the years ended December 31, 2016 and December 31, 2015, respectively. Our accumulated deficit was $6.2 million as of March 31, 2017 and $5.5 million and $3.5 million as of December 31, 2016 and December 31, 2015, respectively. Potential investors should be aware of the difficulties normally encountered by a new enterprise, many of which are beyond our control, including substantial risks and expenses in the course of developing new diagnostic tests, establishing or entering new markets, organizing operations and marketing procedures. The likelihood of our success must be considered in light of these risks, expenses, complications and delays, and the competitive environment in which we operate. There is, therefore, nothing at this time upon which to base an assumption that our business plan will prove successful, and we may not be able to generate significant revenue, raise additional capital or operate profitably. We will continue to encounter risks and difficulties frequently experienced by early commercial stage companies, including scaling up our infrastructure and headcount, and may encounter unforeseen expenses, difficulties or delays in connection with our growth. In addition, as a result of the start-up nature of our business, we can be expected to continue to sustain substantial operating expenses without generating sufficient revenues to cover expenditures. As discussed in Note 1 to the audited condensed financial statements and elsewhere in this Form S-1, our recurring operating losses from operations and our need for additional sources of capital to fund our ongoing operations raise substantial doubt about our ability to continue as a going concern. Any investment in our company is therefore highly speculative and could result in the loss of your entire investment.

We will need to raise additional capital, which may not be available on favorable terms, if at all, and which may cause dilution to stockholders, restrict our operations or adversely affect our ability to operate our business.

As of March 31, 2017, our consolidated cash balance was $496,455 and our working capital deficit was $3.8 million. We estimate our current rate of expenditures is approximately $150,000 per month and we estimate that our existing capital resources will fund our operations for approximately 3 months. Accordingly, we will need to raise approximately $750,000 additional funds through public or private debt or equity financing or through other means in order to sustain our operations and current business strategy for twelve months. We may be unable to obtain adequate financing on favorable terms, or at all, and any additional financings could result in additional dilution to our then existing stockholders or restrict our operations or adversely affect our ability to operate our business. If we are unable to obtain needed financing on acceptable terms, we may not be able to implement our business plan, which could have a material adverse effect on our business, financial condition and results of operations. We may not be able to meet our business objectives; our equity value may decrease and investors may lose some or all of their investment. If we raise funds by issuing equity securities, the percentage ownership of our stockholders at such time will be reduced. If we raise funds by issuing debt, the ability of our stockholders to receive earnings or distributions may be adversely affected and we may be subject to additional covenants and restrictions.

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Our near-term success is dependent upon our ability to commence sales of our tests.

Our success will depend, in part, upon our ability to commence sales of our tests. Attracting new customers and distribution networks requires substantial time and expense. Any failure to initiate sales of our tests to validate our platform would adversely affect our operating results. Many factors could affect the market acceptance and commercial success of our diagnostic tests, including:

•	our ability to convince our potential customers of the advantages and economic value of our tests over competing technologies and diagnostic tests;

•	the breadth of our test menu relative to competitors;

•	changes to policies, procedures or currently accepted best practices in clinical diagnostic testing;

•	the extent and success of our marketing and sales efforts; and

•	our ability to manufacture in quantity our commercial diagnostic tests and meet demand in a timely fashion.

If we cannot successfully develop, obtain regulatory approvals for and commercialize new diagnostic tests, our financial results will be harmed and our ability to compete will be harmed.

Our financial performance depends in part upon our ability to successfully develop and market new tests in a rapidly changing technological and economic environment. If we fail to successfully introduce new diagnostic tests, we could lose customers and market share. We could also lose market share if our competitors introduce new diagnostic tests or technologies that render our diagnostic tests less competitive or obsolete. In addition, delays in the introduction of new diagnostic tests due to regulatory, developmental or other obstacles could negatively impact our revenue and market share, as well as our earnings. Factors that can influence our ability to introduce new diagnostic tests, the timing associated with new product approvals and commercial success of these diagnostic tests include:

•	the scope of and progress made in our research and development activities;

•	our ability to successfully initiate and complete clinical trial studies;

•	timely expansion of our menu of tests;

•	the results of clinical trials needed to support any regulatory approvals of our tests;

•	our ability to obtain requisite regulatory clearances or approvals, where required, for our tests under development on a timely basis;

•	demand for the new diagnostic tests we introduce;

•	product offerings from our competitors; and

•	the functionality of new diagnostic tests that address market requirements and customer demands.

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We are subject to many laws and governmental regulations and any adverse regulatory action may materially adversely affect our financial condition and business operations.

Although we intend to sell our tests where regulatory approval is not required, our diagnostic tests may be subject to regulation by numerous government agencies, including the FDA and comparable foreign agencies. To varying degrees, each of these agencies requires us to comply with laws and regulations governing the development, testing, manufacturing, labeling, marketing and distribution of our diagnostic tests. In the clinical market, our diagnostic tests, when sold in the United States, will be regulated by the FDA and comparable agencies of other countries. In particular, certain regulations govern activities such as product development, product testing, product labeling, product storage, premarket clearance or approval, manufacturing, advertising, promotion, product sales, reporting of certain product failures and distribution. Our diagnostic tests will require 510(k) clearance from the FDA prior to marketing in the United States directly to end users. Clinical trials are required to support a 510(k) submission.

Since 2009, the FDA has significantly increased its oversight of companies subject to its regulations, including medical device companies, by hiring new investigators and stepping up inspections of manufacturing facilities. Further, the FDA has publicly announced its intention to regulate certain LDTs in a phased-in approach, but draft guidance that was published a couple of years ago was withdrawn at the end of the Obama administration and replaced by an informal non-enforceable discussion paper reflecting some of the feedback that it received on LDT regulation.

Foreign governmental regulations have become increasingly stringent and more common, and we may become subject to more rigorous regulation by foreign governmental authorities in the future. Penalties for a company’s non-compliance with foreign governmental regulation could be severe, including revocation or suspension of a company’s business license and criminal sanctions. Any domestic or foreign governmental law or regulation imposed in the future may have a material adverse effect on us.

Our current and potential customers in the United States and elsewhere may also be subject, directly or indirectly, to applicable anti-kickback, fraud and abuse, false claims, transparency, health information privacy and security and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm, administrative burdens and diminished profits and future earnings.

The life sciences industry is highly competitive and subject to rapid technological change. If our competitors and potential competitors develop superior diagnostic tests and technologies, our competitive position and results of operations would suffer.

We face intense competition from a number of companies that offer diagnostic tests in our target markets, many of which have substantially greater financial resources and larger, more established marketing, sales and service organizations than we do. The life sciences industry is characterized by rapid and continuous technological innovation. We may need to develop new technologies for our diagnostic tests to remain competitive. One or more of our current or future competitors could render our present or future diagnostic tests obsolete or uneconomical by technological advances. We may also encounter other problems in the process of delivering new diagnostic tests to the marketplace, such as problems related to design, development or manufacturing of such diagnostic tests, and as a result we may be unsuccessful in selling such diagnostic tests. Our future success depends on our ability to compete effectively against current technologies, as well as to respond effectively to technological advances by developing and marketing diagnostic tests that are competitive in the continually changing technological landscape.

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If our diagnostic tests do not perform as expected or the reliability of the technology on which our diagnostic tests are based is questioned, we could experience delayed or reduced market acceptance of our diagnostic tests, increased costs and damage to our reputation.

Our success depends on the market’s confidence that we can provide reliable, high-quality diagnostic tests. We believe that customers in our target markets are likely to be particularly sensitive to product defects and errors. Our reputation and the public image of our diagnostic tests or technologies may be impaired if our diagnostic tests fail to perform as expected or our diagnostic tests are perceived as difficult to use. Despite quality control testing, defects or errors could occur in our diagnostic tests or technologies.

In the future, if our diagnostic tests experience a material defect or error, this could result in loss or delay of revenues, delayed market acceptance, damaged reputation, diversion of development resources, legal claims, increased insurance costs or increased service and warranty costs, any of which could harm our business. Such defects or errors could also prompt us to amend certain warning labels or narrow the scope of the use of our diagnostic tests, either of which could hinder our success in the market. Even after any underlying concerns or problems are resolved, any widespread concerns regarding our technology or any manufacturing defects or performance errors in our diagnostic tests could result in lost revenue, delayed market acceptance, damaged reputation, increased service and warranty costs and claims against us.

If our international distributor relationships are not successful, our ability to market and sell our diagnostic tests will be harmed and our financial performance will be adversely affected.

Outside of the United States, we depend on relationships with distributors for the marketing and sales of our diagnostic tests in various geographic regions, and we have a limited ability to influence their efforts. Relying on distributors for our sales and marketing could harm our business for various reasons, including:

•	agreements with distributors may terminate prematurely due to disagreements or may result in litigation;

•	our distributors may not devote sufficient resources to the sale of diagnostic tests;

•	our distributors may be unsuccessful in marketing our diagnostic tests; and

•	we may not be able to negotiate future distributor agreements on acceptable terms.

If we become subject to claims relating to improper handling, storage or disposal of hazardous materials, we could incur significant cost and time to comply.

Our research and development processes involve the controlled storage, use and disposal of hazardous materials, including biological hazardous materials. We are subject to foreign, federal, state and local regulations governing the use, manufacture, storage, handling and disposal of materials and waste products. We may incur significant costs complying with both existing and future environmental laws and regulations. In particular, we are subject to regulation by the Occupational Safety and Health Administration, or OSHA, and the Environmental Protection Agency, or EPA, and to regulation under the Toxic Substances Control Act and the Resource Conservation and Recovery Act in the United States. OSHA or the EPA may adopt additional regulations in the future that may affect our research and development programs. The risk of accidental contamination or injury from hazardous materials cannot be eliminated completely. In the event of an accident, we could be held liable for any damages that result, and any liability could exceed the limits or fall outside the coverage of our workers’ compensation insurance. We may not be able to maintain insurance on acceptable terms, if at all.

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Our diagnostic tests have not been manufactured on a high volume scale and are subject to unforeseen scale-up risks.

While we have developed a process to manufacture diagnostic tests, there can be no assurance that we can manufacture our diagnostic tests at a scale that is adequate for our future commercial needs. We may face significant or unforeseen difficulties in manufacturing our diagnostic tests, including but not limited to:

•	technical issues relating to manufacturing components of our diagnostic tests on a high volume commercial scale at reasonable cost, and in a reasonable time frame;

•	difficulty meeting demand or timing requirements for orders due to excessive costs or lack of capacity for part or all of an operation or process;

•	changes in government regulations or in quality or other requirements that lead to additional manufacturing costs or an inability to supply product in a timely manner, if at all; and

•	increases in raw material or component supply cost or an inability to obtain supplies of certain critical supplies needed to complete our manufacturing processes.

These and other difficulties may only become apparent when scaling up to the manufacturing process of our diagnostic tests to a more substantive commercial scale. In the event our diagnostic tests cannot be manufactured in sufficient commercial quantities or manufacturing is delayed, our future prospects could be significantly impacted and our financial prospects would be materially harmed.

We or our suppliers may experience development or manufacturing problems or delays that could limit the growth of our revenue or increase our losses.

We may encounter unforeseen situations in the manufacturing of our diagnostic tests that could result in delays or shortfalls in our production. Our suppliers may also face similar delays or shortfalls. In addition, our or our suppliers’ production processes may have to change to accommodate any significant future expansion of our manufacturing capacity, which may increase our or our suppliers’ manufacturing costs, delay production of our diagnostic tests, reduce our product gross margin and adversely impact our business. If we are unable to keep up with demand for our diagnostic tests by successfully manufacturing and shipping our diagnostic tests in a timely manner, our revenue could be impaired, market acceptance for our diagnostic tests could be adversely affected and our customers might instead purchase our competitors’ diagnostic tests. In addition, developing manufacturing procedures for new diagnostic tests may require developing specific production processes for those diagnostic tests. Developing such processes could be time consuming and any unexpected difficulty in doing so can delay the introduction of a product.

We expect to rely on third parties to conduct studies of our diagnostic tests that will be required by the FDA or other regulatory authorities and those third parties may not perform satisfactorily.

Although we intend to sell our tests where regulatory approval is not required, we expect to rely on third parties, such as independent testing laboratories and hospitals, to conduct such studies. Our reliance on these third parties will reduce our control over these activities. These third-party contractors may not complete activities on schedule or conduct studies in accordance with regulatory requirements or our study design. We cannot control whether they devote sufficient time, skill and resources to our studies. Our reliance on third parties that we do not control will not relieve us of any applicable requirement to prepare, and ensure compliance with, various procedures required under good clinical practices. If these third parties do not successfully carry out their contractual duties or regulatory obligations or meet expected deadlines, if the third parties need to be replaced or if the quality or accuracy of the data they obtain is compromised due to their failure to adhere to our clinical protocols or regulatory requirements or for other reasons, our studies may be extended, delayed, suspended or terminated, and we may not be able to obtain regulatory approval for additional diagnostic tests.

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Product liability claims could adversely impact our financial condition and our earnings and impair our reputation.

Inadequate disclosure of product-related risks or product-related information with respect to our diagnostic tests could result in an unsafe condition, injury to, or death of, a patient. The occurrence of such a problem could result in product liability claims, or safety alert relating to, one or more of our diagnostic tests. Product liability claims, regardless of their ultimate outcome, could have a material adverse effect on our business and reputation and on our ability to attract and retain customers for our diagnostic tests.

Health care policy changes, including U.S. health care reform legislation signed in 2010, may have a material adverse effect on us.

In March 2010, the Patient Protection and Affordable Care Act and the Health Care and Education Affordability Reconciliation Act of 2010 were signed into law. Elements of this legislation, such as comparative effectiveness research, an independent payment advisory board, payment system reforms, including shared savings pilots, and other provisions, could meaningfully change the way health care is developed and delivered, and may materially impact numerous aspects of our business.

Consolidation in the health care industry could have an adverse effect on our revenues and results of operations.

Many health care industry companies, including health care systems, are consolidating to create new companies with greater market power. As the health care industry consolidates, competition to provide goods and services to industry participants will become more intense. These industry participants may try to use their market power to negotiate price concessions or reductions for diagnostic tests. If we are forced to reduce our prices because of consolidation in the health care industry, our projected revenues would decrease and our earnings, financial condition, and/or cash flows would suffer.

Our ability to compete depends on our ability to attract and retain talented employees.

Our future success depends on our ability to identify, attract, train, integrate and retain highly qualified technical, development, sales and marketing, managerial and administrative personnel. Competition for highly skilled individuals is extremely intense and we face difficulty identifying and hiring qualified personnel in many areas of our business. We may not be able to hire and retain such personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for hiring experienced employees have greater resources than we have. If we fail to identify, attract, train, integrate and retain highly qualified and motivated personnel, our reputation could suffer and our business, financial condition and results of operations could be adversely affected.

Our future success also depends on the continued service and performance of our senior management team. The replacement of members of our senior management team likely would involve significant time and costs, and the loss of any these individuals may delay or prevent the achievement of our business objectives.

If we do not achieve, sustain or successfully manage our anticipated growth, our business and prospects will be harmed.

If we are unable to obtain or sustain adequate revenue growth, our financial results could suffer. Furthermore, significant growth will place strains on our management and our operational and financial systems and processes and our operating costs may escalate even faster than planned. If we cannot effectively manage our expanding operations and our costs, we may not be able to grow effectively or we may grow at a slower pace. Additionally, if we do not successfully forecast the timing of regulatory authorization for our additional tests, marketing and subsequent demand for our diagnostic tests or manage our anticipated expenses accordingly, our operating results will be harmed.

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Other companies or institutions have commercial diagnostic tests or may develop and market novel or improved methods for infectious disease diagnostic testing, which may make our diagnostic platform less competitive or obsolete.

The market for diagnostic testing is large and established, and our competitors may possess significantly greater financial resources and have larger development and commercialization capabilities than we do. We may be unable to compete effectively against these competitors either because their diagnostic platforms are superior or because they may have more expertise, experience, financial resources or stronger business relationships.

New technologies, techniques or diagnostic tests could emerge that might offer better combinations of price and performance than our current or future diagnostic tests.

It is critical to our success that we anticipate changes in technology and customer requirements and to successfully introduce, on a timely and cost-effective basis, new, enhanced and competitive technologies that meet the needs of current and prospective customers. If we do not successfully innovate and introduce new technology into our product lines or manage the transitions to new product offerings, our revenues, results of operations and business will be adversely impacted. Competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We anticipate that we will face increased competition in the future as existing companies and competitors develop new or improved diagnostic tests and as new companies enter the market with new technologies.

We are dependent on single source suppliers for some of the components and materials used in our diagnostic tests, and supply chain interruptions could negatively impact our operations and financial performance.

Our diagnostic tests are manufactured by us and we obtain supplies from a limited number of suppliers. In some cases, critical components required to manufacture our diagnostic tests may only be available from a sole supplier or limited number of suppliers, any of whom would be difficult to replace. The supply of any of our manufacturing materials may be interrupted because of poor vendor performance or other events outside our control, which may require us, among other things, to identify alternate vendors and result in lost sales and increased expenses. Even if the manufacturing materials that we source are available from other parties, the time and effort involved in validating the new supplies and obtaining any necessary regulatory approvals for substitutes could impede our ability to replace such components in a timely manner or at all.

Risks Relating to Our Financial Position and Need for Additional Capital

We expect that we will need additional funding to expand our commercialization efforts for our new diagnostic tests.

Molecular diagnostic test development, which includes research and development, pre-clinical and human clinical trials, is a time-consuming and expensive process that takes time to complete. We expect that our expenses will increase substantially as we move new diagnostic tests through human clinical trials, seek regulatory approvals, and pursue development of additional innovations. If we obtain marketing approval for the diagnostic tests that we develop, license, or acquire, we expect to incur significant commercialization expenses related to regulatory compliance requirements, sales and marketing, manufacturing and distribution. Net loss for first quarter ended March 31, 2017 was $0.7 million and net loss for the years ended December 31, 2016 and December 31, 2015 was approximately $1.9 million and $2.0 million, respectively. As of March 31, 2017 and December 31, 2016, we had an accumulated deficit of $6.2 million and $5.5 million, respectively. We need to obtain additional financing to fund our operations and there can be no assurance that additional financing will be available to us or that such financing, if available, will be available on favorable terms. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods.

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Our inability to raise capital on acceptable terms in the future may cause us to delay, diminish, or curtail certain operational activities, including research and development activities, clinical trials, sales and marketing, and other operations, in order to reduce costs and sustain the business, and such inability would have a material adverse effect on our business and financial condition.

We expect capital outlays and operating expenditures to increase over the next several years as we work to expand our commercial activities, expand our development activities, conduct clinical trials, expand manufacturing operations and expand our infrastructure. We may need to raise additional capital to, among other things:

•	fund clinical trials and preclinical trials for our diagnostic tests as requested or required by regulatory agencies;

•	sustain commercialization of our new diagnostic tests;

•	expand and automate our manufacturing capabilities;

•	increase our sales and marketing efforts to drive market adoption and address competitive developments;

•	finance capital expenditures and our general and administrative expenses;

•	develop new diagnostic tests;

•	maintain, expand and protect our intellectual property portfolio;

•	add operational, financial and management information systems; and

•	hire additional research and development, quality control, scientific, and general and administrative personnel.

Our present and future funding requirements will depend on many factors, including but not limited to:

•	the progress and timing of our clinical trials;

•	the level of research and development investment required to maintain and improve our technology position;

•	cost of filing, prosecuting, defending and enforcing patent claims and other intellectual property rights, if any;

•	our efforts to acquire or license complementary technologies or acquire complementary businesses;

•	changes in product development plans needed to address any difficulties in commercialization or changing market conditions;

•	competing technological and market developments;

•	changes in regulatory policies or laws that may affect our operations; and

•	changes in physician acceptance or medical society recommendations that may affect commercial efforts.

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We may not be able to continue to operate as a going concern.

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements. We may be unable to continue to operate without the threat of liquidation for the foreseeable future.

Raising additional capital may cause dilution to our existing stockholders, and restrict our operations or require us to relinquish certain intellectual property rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances, licensing arrangements and grants. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders may be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt and receivables financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our product candidates, or grant licenses on terms that are not favorable to us. A failure to obtain adequate funds may cause us to curtail certain operational activities, including research and development, regulatory trials, sales and marketing, and manufacturing operations, in order to reduce costs and sustain the business, and would have a material adverse effect on our business and financial condition.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may not apply our cash from this offering in ways that ultimately increase the value of any investment in our securities or enhance stockholder value. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our stockholders. If we do not invest or apply our cash in ways that enhance stockholder value, we may fail to achieve expected financial results, which may result in a decline in the price of our shares of common stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our diagnostic tests, or continue our operations.

Market and economic conditions may negatively impact our business, financial condition and share price.

Concerns over inflation, energy costs, geopolitical issues, the U.S. mortgage market and a declining real estate market, unstable global credit markets and financial conditions, and volatile oil prices have led to periods of significant economic instability, diminished liquidity and credit availability, declines in consumer confidence and discretionary spending, diminished expectations for the global economy and expectations of slower global economic growth going forward, increased unemployment rates, and increased credit defaults in recent years. Our general business strategy may be adversely affected by any such economic downturns, volatile business environments and continued unstable or unpredictable economic and market conditions. If these conditions continue to deteriorate or do not improve, it may make any necessary debt or equity financing more difficult to complete, more costly, and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance, and share price and could require us to delay or abandon development or commercialization plans. In addition, there is a risk that one or more of our current and future service providers, manufacturers, suppliers, hospitals and other medical facilities, our third party payers, and other partners could be negatively affected by these difficult economic times, which could adversely affect our ability to attain our operating goals on schedule and on budget or meet our business and financial objectives.

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Risks Related to Intellectual Property

The extent to which we can protect our diagnostic tests and technologies through intellectual property rights that we own, acquire or license is uncertain.

We employ a variety of proprietary and patented technologies and methods in connection with the diagnostic tests we sell or are developing. We cannot provide any assurance that the intellectual property rights that we own or license provide effective protection from competitive threats or that we would prevail in any litigation in which our intellectual property rights are challenged. In addition, we may not be successful in obtaining new proprietary or patented technologies or methods in the future, whether through acquiring ownership or through licenses from third parties.

Our currently pending or future patent applications may not result in issued patents, and we cannot predict how long it may take for a patent to issue on any of our pending patent applications, assuming a patent does issue.

Other parties may challenge patents issued or exclusively licensed to us, or courts or administrative agencies will hold our patents or the patents we license on an exclusive basis to be valid and enforceable. We may not be successful in defending challenges made against our patents and other intellectual property rights. Any third-party challenge to any of our patents could result in the unenforceability or invalidity of some or all of the claims of such patents and could be time consuming and expensive.

The extent to which the patent rights of life sciences companies effectively protect their diagnostic tests and technologies is often highly uncertain and involves complex legal and factual questions for which important legal principles remain unresolved.

No consistent policy regarding the proper scope of allowable claims of patents held by life sciences companies has emerged to date in the United States. Various courts, including the U.S. Supreme Court, have rendered decisions that impact the scope of patentability of certain inventions or discoveries relating to diagnostic tests or genomic diagnostic testing. These decisions generally stand for the proposition that inventions that recite laws of nature are not themselves patentable unless they have sufficient additional features that provide practical assurance that the processes are genuine inventive applications of those laws rather than patent drafting efforts designed to monopolize a law of nature itself. What constitutes a “sufficient” additional feature for this purpose is uncertain. While we do not generally rely on gene sequence patents, this evolving case law in the United States may adversely impact our ability to obtain new patents and may facilitate third-party challenges to our existing owned and exclusively licensed patents.

We cannot predict the breadth of claims that may be allowed or enforced in patents we own. For example:

•	the inventor(s) named in one or more of our patents or patent applications might not have been the first to have made the relevant invention;

•	the inventor (or his assignee) might not have been the first to file a patent application for the claimed invention;

•	others may independently develop similar or alternative diagnostic tests and technologies or may successfully replicate our product and technologies;

•	it is possible that the patents we own or in which have exclusive license rights may not provide us with any competitive advantages or may be challenged by third parties and found to be invalid or unenforceable;

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•	any patents we obtain or exclusively license may expire before, or within a limited time period after, the diagnostic tests and services relating to such patents are commercialized;

•	we may not develop or acquire additional proprietary diagnostic tests and technologies that are patentable; and

•	others may acquire patents that could be asserted against us in a manner that could have an adverse effect on our business.

Changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of our intellectual property rights.

On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that affect the way patent applications are prosecuted, redefine prior art, may affect patent litigation and switch the U.S. patent system from a “first-to-invent” system to a “first-to-file” system. Under a first-to-file system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to the patent on an invention regardless of whether another inventor had made the invention earlier. The U.S. Patent and Trademark Office, or USPTO, recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, including the first-to-file provisions in particular, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our owned and licensed patent applications and the enforcement or defense of issued patents that we own or license, all of which could have a material adverse effect on our business and financial condition.

Patent applications in the United States and many foreign jurisdictions are not published until at least eighteen months after filing and it is possible for a patent application filed in the United States to be maintained in secrecy until a patent issues on the application. In addition, publications in the scientific literature often lag behind actual discoveries. We therefore cannot be certain that others have not filed patent applications that cover inventions that are the subject of pending applications that we own or exclusively license or that we were the first to invent the technology (if filed prior to the Leahy-Smith Act) or first to file (if filed after the Leahy-Smith Act). Our competitors may have filed, and may in the future file, patent applications covering technology that is similar to or the same as our technology. Any such patent application may have priority over patent applications that we own and, if a patent issues on such patent application, we could be required to obtain a license to such patent in order to carry on our business. If another party has filed a U.S. patent application covering an invention that is similar to, or the same as, an invention that we own, we may have to participate in an interference or other proceeding in the USPTO or a court to determine priority of invention in the United States, for applications and patents made prior to the enactment of the Leahy-Smith Act. For applications and patents made following the enactment of the Leahy-Smith Act, we may have to participate in a derivation proceeding to resolve disputes relating to inventorship. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in our inability to obtain or retain any U.S. patent rights with respect to such invention.

In addition, the laws of foreign jurisdictions may not protect our rights to the same extent as the laws of the United States. For example, European patent law restricts the patentability of methods of treatment of the human body more than U.S. law does. Publications of discoveries in scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot be certain that we were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we or our licensors were the first to file for patent protection of such inventions. Moreover, the USPTO might require that the term of a patent issuing from a pending patent application be disclaimed and limited to the term of another patent that is commonly owned or names a common inventor. As a result, the issuance, scope, validity, term, enforceability and commercial value of our patent rights are highly uncertain.

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The patent prosecution process is expensive and time-consuming, is highly uncertain and involves complex legal and factual questions. Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents.

Our success depends in large part on our ability to obtain and maintain patent protection in the United States and other countries with respect to our proprietary technology and product candidates. We seek to protect our proprietary position by filing in the United States and in certain foreign jurisdictions patent applications related to our novel technologies and product candidates that are important to our business.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. In addition, we may not pursue or obtain patent protection in all major markets. Moreover, in some circumstances, we may not have the right to control the preparation, filing or prosecution of patent applications, or to maintain the patents, covering technology that we license from third parties. In some circumstances, our licensors may have the right to enforce the licensed patents without our involvement or consent, or to decide not to enforce or to allow us to enforce the licensed patents. Therefore, these patents and patent applications may not be prosecuted and enforced in a manner consistent with the best interests of our business. If any of our licensors fail to maintain such patents, or lose rights to those patents, the rights that we have licensed may be reduced or eliminated and our right to develop and commercialize any of our product candidates that are the subject of such licensed rights could be adversely affected.

Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. In particular, during prosecution of any patent application, the issuance of any patents based on the application may depend upon our ability to generate additional nonclinical or clinical data that support the patentability of our proposed claims. We may not be able to generate sufficient additional data on a timely basis, or at all. Moreover, changes in either the patent laws or interpretation of the patent laws in the United States or other countries may diminish the value of our patents or narrow the scope of our patent protection.

Moreover, we may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings or other patent office proceedings or litigation, in the United States or elsewhere, challenging our patent rights or the patent rights of others. An adverse determination in any such submission or proceeding could reduce the scope of, or invalidate, our patent rights; allow third parties to commercialize our technology or products and compete directly with us, without payment to us; or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our owned and licensed patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future product candidates.

Obtaining and maintaining our patent protection depends upon compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent prosecution process and following the issuance of a patent. There are situations in which noncompliance with these requirements can result in abandonment or lapse of a patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. In such an event, competitors might be able to enter the market earlier than would otherwise have been the case if our patent were in force.

Our intellectual property rights may not be sufficient to protect our competitive position and to prevent others from manufacturing, using or selling competing diagnostic tests.

The scope of our owned and exclusively licensed intellectual property rights will not be sufficient to prevent others from manufacturing, using or selling competing diagnostic tests. Competitors could purchase our product and attempt to replicate some or all of the competitive advantages we derive from our development efforts, willfully infringe our intellectual property rights, design around our protected technology or develop their own competitive technologies and thereby avoid infringing our intellectual property rights. If our intellectual property is not sufficient to effectively prevent our competitors from developing and selling similar diagnostic tests, our competitive position and our business could be adversely affected.

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We may become involved in disputes relating to our intellectual property rights, and may need to resort to litigation in order to defend and enforce our intellectual property rights.

Extensive litigation regarding patents and other intellectual property rights has been common in the medical diagnostic testing industry. Litigation may be necessary to assert infringement claims, protect trade secrets or know-how and determine the enforceability, scope and validity of certain proprietary rights. Litigation may even be necessary to resolve disputes of inventorship or ownership of proprietary rights. The defense and prosecution of intellectual property lawsuits, USPTO interference or derivation proceedings and related legal and administrative proceedings (e.g., a re-examination) in the United States and internationally involve complex legal and factual questions. As a result, such proceedings are costly and time consuming to pursue, and their outcome is uncertain.

Even if we prevail in such a proceeding in which we assert our intellectual property rights against third parties, the remedy we obtain may not be commercially meaningful or adequately compensate us for any damages we may have suffered. If we do not prevail in such a proceeding, our patents could potentially be declared to be invalid, unenforceable or narrowed in scope, or we could otherwise lose valuable intellectual property rights. Similar proceedings involving the intellectual property we exclusively license could also have an impact on our business. Further, if any of our other owned or exclusively licensed patents are declared invalid, unenforceable or narrowed in scope, our competitive position could be adversely affected.

We could face claims that our activities or the manufacture, use or sale of our diagnostic tests infringe the intellectual property rights of others, which could cause us to pay damages or licensing fees and limit our ability to sell some or all of our diagnostic tests and services.

Our research, development and commercialization activities may infringe or be claimed to infringe patents or other intellectual property rights owned by other parties of which we may be unaware because the relevant patent applications may have been filed but not yet published. Certain of our competitors and other companies have substantial patent portfolios, and may attempt to use patent litigation as a means to obtain a competitive advantage or to extract licensing revenue. In addition to patent infringement claims, we may also be subject to other claims relating to the violation of intellectual property rights, such as claims that we have misappropriated trade secrets or infringed third party trademarks. The risks of being involved in such litigation may also increase as we gain greater visibility as a public company and as we gain commercial acceptance of our diagnostic tests and move into new markets and applications for our diagnostic tests.

Regardless of merit or outcome, our involvement in any litigation, interference or other administrative proceedings could cause us to incur substantial expense and could significantly divert the efforts of our technical and management personnel. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our share price to decline. An adverse determination, or any actions we take or agreements we enter into in order to resolve or avoid disputes, may subject us to the loss of our proprietary position or to significant liabilities, or require us to seek licenses that may include substantial cost and ongoing royalties. Licenses may not be available from third parties, or may not be obtainable on satisfactory terms. An adverse determination or a failure to obtain necessary licenses may restrict or prevent us from manufacturing and selling our diagnostic tests and offering our services. These outcomes could materially harm our business, financial condition and results of operations.

We may not be able to adequately protect our intellectual property outside of the United States.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States, and many companies have encountered significant problems in protecting and defending such rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents and other intellectual property protection, particularly those relating to medical devices, diagnostic testing and biotechnology, which could make it difficult for us to stop the infringement of our patents and for licensors, if they were to seek to do so, to stop infringement of patents that are licensed to us. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial cost and divert our efforts and attention from other aspects of our business. Additionally, prosecuting and maintaining intellectual property (particularly patent) rights are very costly endeavors, and for these and other reasons we may not pursue or obtain patent protection in all major markets. We do not know whether legal and government fees will increase substantially and therefore are unable to predict whether cost may factor into our global intellectual property strategy.

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In addition to the risks associated with patent rights, the laws in some foreign jurisdictions may not provide protection for our trade secrets and other intellectual property. If our trade secrets or other intellectual property are misappropriated in foreign jurisdictions, we may be without adequate remedies to address these issues. Additionally, we also rely on confidentiality and assignment of invention agreements to protect our intellectual property in foreign jurisdictions. These agreements may provide for contractual remedies in the event of misappropriation, but we do not know to what extent, if any, these agreements and any remedies for their breach, will be enforced by a foreign court. In the event our intellectual property is misappropriated or infringed upon and an adequate remedy is not available, our future prospects will likely diminish. The sale of diagnostic tests that infringe our intellectual property rights, particularly if such diagnostic tests are offered at a lower cost, could negatively impact our ability to achieve commercial success and may materially and adversely harm our business.

Our failure to secure trademark registrations could adversely affect our business and our ability to market our diagnostic tests and product candidates.

Our trademark applications in the United States and any other jurisdictions where we may file may not be allowed for registration, and our registered trademarks may not be maintained or enforced. During trademark registration proceedings, we may receive rejections. Although we are given an opportunity to respond to those rejections, we may be unable to overcome such rejections. In addition, in the USPTO and in corresponding foreign agencies, third parties are given an opportunity to oppose pending trademark applications and to seek to cancel registered trademarks. Opposition or cancellation proceedings may be filed against our applications and/or registrations, and our applications and/or registrations may not survive such proceedings. Failure to secure such trademark registrations in the United States and in foreign jurisdictions could adversely affect our business and our ability to market our diagnostic tests and product candidates.

We may be unable to adequately prevent disclosure of trade secrets and other proprietary information, or the misappropriation of the intellectual property we regard as our own.

We rely on trade secrets to protect our proprietary know how and technological advances in test design, particularly where we do not believe patent protection is appropriate or obtainable. Nevertheless, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, third party contractors, third party collaborators and other advisors to protect our trade secrets and other proprietary information. These agreements generally require that the other party to the agreement keep confidential and not disclose to third parties all confidential information developed by us or made known to the other party by us during the course of the other party’s relationship with us. These agreements may not effectively prevent disclosure of confidential information and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate. If we were to seek to pursue a claim that a third party had illegally obtained and was using our trade secrets, it would be expensive and time consuming, and the outcome would be unpredictable. Further, courts outside the United States may be less willing to protect trade secrets. In addition, others may independently discover our trade secrets and proprietary information and therefore be free to use such trade secrets and proprietary information. Costly and time consuming litigation could be necessary to enforce and determine the scope of our proprietary rights. In addition, our trade secrets and proprietary information may be misappropriated as a result of breaches of our electronic or physical security systems in which case we may have no legal recourse. Failure to obtain, or maintain, trade secret protection could enable competitors to use our proprietary information to develop diagnostic tests that compete with our diagnostic tests or cause additional, material adverse effects upon our competitive business position.

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Risks Related to Owning our Common Stock and Other Securities

The price of our common stock may fluctuate substantially.

Our stock has not been trading in the market place prior to this offering. The market price of our common stock may be subject to wide fluctuation in response to various factors, some of which are beyond our control. Some factors that may cause the market price of our common stock to fluctuate, in addition to the other risks mentioned in this “Risk Factors” section and elsewhere in this prospectus, are:

•	sales of our common stock by our stockholders, executives, and directors;

•	our ability to enter new markets;

•	actual or un-anticipated fluctuations in our annual and quarterly financial results;

•	our ability to obtain financings to continue and expand our commercial activities, expand our manufacturing operations, conduct research and development activities including, but not limited to, human clinical trials, and other business activities;

•	our ability to secure resources and the necessary personnel to continue and expand our commercial activities, develop additional diagnostic tests, conduct clinical trials and gain approval for our diagnostic tests on our desired schedule;

•	commencement, enrollment or results of our clinical trials of our diagnostic tests or any future clinical trials we may conduct;

•	changes in the development status of our diagnostic tests;

•	any delays or adverse developments or perceived adverse developments with respect to review by the FDA or other similar foreign regulatory authorities of our planned clinical trials;

•	any delay in our submission for studies or test approvals or adverse regulatory decisions, including failure to receive regulatory approval for our diagnostic tests;

•	our announcements or our competitors’ announcements regarding new tests, enhancements, significant contracts, acquisitions or strategic investments;

•	failures to meet external expectations or management guidance;

•	changes in our capital structure or dividend policy, including as a result of future issuances of securities and sales of large blocks of common stock by our stockholders;

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•	announcements and events surrounding financing efforts, including debt and equity securities;

•	competition from existing technologies and diagnostic tests or new technologies and diagnostic tests that may emerge;

•	announcements of acquisitions, partnerships, collaborations, joint ventures, new diagnostic tests, capital commitments, or other events by us or our competitors;

•	changes in general economic, political and market conditions in any of the regions in which we conduct our business;

•	changes in industry conditions or perceptions;

•	changes in valuations of similar companies or groups of companies;

•	analyst research reports, recommendations and changes in recommendations, price targets and withdrawals of coverage;

•	departures and additions of key personnel;

•	disputes and litigations related to intellectual properties, proprietary rights and contractual obligations;

•	changes in applicable laws, rules, regulations, or accounting practices and other dynamics;

•	actions taken by our principal stockholders and release or expiry of lockup or other transfer restrictions; and

•	other events or factors, many of which may be out of our control.

In addition, if the market for stocks in our industry or industries related to our industry, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition and results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

You may experience immediate and substantial dilution in the book value per share of any common stock you receive in this offering.

The purchase price per share in this offering is substantially higher than the net tangible book value per share of our common stock, and, therefore, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. See “Dilution” on page 35 for a discussion of the dilution you may incur in connection with this offering.

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Sales of our common stock in this offering will be taking place concurrently with common stock registered by selling shareholders which might affect the price, demand, and liquidity of our common stock.

We are registering shares of common stock to certain security holders (“Selling Shareholders”) concurrently with this offering. We issued to the Selling Shareholders senior convertible notes with warrants. The senior secured convertible notes are convertible into our common stock at the lower of $ 8.25 per share or a discount of 30% to the price of the stock issued in an anticipated initial public offering. The warrants have an exercise price equal to 85% of the price of the stock issued in this initial public offering. The amount of common stock issued to the Selling Shareholders shall be 50% of the shares of our common stock that the Selling Shareholders are entitled to receive in connection with the conversion of the Selling Shareholders’ convertible notes when such senior convertible notes first become convertible. Sales by Selling Shareholders may reduce the price of our common stock, demand for the shares sold in the offering and, as a result, the liquidity of your investment.

Future sales and issuances of our common stock or rights to purchase common stock could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including expanding research and development, funding clinical trials, purchasing of capital equipment, hiring new personnel, commercializing our diagnostic tests, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Future sales of our common stock in the public market may cause our stock price to decline and impair our ability to raise future capital through the sale of our equity securities.

There are a substantial number of shares of our common stock held by stockholders who owned shares of our capital stock prior to our initial public offering that may be able to sell in the public market. Sales by such stockholders of a substantial number of shares could significantly reduce the market price of our common stock.

Shares issued by us upon exercise of options granted under our equity plan will be eligible for sale in the public market. If any of these holders cause a large number of securities to be sold in the public market, the sales could reduce the trading price of our common stock. These sales also could impede our ability to raise capital in the future.

“Penny stock” rules may make buying or selling our securities difficult, which may make our stock less liquid and make it harder for investors to buy and sell our securities.

If at any time in the future our shares of common stock are not listed for trading by NASDAQ and begin to trade on an over-the-counter market such as the Over- the-Counter Bulletin Board or any quotation system maintained by OTC Markets, Inc., trading in our securities will be subject to the SEC’s “penny stock” rules and, if we are not listing for trading by NASDAQ, it is anticipated that trading in our securities will continue to be subject to the penny stock rules for the foreseeable future. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by these requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities.

NASDAQ may delist our common stock from its exchange, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions.

Should we fail to satisfy the continued listing requirements of the NASDAQ Capital Market, such as the corporate governance requirements or the minimum closing bid price requirement, NASDAQ may take steps to delist our common stock. Such a delisting would likely have a negative effect on the price of our common stock, and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with the NASDAQ Capital Market’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the NASDAQ Capital Market’s minimum bid price requirement or prevent future non-compliance with the NASDAQ Capital Market’s listing requirements.

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If the NASDAQ Capital Market does not maintain the listing of our securities for trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;

•	reduced liquidity with respect to our securities;

•	a determination that our shares of common stock are “penny stock” which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•	a limited amount of news and analyst coverage for our company; and

•	decreased ability to issue additional securities or obtain additional financing in the future.

Therefore, it may be difficult for our stockholders to sell any shares if they desire or need to sell them.

Financial reporting obligations of being a public company in the United States are expensive and time consuming, and may place significant demands on our management and other personnel.

The additional obligations of being a public company in the United States require significant expenditures and may place significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the listing requirements of the NASDAQ Capital Market. Our management and other personnel devote a substantial amount of time to ensure that we comply with all of these requirements. Moreover, despite recent reforms made possible by the JOBS Act (certain provisions of which we are taking advantage of), the reporting requirements, rules, and regulations will make some activities more time-consuming and costly, particularly after we are no longer an “emerging growth company.” Any changes that we make to comply with these obligations may not be sufficient to allow us to satisfy our obligations as a public company on a timely basis, or at all.

We do not intend to pay cash dividends on our shares of common stock so any returns will be limited to the value of our shares.

We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will therefore be limited to the increase, if any, of our share price.

We are an “emerging growth company” and will be able to avail ourselves of reduced disclosure requirements applicable to emerging growth companies, which could make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors may find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.” We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission.

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We have elected to use the extended transition periods for complying with new or revised accounting standards.

We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transaction period provided in Section 7(a)(2)(B). As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Our management is required to devote substantial time to compliance initiatives.

As a public company, we incur significant legal, accounting and other expenses that we did not incur as a newly formed entity. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the Securities and Exchange Commission, and NASDAQ, have imposed various new requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Our management and other personnel devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations increase our legal and financial compliance costs and make some activities more time consuming and costly. We expect these rules and regulations to make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to incur substantial costs to maintain the same or similar coverage.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 1,300,000 shares of our common stock in this offering will be approximately $7,363,500, assuming an initial public offering price of $6.55 per share, which is the midpoint of the price range listed on the cover page of this prospectus, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriters exercise their over-allotment option in full, we estimate that the net proceeds from this offering will be approximately $8,513,000 .

A $1.00 increase or decrease in the assumed initial public offering price of $ 6.55 per share would increase or decrease the net proceeds from this offering by approximately $1,170,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions.

We expect the net proceeds from this offering will allow us to fund our operations for up to 36 months, assuming no revenues from sales of our tests, following the closing of the offering, including the completion of our planned expansion of the number of tests we will offer to the public. We intend to use the net proceeds from this offering as follows:

1.	$2,500,000 development tests, expansion of laboratory facilities and clinical and in-field validation for regulatory filings of diagnostic tests;

2.	$2,000,000 to increase our sales and marketing capabilities;

3.	$1,500,000 to expand the availability of PCR machines in developing nations under a reagent rental program; and

4.	$500,000 to fund our share of the manufacturing facility to produce our reagents in India and other locations in the developing world; and

5.	$750,000 of the remaining proceeds, if any, will be used for general corporate purposes, including working capital.

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This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from clinical trials of and acceptance of our full menu of diagnostic tests. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and we currently do not anticipate paying any cash dividends for the foreseeable future. Instead, we anticipate that all of our earnings on our common stock will be used to provide working capital, to support our operations, and to finance the growth and development of our business, or investment in, businesses, technologies or products that complement our existing business. Any future determination relating to dividend policy will be made at the discretion of our Board and will depend on a number of factors, including, but not limited to, our future earnings, capital requirements, financial condition, future prospects and other factors our Board might deem relevant.

CAPITALIZATION

The following table sets forth our consolidated capitalization, as of March 31, 2017, and on a pro forma basis giving effect to the sale of 1,300,000 shares of common stock by us in this offering at the estimated initial public offering price of $6.55 per share after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. In addition, the following table gives effect to the one-for-11 reverse stock split of our common stock immediately prior to the effectiveness of the registration statement of which this prospectus is a part.

	March 31, 2017
	Actual	As Adjusted (1)
Current notes payable net of $45,779 discount	$2,598,721	$1,092,721
Current notes payable (related party) net of $177 discount	795,763	-
Total current notes payable, net of $45,956 discount	3,394,484	1,092,721

Long-term notes payable	-	-

Total debt obligations	3,394,484	1,092,721

Stockholders’ equity:
Common stock, $0.001 par value, 180,000,000 shares authorized, 9,882,184 actual shares outstanding	9,882	11 , 1 82
Additional paid-in capital	2,464,942	14,981 ,044
Accumulated deficit	(6,168,954)	(6,168,954)
Total stockholders' equity (deficit)	(3,694,130)	8,823,272

Total debt obligations and stockholders' equity (deficit)	(299,646)	9,915,993

__________

(1) Capitalization table after giving effect to the conversion of convertible notes payable.

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DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of March 31, 2017 was $(3,694,130) or $(0.37) per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date. On a pro forma basis, after giving effect to the sale of 1,300,000 shares in this offering at an assumed initial public offering price of $6.55 per share for net proceeds of approximately $7,363,500, as if such offering had occurred at the end of the March 31, 2017, and giving effect to a one-for-11 reverse stock split of our common stock immediately prior to the effectiveness of the registration statement of which this prospectus is a part, our pro forma net tangible book value as of March 31, 2017 would have been approximately $[*], or approximately $[*] per share of our common stock. This represents an immediate increase in as adjusted pro forma, net tangible book value per share of $[*] to the existing stockholders and an immediate dilution in as adjusted pro forma net tangible book value per share of $[*] to new investors who purchase shares in the offering. The following table illustrates this per share dilution to new investors:

Assumed public offering price per share	$6.55
Historical net tangible book value per share as of March 31, 2017	$(0.37)
Pro forma net tangible book value (deficit) per share as of March 31, 2017	0.33
Increase in as adjusted pro forma net tangible book value per share attributable to the offering	0.70
Dilution in net tangible book value per share to new investors	$6.22

If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value per share after giving effect to the offering would be $ 0. 42 per share. This represents an increase in as adjusted net tangible book value of $ 0.89 per share to existing stockholders and dilution in as adjusted net tangible book value of $6.13 per share to new investors.

A $1.00 increase in the assumed public offering price of $6.55 per share of common stock would increase our as adjusted net tangible book value by $ 1,170,000 to approximately $0 .43 per share, and dilution per share to new investors to approximately $6.12 per share, assuming that the number of shares of common stock offered by us remains the same. A $1.00 decrease in in the assumed public offering price of $6.55 per share of common stock would decrease our as adjusted net tangible book value by $1,170,000 to approximately $0.22 per share and dilution per share to new investors by approximately $6.33 per share .

Sales of [*] shares of common stock by the Selling Shareholders in the offering covered by a separate prospectus will reduce the number of shares of common stock held by existing stockholders to [*], or approximately [*]% of the total shares of common stock outstanding after this offering, and will increase the [*] shares held by new investors to approximately [*]% of the total shares of common stock outstanding after this offering.

If the underwriters’ option to purchase additional shares to cover over-allotments is exercised in full, our existing stockholders would own approximately 87% and our new investors would own approximately 13% of the total number of shares of our common stock outstanding after this offering, and before sales of any of the [*] shares by the Selling Shareholders.

To the extent that outstanding options or warrants are exercised and outstanding convertible notes are converted into common stock, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

The following table summarizes, on an as adjusted basis as of March 31, 2017, the differences between the number of shares of common stock purchased from us, the total consideration and the average price per share paid by existing stockholders and by investors participating in this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses, at an assumed public offering price of $6.55 as shown on the cover page of this prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with our consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under the caption “Risk Factors” or in other parts of this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Critical Accounting Policies

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We consider all cash on hand and in banks, and highly liquid investments with maturities of three months or less, to be cash equivalents. At December 31, 2016, we had bank balances of $643,715 in excess of amounts insured by the Federal Deposit Insurance Corporation. We have not experienced any losses in such accounts, and believe we are not exposed to any significant credit risk on cash and cash equivalents.

Current financial market conditions have had the effect of restricting liquidity of cash management investments and have increased the risk of even the most liquid investments and the viability of some financial institutions. We do not believe, however, that these conditions will materially affect our business or our ability to meet our obligations or pursue our business plans.

Accounts Receivable

Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

A trade receivable is considered to be past due if any portion of the receivable balance is outstanding for more than 90 days. After the receivable becomes past due, it is on non-accrual status and accrual of interest is suspended.

Inventories

Inventories consisting of diagnostic tests are stated at the lower of cost or market determined using the first-in, first-out method.

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Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the property, generally from three to five years. Repairs and maintenance costs are expensed as incurred except when such repairs significantly add to the useful life or productive capacity of the asset, in which case the repairs are capitalized.

Patents and Intangibles

Patents represent initial legal costs incurred to apply for United States and international patents on the diagnostic testing technology, and are amortized on a straight-line basis over their useful life of approximately 20 years. We have filed patent applications in the United States and foreign countries. As of August 31, 2016, the U.S. Patent and Trademark Office or PTO had approved three patents. Additionally, we had two pending patent applications, including U.S. and foreign counterpart applications. While we are unsure whether we can develop the technology in order to obtain the full benefits of the issued patents, the patents themselves hold value and could be sold to companies with more resources to complete the development. On-going legal expenses incurred for patent follow-up have been expensed from April 2013 forward.

Long-Lived Assets

We review our long-lived assets, including patents, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to future un-discounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, then the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the estimated fair value of the assets. Fair value is determined by using cash flow analyses and other market valuations.

After our review at March 31, 2017 and December 31, 2016, it was determined that no adjustment was required.

Stock-based Compensation

Stock-based compensation cost is estimated at the grant date, based on the estimated fair value of the awards, and recognized as expense ratably over the requisite service period of the award for awards expected to vest.

Income Taxes

We account for income taxes in accordance with the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled.

Revenue Recognition

We recognize revenue when evidence exists that there is an arrangement between us and our customers, delivery of products sold or service has occurred, the selling price to our customers is fixed and determinable with required documentation, and collectability is reasonably assured. We recognize as deferred revenue, payments made in advance by customers for products not yet provided.

In instances where we have entered into license agreements with a third parties to use our technology within their product offering, we recognize any base or prepaid revenues over the term of the agreement and any per occurrence or periodic usage revenues in the period they are earned.

Accounting for Derivatives

We have certain convertible instruments and related warrants and have not accounted for them as derivatives in our financial statements because they cannot be net settled as long as there is no market for our stock. Following the completion of this offering our stock will be publically traded and to the extent our convertible debt is not converted we may be required to treat the convertible instruments and related warrants as derivatives which could give rise to a derivative liability on our balance sheet and income or loss may be recognized depending on changes to that derivative liability.

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Research and Development

Research and development costs are expensed when incurred. We expensed $731,474 in the year ended December 31, 2016 and $806,913 in the year ended December 31, 2015 of research and development costs.

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentration of credit risk, consist primarily of trade accounts receivable. In the normal course of business, we provide credit terms to our customers. Accordingly, we will, when we have receivables, perform ongoing credit evaluations of our customers and maintain allowances for possible losses.

Weighted Average Shares

Basic earnings per common share is computed by dividing net income or loss applicable to common shareholders by the weighted average number of shares outstanding during each period. The computation of diluted earnings per common share is based on the weighted average number of shares outstanding during the year, plus the dilutive common stock equivalents that would rise from the exercise of stock options, warrants and restricted stock units outstanding during the period, using the treasury stock method and the average market price per share during the period, plus the effect of assuming conversion of the convertible debt. The computation of diluted earnings per share does not assume conversion or exercise of securities that would have an anti-dilutive effect on earnings.

Advertising Expenses

We follow the policy of charging the costs of advertising to expense as incurred. No advertising expenses were incurred for the quarters ended March 31, 2017 and 2016 or the years ended December 31, 2016 and 2015.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02 Leases, which requires recognition of leased assets and liabilities on the balance sheet and disclosing key information about leasing arrangements. This update is effective for annual periods and interim periods with those periods beginning after December 15, 2018.

In May 2014, the FASB issued ASU No. 2014-09: "Revenue from Contracts with Customers (Topic 606)" which supersedes the revenue recognition requirements in ASC Topic 605, "Revenue Recognition", and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2018. The Company is in the process of evaluating the potential impact of this standard to the Company's results of operations or financial position.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Executive Overview

Co-Diagnostics, Inc. (“Company,” “CDI,”), a Utah corporation, is a molecular diagnostics company that has developed, and intends to manufacture and market molecular diagnostic tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA) to provide better diagnostic tests. Dr. Brent Satterfield created unique mathematical models instead of relying on costly laboratory infrastructure which resulted in methods used to predict the optimum formulas for DNA based diagnostic tests. Using the speed and computational abilities of computers to sift through millions of possible formulations, the Company has created a new DNA-based testing platform, for detection of disease, genetic disorders and other conditions. Dr. Satterfield developed the Company’s intellectual property consisting of the predictive mathematical algorithms and proprietary reagents used in the testing process, which together represent a major advance in Polymerase Chain Reaction (“PCR”) testing systems. Diagnostic testing systems using PCR technology are generally conceded to be the industry standard for accuracy and specificity. CDI’s technologies are now protected by five granted or pending US patents, as well as certain trade secrets. The platform also bypasses existing patent royalties required by other PCR test systems, which has the potential of allowing CDI to sell diagnostic tests at a lower cost than competitors, while generating a profit margin.

CDI’s diagnostics systems enable very rapid, low-cost, sophisticated molecular testing for organisms and genetic diseases by greatly automating historically complex procedures in both the development and administration of tests. CDI’s newest technical advance involves a novel approach to PCR test design (Co-Primers) that eliminates one of the key vexing issues of PCR amplification, the exponential growth of primer-dimer pairs (false positives and false negatives) which adversely interferes with identification of the target DNA. In addition CDI scientists have enhanced the understanding of the structure of PCR test design, so as to “engineer” a PCR test and automate algorithms to screen millions of possible designs to find the optimum PCR test design. CDI’s proprietary platform of design elements and technologies integrates and streamlines these steps as it analyzes biological make up of pathogens. Using its proprietary test design system and proprietary reagents, CDI will design and sell PCR diagnostic tests for diseases and pathogens starting with tests for tuberculosis, a drug resistance tuberculosis test, hepatitis B and C, Malaria, dengue, HIV and Zika virus, all of which tests have been designed and validated in CDI’s laboratory. Using the proceeds of this offering, CDI will conduct field validation for each of the tests on human blood, tissue, or sputum samples to comply with regulatory guidelines in the countries where the tests will be introduced for first sale. Costs for the field validation will vary by test. The costs for the field validation of the tuberculosis tests was less than $25,000 and the remainder of the tests is estimated by the Company to be in the same range.

In January 2015, we entered into a stock exchange agreement with Dr. Satterfield pursuant to which we acquired all of the issued and outstanding stock of DNA Logix, Inc., a corporation owned by Dr. Satterfield which was conducting all of our development work on our original Technology and the Co-Primer technology. We issued 583,636 shares of our common stock in the exchange. We deemed the transaction necessary to have complete control over the development of our technologies and the production of specific tests. At the time, the DNA Logix lab had received ISO 13485 and ISO 9001 lab certification for our tuberculosis test. CDI has since received ISO 13485 and ISO 9001 certifications relating to the design and manufacture of all of our medical device products. The ISO certification indicates that we meet the standards required to self-certify certain of our products and affix a CE marking for sales of our products in countries accepting the CE marking (not in the United States) with only minimal further governmental approvals in each country.

Effective April 20, 2013, we entered into a subscription agreement with an accredited investor for the sale of 1,363,636 shares of our common stock at a purchase price of $0.91 3 per share. The proceeds of $1,250,000 from the sale of our stock were paid to the Company over a fifteen month period and constituted our first equity financing. Following the completion of the subscription payments, the Company requested additional funding from the investor, and pursuant to the terms of the subscription agreement for subsequent investments, the investor paid an additional $500,000 to the Company in exchange for common stock at a purchase price of $0.6 38 per share. The subscription agreement was amended May 1, 2015 to provide for another $500,000 investment on the same terms and the Company received $199,985 pursuant to the amendment at a purchase price of $0. 638 per share.

In June 2014, we entered into a subscription agreement with an accredited investor for the sale of 45,455 shares of our common stock in consideration of the payment of $100,000.

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In May 2015, we entered into a convertible note with an accredited investor. The convertible note was in the principal amount of $500,000 with interest payable monthly at the rate of 12% per annum with the convertible note due and payable on April 30, 2016. The investor withheld 2% as a financing fee from the proceeds of the note and we received total proceeds of $490,000. The note is convertible into common stock of the Company at a conversion price of the lower of $8 .25 per share or 20% less than the offering price of an initial public offering should one take place during the term of the convertible note. We have a best efforts obligation to register the shares issuable pursuant to a conversion of the convertible note. We paid a finder’s fee of $25,000 for locating the investor. In December 2016, we replaced the convertible note with a new note in the principal amount of $583,500 that includes $83,500 of accrued interest and bears interest at the rate of 15% per annum. In addition, the holder agreed to subordinate its interest to the bridge lender described below, convert all or a portion of its note in this offering, and will receive a warrant exercisable into a number of warrants equal to 50% of the shares received on conversion of its note. The warrants have a five-year life and are exercisable at the price of shares in this offering.

On August 1, 2015 we entered into a revolving line of credit promissory note in the principal amount of $750,000 with a foreign shareholder of ours. The note bears interest at the rate of 12% per annum. To date we have received $609,940 in advances under the line of credit. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8. 25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. On May 16, 2017, the note holder agreed to extend the filling date requirement for the Registration Statement, which the Company has, to September 30, 2017.

On November 12, 2015, we entered into a convertible note with a limited liability company, which is a principal shareholder of ours. The convertible note was in the principal amount of $100,000 with interest payable at the rate of 8.5% per annum with the convertible note due and payable on September 30, 2017. The note is convertible into common stock of the Company at a conversion price of the lower of $11.00 per share or 20% less than the offering price of an initial public offering should one take place during the term of the convertible note. In addition, we issued warrants to the note holder to purchase up to 4,545 shares of our common stock at an exercise price of $ 16.50 or the offering price of our common stock in an initial public offering should one occur during the term of the warrant, whichever is less. The warrant has a five year term.

On December 1, 2015, we entered into a convertible note with an accredited investor. The convertible note was in the principal amount of $100,000 with interest payable at the rate of 8.5% per annum with the convertible note due and payable on September 30, 2017. The note is convertible into common stock of the Company at a conversion price of the lower of $11.00 per share or 20% less than the offering price of an initial public offering should one take place during the term of the convertible note. In addition, we issued warrants to the note holder to purchase up to 4,545 shares of our common stock at an exercise price of $11.00 or the offering price of our common stock in an initial public offering should one occur during the term of the warrant, whichever is less. The warrant has a five year term.

On December 30, 2015, we entered into a revolving line of credit promissory note with a limited liability company in the principal amount of $100,000. The note bears interest at the rate of 12% per annum. To date we have received $86,000 in advances under the line of credit. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of the lower of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. On May 16, 2017, the note holder and the Company agreed to extend the filling date requirement for the Registration Statement to September 30, 2017.

On January 15, 2016, we granted options to eleven employees pursuant to our 2015 Long Term Incentive Plan to acquire up to an aggregate of 163,636 shares of our common stock at $0.55 per share, but not less than the fair market value on the date of grant. In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On February 22, 2016, we entered into a promissory note in the principal amount of $10,000 with a corporation. The note bears interest at the rate of 12% per annum. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of the lower of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. On May 16, 2017, the note holder and the Company agreed to extend the filling date requirement for the Registration Statement to September 30, 2017.

On March 1, 2016, we entered into a revolving line of credit promissory note with a limited liability company in the principal amount of $100,000. The investor is a principal shareholder of ours. The note bears interest at the rate of 12% per annum. To date we have received $80,000 in advances under the line of credit and have retired $70,000 of the principal borrowed. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of the lower of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. On May 16, 2017, the note holder and the Company agreed to extend the filling date requirement for the Registration Statement to September 30, 2017.

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On May 15, 2016, we entered into a revolving line of credit promissory note with a corporation in the principal amount of $75,000. The note bears interest at the rate of 12% per annum. To date we have received $66,000 in advances under the line of credit. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of the lower of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. On May 16, 2017, the note holder and the Company agreed to extend the filling date requirement for the Registration Statement to September 30, 2017.

On May 30, 2016, we entered into a revolving line of credit promissory note with a trust in the principal amount of $50,000. The note bears interest at the rate of 12% per annum. To date we have received $41,500 in advances under the line of credit. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of the lower of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. We retired the principal of this note March 6, 2017.

On August 18, 2016, and on August 25, 2016, we entered into two convertible promissory notes in the principal amounts of $10,000 and $15,000, respectively, with a limited liability company. The notes bear interest at the rate of 10% per annum. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of the lower of $8 .25 per share or a discount of 15% to the conversion price of a bridge financing anticipated to close prior to filing a Registration Statement, which bridge financing was completed on December 12, 2016.

On September 1, 2016, we entered into a convertible promissory note in the principal amount of $200,000, with an individual. The note bears interest at the rate of 10% per annum. The note provides that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of the lower of $8.25 per share or a discount of 15% to the conversion price of a bridge financing anticipated to close prior to filing a Registration Statement, which bridge financing was completed on December 12, 2016.

In November and December 2016, we entered into three convertible promissory notes in the principal amounts of $50,000, $40,000 and $15,000, respectively, with three individuals. The notes bear interest at the rate of 10% per annum. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of the lower of $8.25 per share or a discount of 30% to the price of an IPO at the time we file a Registration Statement.

Bridge Notes

In December 2016, the Company entered into convertible promissory notes with six individuals and five companies, in the aggregate principal amount of $1,683,500, which consisted of (a) $1,100,000 of new investor funding and (b) $583,500 representing the satisfaction of the $500,000 note principal plus $83,500 of accrued interest on the Beaufort Capital Partners, LLC Convertible Note. The notes bear interest at the rate of 15% per annum and are due in June 2017. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of the lower of $8 .25 per share or seventy 70% of the initial public offering (“IPO”) price per share or, if the IPO has not occurred, 70% of the Company’s price per share or, if the IPO has not occurred by June 12, 2017, 85% of the offering price of the Company's next bona fide sale of its preferred stock or common stock in excess of $1,000,000. The notes are secured by all of the assets of the Company.

The note holders also received warrants to purchase up to 50% of the shares receivable upon conversion of the senior notes at a price of 85% of the Company’s IPO price per share or, if the IPO has not occurred by June 12, 2017, 85% of the offering price of the Company's next bona fide sale of its preferred stock or common stock in excess of $1,000,000. The warrants expire in December 2021.

Upon any default of the notes for non-payment, any bankruptcy event or breach of the note or other transaction documents, the Company may be liable to pay a default redemption amount equal to 130% of the amount due under the note and deliver an additional warrant to purchase 50% of the common stock issuable upon conversion of the notes.

Zika Diagnostics, Inc. Note

On October 11, 2016, the Company entered into an exclusive license agreement with Watermark Group, Inc., a Nevada corporation (“Watermark”), which granted the exclusive license to sell the Company’s proprietary molecular diagnostic tests for the Zika virus and other mosquito borne illnesses in exchange for an initial royalty of $500,000 and a royalty of 10% of net sales. The license was cancelled as described hereafter. Also as part of the transaction the Company entered into a stock purchase agreement with the major shareholder of Watermark for the purchase of 327,273 shares of common stock in Watermark for $55,000, which constituted a controlling interest in Watermark. Watermark subsequently changed its name to Zika Diagnostics, Inc. Contemporaneously, with the execution of those two agreements, Watermark secured an investment of $1.05 million from an individual for the purchase of shares of Watermark, $0.5 million of which was paid to the Company pursuant to the exclusive license agreement as an initial royalty payment. As an integral part of the license agreement and the stock purchase agreement, the Company required that Watermark be debt free for the transaction to close. It was represented that a related party loan (“Related Note”) on the books of Watermark as of July 31, 2016 in the approximate amount of $172,000 plus accrued interest was satisfied. The Company was furnished written documentation from what was purported to be the then holder of the Related Note (“Tide Pool Ventures”) and a written confirmation from the original holder of the Related Note (“P&G Holdings”) that the debt was satisfied. The seller of the Watermark stock purchased by the Company also represented that the Related Note was satisfied as a condition to the stock purchase agreement. On or about January 10, 2017, the Company and Watermark were notified by P&G Holdings that the Related Note was not only still outstanding, but that it was in default and payment was demanded. On January 31, 2017, P&G Holdings filed a lawsuit in Federal District Court in New York demanding payment of the Related Note, all accrued interest thereon and attorney’s fees and that stock be issued such that P&G Holdings would own 80% of the issued and outstanding shares of stock of Watermark.

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During the investigation undertaken by the Company to determine why the Note was still outstanding it was discovered that the written confirmation originally furnished to the Company by P&G Holdings appeared to have been forged, that the Related Note had never been transferred to Tide Pool Ventures, and that there were documents requesting issuances of stock from the Watermark transfer agent that appeared to have forged signatures of the then president of Watermark.

In light of these irregularities, the Company determined that it would unwind the transaction by terminating the license agreement effective as of October 11, 2016 and rescinding the stock purchase, which it did on March 22, 2017. Under the terms of the rescission and cancellation of the license agreement, the Company returned the shares of stock of Watermark that it held to the seller of the stock and agreed to repay a portion of the initial license fee it received. In that connection the Company reversed the amortization of the deferred revenue originally recognized and removed the deferred revenue accounts related to the license agreement to reflect the license termination and in addition removed the investment in Watermark which reflected the cost of the stock purchased ($55,000) and set up a note payable to Watermark of $445,000. The note principal was due December 31, 2020 and was non-interest bearing. On March 20, 2017, a new note was entered into, replacing the previous note for the $445,000 principal balance due, for which the maturity date is now September 30, 2017 and established an annual interest rate of 12%.

Results of Operation for the Years Ended December 31, 2016 and December 31, 2015

Table derived from audited financial statements	For the years ended
	December 31,	December 31,
	2016	2015

Net sales	$--	$10,000
Cost of sales	--	--
Gross profit	--	10,000

Operating expenses:
Selling and marketing	122,105	281,101
Administrative and general	796,896	846,825
Research and development	731,474	806,913
Depreciation and amortization	37,491	43,140
Total operating expenses	1,687,966	1,977,979
Total operating loss	(1,687,966)	(1,967,979)

Other expense:
Interest expense	(240,720)	(75,189)
Total other expense	(240,720)	(75,189)

Loss before income taxes	(1,928,686)	(2,043,168)
Provision for income taxes	--	--
Net loss	$(1,928,686)	$(2,043,168)

Net Sales

We had no sales of products in the twelve months ended December 31, 2016 and 2015. However, we had licensing revenue of $10,000 in 2015 that was not repeated in 2016.

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Cost of Sales

We had no sales of products in the twelve months ended December 31, 2016 and 2015. We had licensing revenue in 2015, but there was no costs associated with the license revenue.

Operating Expenses

We incurred total operating expenses of $1,687,966 for the year ended December 31, 2016 compared to total operating expenses of $1,977,979 for the year ended December 31, 2015. The decrease of $290,013 was due to a decrease in sales and marketing costs of $158,996, a decrease of $75,439 in our research and development expenses and a decrease in general and administrative expenses of $49,929 and a decrease in depreciation and amortization expense of $5,649.

Our sales and marketing expenses for the year ended December 31, 2016 were $122,105 compared to sales and marketing expenses of $281,101 for the year ended December 31, 2015. The decrease of $158,996 is due primarily to a decrease of $117,945 expenses in independent consultants engaged in marketing activities and a decrease of $30,290 in travel related expenses.

Our research and development expenses decreased by $75,439 from $806,913 for the year ended December 31, 2015 to $731,474 for the year ended December 31, 2016. The decrease was primarily due to a reduction of $80,482 in lab supplies and services partially offset by an increase of $7,504 in personnel related expenses.

Our general and administrative expenses decreased $49,929 from $846,825 for the year ended December 31, 2015 to $796,896 for the year ended December 31, 2016. The decrease was primarily the result of a decrease of $98,178 in legal and professional expenses and a decrease of $64,691 in independent consulting expenses partially offset by an increase of $126,138 in employee related expenses.

Interest Expense

We recorded interest expense of $75,189 in the year ended December 31, 2015 compared with interest expense of $240,720 in the year ended December 31, 2016. The increase of $165,531 was primarily the result of our $500,000 loan being outstanding for the entire year in 2016 and we increased our total notes payable from $1,011,530 outstanding at December 31, 2015 to $3,394,072 outstanding at December 31, 2016.

Net Loss

We had net loss of $1,928,686 for the year ended December 31, 2016 compared to a net loss of $2,043,168 for the year ended December 31, 2015. The decrease in net loss for the year ended December 31, 2016 compared to the year ended December 31, 2015 was $114,482 resulted primarily from decreased operating expenses partially offset by the increase in interest expense as explained above.

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Results of Operations for the Three Months Ended March 31, 2017 and March 31, 2016

	2017	2016
Revenues	$--	$--
Cost of sales	--	--
Gross loss	--	--
Operating expenses:
Selling and marketing	64,217	25,291
General and administrative	225,734	227,239
Research and development	264,688	194,905
Depreciation and amortization	9,726	13,311
Total operating expenses	564,365	460,746
Loss from operations	(564,365)	(460,746
Other expense:
Interest expense	(141,377)	(50,103
Total other expense	(141,377)	(50,103
Loss before income taxes	(705,742)	(510,849
Provision for income taxes	--	--
Net loss	$(705,742)	$(510,849

Net Sales

We had no sales of products in the three months ended March 31, 2017 or March 31, 2016.

Cost of Sales

We had no cost of sales of products in the three months ended March 31, 2107 or March 31, 2016.

Operating Expenses

We incurred total operating expenses of $564,365 for the three months ended March 31, 2017 compared to total operating expenses of $460,746 for the three months ended March 31, 2016. The increase of $103,619 was primarily due to an increase of $69,783 in our research and development expenses and an increase of $38,926 in sales and marketing expenses.

Our research and development expenses increased by $69,783 from $194,905 for the three months ended March 31, 2016 to $264,688 for the three months ended March 31, 2017. The increase was primarily due to increased research activities resulting in increased lab supplies expense of $29,776, an increase in technology license fees of $17,500 related to an amendment in our Co-Primer license agreement, an increase of $8,991 in consulting fees, and an increase of $7,562 in rent expense allocated to research activities.

Our sales and marketing expenses for the three months ended March 31, 2017 were $64,217 compared to sales and marketing expenses of $25,291 for the three months ended March 31, 2016. The increase of $38,926 is due primarily to an increase of $25,544 in wages and related payroll tax expenses, an increase of $14,195 in travel and marketing expenses, and an increase of $4,072 in employee benefits partially offset by a decrease of $4,300 in consulting expenses.

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Interest Expense

We recorded interest expense of $141,377 in the three months ended March 31, 2017 compared to interest expense of $50,103 for the three months ended March 31, 2016. The increase of $91,274 was primarily the result of the principal balance of our short term notes being $2,398,432 greater in the three months ended March 31, 2017 than it was in the three months ended March 31, 2016.

Net Loss

We had net loss of $705,742 for the three months ended March 31, 2017 compared to a net loss of $510,849 for the three months ended March 31, 2016. The increase in net loss of $194,839 resulted primarily from increased research and development and sales activities and increased interest expenses as discussed above.

Liquidity and Capital Resources

At March 31, 2017, we had cash of $496,455, total current assets of $667,794, total current liabilities of $4,480,673 and total stockholders' deficit of $3,694,130. At December 31, 2016, we had cash of $998,737, total current assets of $1,208,398, total current liabilities of $3,845,413 and total stockholders' deficit of $2,994,586.

We experienced negative cash flow used in operations during the three months ended March 31, 2017 of $419,736. We experienced negative cash flow used in operations during the twelve months ended December 31, 2016 of $1,312,267 compared to negative cash flow used in operations for the twelve months ended December 31, 2015 of $1,530,371. The negative cash flow was met by cash reserves, sales of our common stock, sale of an exclusive license to sell our Zika test and related mosquito borne illnesses and most recently from the issuances of short term debt. The exclusive license agreement was later rescinded and the advanced royalty converted to debt. The amount of our operating deficit could decrease or increase significantly depending on strategic and other operating decisions, thereby affecting our need for additional capital. We expect our operating losses will continue until we are able to generate revenue. Until our operations become profitable, we will continue to rely on proceeds received from external funding. We expect additional investment capital may come from (i) additional private placements of our common stock with existing and new investors and (ii) the private placement of other securities with investors similar to those that have provided funding in the past.

Our monthly operating expenses, including our technology research and development expenses and interest expense, were approximately $160,723 per month during the year ended December 31, 2016. We did not have sufficient capital resources at December 31, 2016 to fund our negative cash flow for the next year without raising additional capital and therefore completed the sale of promissory notes and will continue to need to raise additional capital through sales of common stock or issuance of debt financing to fund operations until we commence sales of products through the current date. The foregoing estimates, expectations and forward-looking statements are subject to change as we make strategic operating decisions from time to time and as our expenses fluctuate from period to period.

The amount of our operating deficit could decrease or increase significantly depending on strategic and other operating decisions, thereby affecting our need for additional capital. We expect our operating expenses will continue until we are able to generate revenue. Our business model contemplates that revenue will commence in 2017 and our need for additional investment will depend on the amount of revenue generated.

Our long-term liquidity is dependent upon execution of our business model and the commencement of revenue generating activities and working capital as described above, and upon capital needed for continued commercialization and development of our diagnostic testing technology. Commercialization and future development of diagnostic tests utilizing our PCR technology are expected to require additional capital estimated to be approximately $850,000 annually for the foreseeable future. This estimate will increase or decrease depending on specific opportunities and available funding.

To date, we have met our working capital needs primarily through funds received from sales of our common stock and from convertible debt financings. Until our operations become profitable, we will continue to rely on proceeds received from external funding. We expect additional investment capital may come from (i) this offering (ii) additional private placements of our common stock with existing and new investors and (iii) the private placement of other securities with investors similar to those that have provided funding in the past.

Contractual Obligations

The following table summarizes our contractual obligations as of December 31, 2016:

	Payments Due
	Within	One Year to	Three Years to Five	After Five
	One Year	Three Years	Years	Years	Total

Long-term debt obligations	$2,949,072	$-	$445,000	$	$3,394,072
Capital lease obligations	-	-	-	-	-
Operating lease obligations	41,591	-	-		41,591
Purchase obligations	-	-	-	-	-
Other obligations	-	-	-	-	-
Total contractual obligations	$2,990,663	$-	$445,000	$	$3,435,663

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Recent Developments

On December 12, 2016, we issued senior secured convertible notes and warrants when we entered into a securities purchase agreement. Under the terms of the securities purchase agreement, we executed senior secured convertible 15% notes for a total indebtedness of $1,100,000 in favor of the investors. At the same time we replaced our $500,000 convertible note and accrued interest of $83,500 with a new note convertible in the principal amount of $583,500 with the same terms as our new indebtedness. The senior secured convertible notes are convertible into our common stock at $ 8.25 per share or a discount of 30% to the price of the stock issued in an anticipated initial public offering, whichever is less. The senior secured convertible notes bear interest at the annual rate of 15% per annum and are due June 12, 2017. Interest-only payments are due quarterly in arrears. The senior secured convertible notes are convertible anytime until their due date.

On October 11, 2016, the Company entered into an exclusive license agreement with Watermark Group, Inc., a Nevada corporation, (“Watermark”) which granted the exclusive license to sell the Company’s proprietary molecular diagnostic tests for the Zika virus and other mosquito borne illnesses in exchange for an initial royalty of $500,000 and a royalty of 10% of net sales. The license was cancelled as described below. Also as part of the transaction the Company entered into a stock purchase agreement with the major shareholder of Watermark for the purchase of 327,273 shares of common stock in Watermark for $55,000 (the “Former Shareholder”), which constituted a controlling interest in Watermark. Watermark subsequently changed its name to Zika Diagnostics, Inc. Contemporaneously, with the execution of those two agreements, Watermark secured an investment of $1.05 million from an individual for the purchase of shares of Watermark, $0.5 million of which was paid to the Company pursuant to the exclusive license agreement as an initial royalty payment. As an integral part of the license agreement and the stock purchase agreement, the Company required that Watermark be debt free for the transaction to close. It was represented that a related party loan (“Related Note”) on the books of Watermark as of July 31, 2016 in the approximate amount of $172,000 plus accrued interest was satisfied. The Company was furnished written documentation from what was purported to be the then holder of the Related Note (“Tide Pool Ventures”) and a purported written confirmation from the original holder of the Related Note (“P&G Holdings”) that the debt was satisfied. The seller of the Watermark stock purchased by the Company also represented that the Related Note was satisfied as a condition to the stock purchase agreement. On or about January 10, 2017, the Company and Watermark were notified by P&G Holdings that the Related Note was not only still outstanding, but that it was in default and payment was demanded. On January 31, 2017, P&G Holdings filed a lawsuit in Federal District Court in New York demanding payment of the Related Note, all accrued interest thereon and attorney’s fees and that stock be issued such that P&G Holdings would own 80% of the issued and outstanding shares of stock of Watermark.

As a result of the lawsuit and its investigation into the Related Note, the Company determined that it would unwind the transaction by terminating the license agreement effective as of October 11, 2016 and rescinding the stock purchase, which it did on March 22, 2017, in an agreement with the Former Shareholder. Under the terms of the rescission and cancellation of the license agreement, the Company returned the shares of stock of Watermark that it held to the seller of the stock and agreed to repay a portion of the initial license fee it received by executing a note payable to Watermark in the principal amount of $445,000. The note principal is due December 31, 2020. Following the rescission of the stock purchase agreement and the cancellation of the license, the Related Note was paid by Watermark and the lawsuit by P&G Holdings was dismissed.

On May 16, 2017, the Company and one unrelated note holder and four related note holders entered into amendments of their respective notes. The amended notes were not originally convertible, but under amendment dated September 14, 2016, the note holders had agreed to convert their notes to common stock in the event the Company filed a Registration Statement before December 31, 2016. The May 16, 2017 amendments extended the filing date requirement from December 31, 2016 to September 30, 2017 and all such notes are now convertible.

Quantitative and Qualitative Disclosures about Market Risk

Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. We do not issue financial instruments for trading purposes. As discussed above, however, the embedded conversion feature of our convertible notes and our related warrants are derivatives, but have been deemed to be non-beneficial.

Our cash and cash equivalents are also exposed to market risk. However, because of the short-term maturities of our cash and cash equivalents, we do not believe that an increase in market rates would have any significant impact on the realized value of our cash and cash equivalent investments. We currently do not hedge interest rate exposure and are not exposed to the impact of foreign currency fluctuations.

BUSINESS

Co-Diagnostics, Inc. (“Company,” or “CDI,”), a Utah corporation, is a molecular diagnostics company that has developed, and intends to sell molecular diagnostic technology such as lab systems (which we refer to as the “MDx device”) and manufacture and sell reagents used for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA).

Dr. Brent Satterfield, our Chief Technology Officer, created the Company’s suite of intellectual properties. Our scientists were the first to understand the complex mathematics of DNA test design, to “engineer” a DNA test and to automate algorithms that rapidly screen millions of possible options to pinpoint the optimum design. Dr. Satterfield developed the Company’s intellectual property consisting of the predictive mathematical algorithms and proprietary reagents used in the testing process, which together represent a major advance in Polymerase Chain Reaction (“PCR”) testing systems. CDI’s technologies are now protected by five granted or pending US patents, as well as certain trade secrets. Our platform allows us to avoid paying existing patent royalties required by other PCR test systems, which has the potential of allowing CDI to sell diagnostic labs and tests at a lower cost than competitors, while generating a profit margin.

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We will either sell or lease our portable labs to existing diagnostic centers, through sale or lease agreements, and sell reagents used in our proprietary tests.

CDI’s low-cost system (pictured at right) uses CDI’s tests to diagnose tuberculosis, Zika, hepatitis B and C, Malaria, dengue and HIV, all of which tests have been designed and validated in CDI’s laboratory as explained below

We designed our tests by identifying the optimal locations on the target gene for amplification and paired the location with the optimized primer and probe structure to achieve outputs that meet the design input requirements identified from market research. This is done by following planned and documented processes, procedures and testing. In other words, the data resulting from our tests verify that we succeeded in designing what we intended to at the outset. Verification is a series of testing that concludes that the product is ready to proceed to validation in a clinical evaluation setting using initial production tests to confirm that the product as designed meets the user needs.

CDI’s diagnostics systems enable very rapid, low-cost, sophisticated molecular testing for organisms and genetic diseases by greatly automating historically complex procedures in both the development and administration of tests. CDI’s newest technical advance involves a novel approach to PCR test design (cooperative primers) that eliminates one of the key vexing issues of PCR amplification, the exponential growth of primer-dimer pairs (false positives and false negatives) which adversely interferes with identification of the target DNA.

Using its proprietary test design system and proprietary reagents, CDI will design and sell PCR diagnostic tests for diseases and pathogens starting with tests for tuberculosis, a drug resistant tuberculosis test, hepatitis B and C, Malaria, dengue, HIV and Zika virus, all of which tests have been designed and validated in CDI’s laboratory.

Product Offering

Caribbean and Central and South America

Our initial sales will be to entities within the Caribbean Public Health Agency Members States (Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, BES Islands, British Virgin Islands, Cayman Islands, Curacao, Dominica, Grenada, Haiti, Guyana, Jamaica, Montserrat, Saint Kitts and Nevis, Saint Lucia, St Maarten, Saint Vincent and the Grenadines, Suriname, Trinidad and Tobago, Turks and Caicos Islands).

In some of these countries, there are no regulatory hurdles and we can start offering our tests immediately. The U.S. Food and Drug Administration (FDA) has granted permission for us to export our products. The FDA's permission to export was granted under Section 801 (e) of the Federal Food, Drug, and Cosmetic Act, as amended (the “FDC Act”). Section 801 (e) of the Act covers certain medical devices that have not yet received an approved Premarket Approval in the United States by the FDA, such as our products. Section 801 (e) applies to medical devices that are acceptable to the importing country and that are manufactured under the FDA's Good Manufacturing Practices.

We will first offer our Zika test in this region because of the demand for such test followed quickly by test for tuberculosis, hepatitis B and C, dengue then our full range of tests.

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India

The Company has entered into an agreement to manufacture diagnostics tests for seven infectious diseases with a pharmaceutical manufacturing company in India. The agreement provides for the manufacture of the tests named above and the joint sales and marketing of those tests in India.

Since the tests will be conducted in India on Indian citizens, no FDA approval or inspection will be required. Certain Indian regulatory approval from the Central Drugs Standard Control Organization (CDSCO) must be acquired. We are engaging the services of an experienced consultant in India to help get us through this process. Research Use Only (RUO) reagents are able to be sold without requiring regulatory approval as long as they are labeled and designated as such. We are beginning to sell these products in India this quarter.

India is the country with the highest burden of tuberculosis. According to the World Health Organization (WHO) tuberculosis statistics for India for 2015 give an estimated incidence figure of 2.2 million cases of tuberculosis for India out of a global incidence of 9.6 million. The tuberculosis incidence for India is the number of new cases of active tuberculosis disease in India during a certain time period (usually a year).

Europe

Most molecular tests, such as our tests, are governed in Europe by the framework for in vitro diagnostics (IVDs), which encompasses diagnostic products such as reagents, instruments and systems intended for use in diagnosis of disease. The regulatory system for IVDs is built largely on a self-certification procedure, placing heavy responsibility on manufacturers. Examples of current obligations include having in place a qualitative manufacturing process, user instructions that are clear and fit for purpose, ensuring that the ‘physical’ features of devices and diagnostics do not pose any danger. If a product fulfils these and other related control requirements, it may be CE-marked as an indication that the product is compliant with EU legislation and sold in the European Union.

We have received ISO 13485 and ISO 9001 certifications relating to the design and manufacture of our medical device products. The ISO certification indicates that we meet the standards required to self-certify certain of our products and affix a CE marking for sales of our products in countries accepting the CE marking (not in the United States) with only minimal further governmental approvals in each country. We expect to have our Zika and tuberculosis tests CE-marked in 2017. We estimate the remaining costs for CE-marks to be approximately $100,000.

United States

We do not anticipate offering our tests in the United States in the near future. We believe, however, our tests may be able to qualify as Laboratory Developed Tests (LDT's), diagnostic tests that are developed and manufactured by CLIA certified laboratories. These tests are developed by the lab for use only in that laboratory. CLIA laboratories develop the performance characteristics, perform the analytical validation for their LDT's and obtain licenses to offer them as diagnostic services. The FDA has publicly announced its intention to regulate certain LDTs in a phased-in approach, but draft guidance that was published a couple of years ago was withdrawn at the end of the Obama administration and replaced by an informal non-enforceable discussion paper reflecting some of the feedback that it received on LDT regulation.

Market Opportunity

The molecular diagnostics market is a fast growing portion of the in vitro (test tube based, controlled environment) diagnostics market. There are several advantages of molecular tests over other forms of diagnostic testing, which include higher sensitivities, the ability to perform multiplex tests and the ability to test for drug resistance or individual genes.

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Agreement with Synbiotics

The Company has entered into a joint venture agreement to manufacture diagnostics tests for seven infectious diseases with Synbiotics Limited, a pharmaceutical manufacturing company in India. The Company and Synbiotics shall be equal partners in the joint venture. The agreement provides for the manufacture of the tests named above and the joint sales and marketing of those tests in India. The Company will license its technology to the joint venture on a royalty-free basis. The profits from the partnership shall be divided as follows:

Profit Level	CDI Share	Synbiotics Share

Up to $1,000,000	50%	50%
$1,000,000-$2,000,000	60%	40%
$2,000,000-$3,000,000	70%	30%
Above $3,000,000	80%	20%

Synbiotics will be reimbursed for some expenses, such as approximately $30,000 for office space. If the joint venture needs additional funding, it will be achieved through loans obtained by the joint venture, or if loans are not available on commercially reasonable terms, from capital contributions. There is no term to the joint venture agreement but it can be dissolved by mutual agreement or by one party upon a material breach by the other party.

Competitive Advantages of Co-Diagnostics

We believe that we have the following competitive advantages:

•	Affordability: Lower-cost test kits and low-cost MDx-device.

•

Flexibility: CDI’s tests have been designed to run on many vendors’ DNA diagnostic testing machines. These tests are particularly well suited to the new generation of “lab-on-a-chip” and “point-of-care” (“LOC and POC”), highly portable analysis machinery for field, clinic and office applications.

•	Speed: We believe our rapid assay development provides shorter time to results.

•	Accuracy: We believe our tests are more accurate than competitors’ and can detect more strains of viruses.

•

Exclusivity: CDI owns all patents used in preparation of its tests, all intellectual property including a 100-year license on Co-Primers and all additional product and process development of Dr. Satterfield through March 2019.

•

Personalized Medicine: We project that rising health care costs in developed and developing nations will increasingly require that health care systems be patient specific to eliminate waste, misdiagnoses, and ineffectiveness. A critical component will be accurate, more affordable DNA-based diagnostics, which CDI plans to offer.

•

Low-cost Provider: We plan to keep the Company’s overhead low. Its platform technology obviates the need to pay patent royalties typically required of its competitors, which use patented test platforms to design their tests.

•

Worldwide Footprint: With a dynamic technology that encompasses markets worldwide, the Company anticipates that it can identify the best target markets, not only in high burden developing countries (HBDC’s) but also in developed nations.

•	Growth Industry Category: We believe that DNA testing is the fastest-growing segment of in-vitro diagnostic testing.

•

Combination Product Offering: CDI’s ultra-sensitive tests can be a well-designed match for a new generation of handheld and other small point-of-care devices now entering the market. Used together, these affordable tests and devices may revolutionize the molecular diagnostics industry in cost, speed of test results and simplification.

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Intellectual Property Protection

Because much of our future success and value depends on our proprietary technology, our patent and intellectual property strategy is of critical importance. Three of our initial U.S. patents related to our technology have been granted by the U.S. Patent and Trademark Office, or PTO. As of March 31, 2017, we had two additional patents pending in the U.S. and foreign counterpart applications. Two of our issued patents expire in 2034 and the other patent expires in 2036.

We have identified additional applications of the technology, which represent potential patents that further define specific applications of the processes that are covered by the original patents. We intend to continue building our intellectual property portfolio as development continues and resources are available.

We have copyrighted our development software that can be used by any lab or developer to develop diagnostic tests based on our technology.

Major Customers

We have yet to generate any material revenue from sales of products or from licensing.

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Competition

The molecular diagnostics industry is extremely competitive. There are many firms that provide some or all of the products we provide and provide many diagnostic tests that we have yet to develop. Many of these competitors are larger than us and have significantly greater financial resources. Because we are not established, many of our competitors have a competitive advantage in the diagnostic testing industry because they also have other lines of business in the pharmaceutical industry from which they derive revenues and for which they are well known and respected in the medical profession. We will need to overcome the disadvantage of being a start up with no history of success and no respect of the medical and testing professionals. In the diagnostic testing industry, we compete with such companies as BioMerieux, Siemans, Qiagen, and Cephied and with such pharmaceutical companies as Abbott Laboratories, Becton, Dickinson and Johnson and Johnson.

Many of these competitors already have an established customer base with industry standard technology, which we must overcome to be successful.

Employees

We currently employ 12 full-time personnel at our executive offices and lab facilities in Salt Lake City, Utah, and two employees outside of Utah. We engage independent contractors and employ the services of independent sales representatives on an “as needed” basis.

Government Regulation

We will be regulated by the U.S. Federal Drug Administration and our products must be approved by the FDA before we will be allowed to sell our tests in the United States. Because our lab is ISO certified we are allowed to apply for CE-Marking, which will allow us to sell in most countries in Europe, South America and Asia.

Properties

Our executive offices are located at 8160 S. Highland Drive, Salt Lake City, Utah 84093. We occupy the space at the executive offices under month to month lease. The lease covers approximately 1,000 square feet of office space leased at a rate of $1,300 per month. Our lab is located at 585 W. 500 S., Suite 210, Bountiful, Utah 84010, and consists of approximately 5,000 square feet of space leased under a thirty-six month term lease at a rate of $3,671 per month, which expires November 30, 2017. We have no other properties.

Legal Proceedings

The Company has no legal proceedings and to the knowledge of management, no litigation has been threatened.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers and directors:

Name	Age	Position
Dwight H. Egan	62	Chief Executive Officer, President and Chairman of the Board
Brent Satterfield	40	Chief Science Officer and Director
Reed L Benson	70	Chief Financial Officer and Secretary
Edward J. Borkowski	58	Director
Frank J. Kiesner	72	Director
Richard S. Serbin	72	Director

Dwight H. Egan has been an officer and director since April 2013. Mr. Egan has been engaged in private investment business from February 1999 to the present. He was a senior executive at Data Broadcasting Corporation, a leading provider of wireless, real-time financial market data, news and sophisticated fixed- income portfolio analytics to 27,000 individual and professional investors from 1995 to 1999. He co-founded and served as CEO and Chairman of the Board of Broadcast International, Inc. from 1984 to 1995, when Data Broadcasting Corporation acquired Broadcast International and created CBS MarketWatch, a leading financial news site and participated in its initial public offering. Mr. Egan’s prior experience in directing a public company and working with capital markets gives him valuable experience in advising the board on matters of finance and operations.

Brent Satterfield has been our chief science officer and director since April 2013. Dr. Satterfield has been employed by the Company from January 31, 2015 to the present. Prior to that he was the sole shareholder and owner of DNA Logix, Inc. from January 2013 to January 31, 2015, and in DNA Logix he developed and patented the technology now owned by the Company. He founded Co-Diagnostics in April 2013 and is the first in his field to use engineering mathematics to design new DNA testing technology. From 2006 to 2008, he was employed by Arcxis Biotechnologies where he developed new diagnostic platforms for groups such as the Department of Homeland Security, the National Biodefense Analysis and Countermeasures Center, the United States Army Medical Research Institute of Infectious Disease, Sandia National Laboratories, the California Department of Public Health and numerous others. Under fellowship from the Department of Homeland Security, he received his Ph.D. in 2007 in Bioengineering with an emphasis in entrepreneurship and intellectual property law from Arizona State University in a dual-enrollment program with UC Berkeley. Dr. Satterfield’s experience with the science underlying all of the Company’s products and technology gives him valuable experience in advising the board on the status of the products and our positioning in the diagnostic testing industry.

Reed L Benson has been Chief Financial Officer and Secretary from November 2014 to the present and a director from November 2014 to May 2017. Since September, 2008 to the present, in addition to the private practice of law, he is a founder and partner of Legends Capital Group, LLC, a privately held venture capital group that identifies investment opportunities in natural resources, bio tech and technology fields. From October 2004 to September 2008 he was employed as Chief Financial Officer, Secretary, and General Counsel and member of Board of Directors of Broadcast International, Inc., a publicly traded communications services company. From 2001 to October 2004, he was in the private practice of law where his practice focused on tax and business related matters. From July 1995 to January 2001 he was secretary and general counsel for Data Broadcasting Corporation, a provider of market information to individual investors. Mr. Benson received his J.D. degree from the University of Utah School of Law in 1976 and a Bachelor of Science Degree in Accounting from the University of Utah in 1971. Mr. Benson became a Certified Public Accountant in 1974. Mr. Benson’s experience in finance, accounting and business consulting, together with his role as our CFO and prior public company directorship, provide Mr. Benson with expertise enabling critical input to our company .

Edward Borkowski joined our Board of Director s in May 2017. Since August 2016, Mr. Borkowski has served as the Executive Vice President and CFO of Concordia International. Mr. Borkowski is a healthcare executive who previously was the acting CFO of Amerigen Pharmaceuticals, a generic pharmaceutical company with a focus on oral controlled release products, from 2013 to 2016. In addition, Mr. Borkowski previously held the position of CFO with Convatec, a global medical device company focused on wound care and ostomy, from 2012 to 2013, and Carefusion, a global medical device company for which he helped lead its spin-out from Cardinal Health into an independent public company. Mr. Borkowski was also previously CFO and Executive Vice President of Mylan N.V. Mr. Borkowski also held senior financial positions at Pharmacia and American Home Products (Wyeth). He started his career with Arthur Andersen & Co. after graduating from Rutgers University with an MBA in accounting. Mr. Borkowski also graduated from Allegheny College with a degree in Economics and Political Science. He is a Trustee and an Executive Committee member of Allegheny College. Mr. Borkowski is also the Chairman of the Board of Directors of AzurRx Biopharma, Inc., a company listed on the Nasdaq Capital Market. We believe that Mr. Borkowski’s industry specific extensive management experience provides him with a broad and deep understanding of our business and our competitors’ efforts, which makes him a qualified member of our board. Additionally, his expertise in the accounting and financial matters will be critical to our Board of Director s and audit committee.

Frank J. Kiesner joined our Board of Director s in May 2017 and is the founder of several companies in the medical diagnostic field . Mr. Kiesner is the Chairman and Chief Executive Officer of OvaGene Oncology, Inc., a molecular diagnostics company which he founded in 2008. OvaGene Oncology, Inc. provides gene-based assays to assist physicians/gynecologic oncologists in the diagnosis, radiation and chemotherapy, prognosis, and therapy selection of gynecologic cancers in women. Mr. Kiesner served as Chairman, President and CEO of Oncotech Inc. for 17 years until its acquisition by Exiqon in 2008 . Oncotech became the leading company in the USA and Europe in the field of individualizing cancer treatment and drug selection. Mr. Kiesner was previously a partner at Northstar Ventures, General Counsel and Treasurer of public-company ADC Telecommunications, and President of ADC Corporation's Magnetic Division. He served on multiple committees and boards for the American Laboratory Association and has extensive experience in the regional, federal and congressional workings of health care reimbursement. Working with Congressman Bill Thomas, Chairman of the Congress's Ways and Means Sub-Committee on Health, Mr. Kiesner was the leading force behind the passage of the "Patients Benefit Improvement Act Of 1999" which rewrote the new technology approval and patient- provider appellate process for the Medicare and other federal Statutory Programs. Mr. Kiesner obtained his J.D. from the University of Minnesota School of Law. Mr. Kiesner’s experience running diagnostic companies, especially companies in the molecular diagnostic field, will be invaluable to the Board of Director s and our company.

Richard S. Serbin , who joined our Board of Director s in May 2017, currently serves as a consultant to many companies in the healthcare industry. He was the President of Corporate Development and In-House Legal Counsel at Life Science Institute, LLC, from June 1, 2013 to July 15, 2014. Mr. Serbin is a global strategy advisor, pharmacist and entrepreneur with credentials both in pharmacy and law, complemented by more than 40 years of service as an FDA regulatory attorney and patent attorney in the healthcare industry. He was appointed to the Advisory Board of Cure Pharmaceutical in January 2017 and has been a Member of Advisory Board at Prime Access, Inc. since September 2015. Mr. Serbin has been a Director at Rapid Nutrition Plc since November 18, 2014. He served as Director at Viropro Inc. from May 2013 to June 2014. He was Head of Business Advisory Board at Mazal Plant Pharmaceuticals Inc. from October 2006 to September 2007 and also served as its Member of Business Advisory Board. He served as Chief Executive Officer of Optigenex Inc. from July 2002 to September 15, 2005 and a director from July 2004 to September 2005. From January 1999 until July 2002 Mr. Serbin served as a consultant to various pharmaceutical companies. He served as the President of Bradley Pharmaceuticals. He served as Vice President of Corporate Development at Ortho Pharmaceuticals, a Johnson & Johnson subsidiary, and practiced Patent and FDA law at Revlon Johnson & Johnson and Schering-Plough. He served as Patent Attorney for Schering Plough Corporation and Chief FDA Counsel for Revlon Corporation and Johnson and Johnson Corporation. Subsequently, he worked at Revlon Corporation, as its Chief Food, Drug and Cosmetic Counsel. He founded Radius Scientific Corporation. He was J&J's Vice President of Corporate Development, and later led a successful public offering venture based on technology developed at Stanford Medical School. Mr. Serbin spent a large portion of his career focusing on international markets and clients. While at J&J, Mr. Serbin served on the Board of Directors of 16 US and international subsidiary companies, including Ethicon, Ortho, J&J Consumer Products, Pittman-Moore, Mc Neil, and J&J Development Corporation. He worked on multiple international acquisitions and strategic relationships, and sat on the Board of Directors of several of its international subsidiaries, including those in India, Hong Kong, Japan, Taiwan, Germany, and England. Mr. Serbin has a B.S. and a B. Pharmacy from Rutgers University and Rutgers University College of Pharmacy, a J.D. degree from Seton Hall Law School and a Masters Degree in Trade Regulations and Law from NYU Law School. Mr. Serbin’s experience in business, law and medicine and knowledge gained as an advisor to the healthcare industry will be critical to our Board of Director s as it commercializes its products.

Our directors generally serve until the next annual or special meeting of shareholders held for the purpose of electing directors. Our officers generally serve at the discretion of the Board of Directors. Messrs. Egan and Satterfield are employees. Mr. Egan serves as our president and chief executive officer and Mr. Satterfield serves as our Chief Science Officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board and Committee Matters

We maintain an audit committee of the board , a compensation committee of the board and a corporate governance and nominating committee of the board, each of which is discussed below. We have not established a nominating committee of the board. Our board has determined that Messrs. Borkowski , Kiesner and Serbin are “independent” under the definition of independence in the Marketplace Rules of the NASDAQ listing standards.

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We do not have a formal policy concerning shareholder recommendations of candidates for board of director membership. Our board views that such a formal policy is not necessary at the present time given the board’s willingness to consider candidates recommended by shareholders. Shareholders may recommend candidates by writing to our Secretary at our principal offices: 8160 S. Highland Drive, Salt Lake City, Utah 84093, giving the candidate’s name, contact information, biographical data and qualifications. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any such recommendation. Shareholders who wish to nominate a director for election are generally advised to submit a shareholder proposal no later than December 31 for the next year’s annual meeting of shareholders.

Audit Committee and Financial Expert

Our audit committee currently is comprised of Messrs. Borkowski , Kiesner and Serbin with Mr. Borkowki serving as chairman of the audit committee. The functions of the audit committee include engaging an independent registered public accounting firm to audit our annual financial statements, reviewing the independence of our auditors, the financial statements and the auditors’ report, and reviewing management’s administration of our system of internal control over financial reporting and disclosure controls and procedures. The Board of Director s has adopted a written audit committee charter. A current copy of the audit committee charter is available to security holders on our website at www.codiagnostics.com. Our board has determined that both of our directors that are serving on the audit committee are “independent” under the definition of independence in the Marketplace Rules of the NASDAQ listing standards.

Our Board of Director s has determined that Mr. Borkowski meets the requirements of an “audit committee financial expert” as defined in applicable SEC regulations.

Compensation Committee

Our compensation committee currently includes Messrs. Serbin and Borkowski with Mr. Serbin serving as chairman of the compensation committee. The functions of the compensation committee include reviewing and approving corporate goals relevant to compensation for executive officers, evaluating the effectiveness of our compensation practices, evaluating and approving the compensation of our chief executive officer and other executives, recommending compensation for board members, and reviewing and making recommendations regarding incentive compensation and other employee benefit plans. The Board of Director s has adopted a written compensation committee charter. A current copy of the compensation committee charter is available to shareholders on our website at www.codiagnostics.com. Our board has determined that both of our directors serving on the compensation committee are “independent” under the definition of independence in the Marketplace Rules of the NASDAQ listing standards.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee currently includes Messrs. Kiesner, Borkowki and Serbin with Mr. Kiesner serving as chairman of the corporate governance and nominating committee. The functions of the corporate governance and nominating committee is identifying and recommending candidates to fill vacancies on the Board of Director s. Among its duties and responsibilities, the corporate governance and nominating committee periodically evaluates and assesses the performance of the officers and directors ; reviews the qualifications of candidates for director positions; assists in identifying, interviewing and recruiting candidates for the Board of Directors and reviews the composition of each committee of the Board of Directors. A current copy of the corporate governance and nominating committee charter is available to shareholders on our website at www.codiagnostics.com. Our board has determined all directors serving on the corporate governance and nominating committee are “independent” under the definition of independence in the Marketplace Rules of the NASDAQ listing standards.

Communication with the Board

We have not, to date, developed a formal process for shareholder communications with the board of directors. We believe our current informal process, in which any communication sent to the board of directors, either generally or in care of the chief executive officer, secretary or other corporate officer or director, is forwarded to all members of the board of directors, has served the board’s and the shareholders’ needs.

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Conflicts of Interests

On an annual basis, each director and executive officer is obligated to complete a director and officer questionnaire that requires disclosure of any transactions with our company, including related person transactions reportable under SEC rules, in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. Under our company’s standards of conduct for employees, all employees, including the executive officers, are expected to avoid conflicts of interest. Pursuant to our code of ethics for the chief executive officer and senior finance officers (as discussed below), such officers are prohibited from engaging in any conflict of interest unless a specific exception has been granted by the board. All of our directors are subject to general fiduciary standards to act in the best interests of our company and our shareholders. Conflicts of interest involving an executive officer or a director are generally resolved by the board.

Compliance with Section 16(a) of the Exchange Act

We have not been required to be in compliance with Section 16(a) of the Exchange Act since we have been privately held.

Code of Ethics

We have adopted a code of ethics for our principal executive officer, principal financial officer, controller, or persons performing similar functions. A copy of the code of ethics is included on our website at www.codiagnostics.com.

Family Relationships

There are no family relationships among our directors and executive officers.

EXECUTIVE COMPENSATION

Throughout this section, the individuals who served as our chief executive officer and chief financial officer during 2015 and 2016 are collectively referred to as the “named executive officers.”

The compensation committee has overall responsibility to review and approve our compensation structure, policy and programs and to assess whether the compensation structure establishes appropriate incentives for management and employees. The compensation committee annually reviews and determines the salary and any bonus and equity compensation that may be awarded to our chief executive officer, or CEO, and our chief financial officer, or CFO. The compensation committee oversees the administration of our long-term incentive plan and employee benefit plans.

The compensation committee’s chairman regularly reports to the board on compensation committee actions and recommendations. The compensation committee has authority to retain, at our expense, outside counsel, experts, compensation consultants and other advisors as needed.

Company Performance. Because of the stage of our company’s development, the compensation committee looks at various factors in evaluating the progress the company has made and the services provided by the named executive officers. In considering executive compensation, the compensation committee noted certain aspects of our financial performance and accomplishments in 2016 and 2015 including the following: (a) Development Milestones, (b) Financial Milestones and (c) Sales and Marketing Milestones.

Compensation Philosophy. Our general compensation philosophy is designed to link an employee’s total cash compensation with our performance, the employee’s department goals and individual performance. Given our stage of operations and limited capital resources, we are subject to various financial restraints in our compensation practices. As an employee’s level of responsibility increases, there is a more significant level of variability and compensation at risk. The compensation committee believes linking incentive compensation to our performance creates an environment in which our employees are stakeholders in our success and, thus, benefits all shareholders.

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Executive Compensation Policy. Our executive compensation policy is designed to establish an appropriate relationship between executive pay and our annual performance, our long-term growth objectives, individual performance of the executive officer and our ability to attract and retain qualified executive officers. The compensation committee attempts to achieve these goals by integrating competitive annual base salaries with bonuses based on corporate performance and on the achievement of specified performance objectives, and to a lesser extent, awards through our long-term incentive plan. The compensation committee believes that cash compensation in the form of salary and bonus provides our executives with short-term rewards for success in operations. The compensation committee also believes our executive compensation policy and programs do not promote inappropriate risk-taking behavior by executive officers that could threaten the value of our company.

In making compensation decisions, the compensation committee compares each element of total compensation against companies referred to as the “compensation peer group.” The compensation peer group is a group of companies that the compensation committee selected from readily available information about small companies engaged in similar businesses and with similar resources. The compensation committee selected these companies from research on its own and with limited consultation with outside consultants given the size of the company and its resources to retain such experts. The types of companies selected for the peer group included publically-traded technology development companies in the diagnostic testing industry. Since there are relatively few companies in the rather narrow field of diagnostic testing the comparisons were limited to those that are publically traded whose financial information could be readily accessed. The compensation committee determined these companies were appropriate for inclusion in the peer group because of the similar nature of their businesses and their general stage of development and financial resources.

Role of Executive Officers in Compensation Decisions

The compensation committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all of our other senior management personnel. The CEO annually reviews the performance of the CFO and other senior management. The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the compensation committee. The compensation committee is charged with the responsibility of ensuring a consistent compensation plan throughout the company and providing an independent evaluation of the proposed adjustments or awards at all levels of management. As such, the compensation committee has determined that it have the discretion to modify or adjust any proposed awards and changes to management compensation to be able to satisfy these responsibilities.

Stock Option Plans

Under our 2015 Long-term Incentive Plan (the “2015 Plan”), the board of directors may issue incentive stock options to employees and directors and non- qualified stock options to consultants of the company. Options may be exercised any time after vesting. The options expire five years after being granted. Options granted vest in accordance with the vesting schedule determined by the Board of Directors, usually ratably over a two-year vesting schedule with one third of the options vesting upon grant and thereafter upon the anniversary date of the grant. Should an employee’s director’s or consultant’s relationship with the company terminate before the vesting period is completed, the unvested portion of each grant is forfeited. The 2015 Plan was adopted in January 2015 at which time a total of 136,364 were granted, but none to named executive officers or directors. In January 2016, a total of 163,636 options were granted, but none to named executive officers or directors. We will maintain and grant awards under our 2015 Plan which will remain in effect until it expires by its terms. The number of unissued stock options authorized under the 2015 Plan currently is 5,738,628 .

The purpose of our incentive plan is to advance the interests of our shareholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to us by providing them with both equity ownership opportunities and performance-based incentives intended to align their interests with those of our shareholders. These plans are designed to provide us with flexibility to select from among various equity-based compensation methods, and to be able to address changing accounting and tax rules and corporate governance practices by optimally utilizing stock options and shares of our common stock.

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Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the named executive officers in their respective capacities for the fiscal years ended December 31, 2016, 2015 and 2014. When setting total compensation for each of the named executive officers, the compensation committee reviewed tally sheets which show the executive’s current compensation, including equity and non-equity based compensation. We have omitted in this report certain columns otherwise required to be included because there was no compensation made with respect to such columns, as permitted by applicable SEC regulations.

				Option	All
Name and		Salary	Bonus	Awards	Other	Total
Principal Position	Year	($)	($)	($)(1)	Compensation	($)

Dwight H. Egan	2016	$23,750	-	-	-	$23,570
President & Chief Executive Officer (1)	2015	48,000	-	-	-	48,000
	2014	48,000	-	-	-	48,000

Reed L Benson	2016	$-	-	-	-	$-
Chief Financial Officer and Secretary (2)	2015	-	-	-	-	-
	2014	-	-	-	-	-

Brent Satterfield	2016	$81,096	-	-	-	$81,096
Chief Technology Officer (3)	2015	76,548	-	-	-	76,548
	2014	-	-	-	-	-

______________

(1)	The amounts shown in the salary column reflect amounts paid by the Company to Reagents, LLC that were specifically designated as compensation for Mr. Egan.

(2)	Mr. Benson is a member of Legends Capital Group, LLC, which received consulting income from the Company in 2014 and 2015. However, Mr. Benson did not receive any of the funds received by Legends Capital Group from the Company.

(3)

Dr. Satterfield also received royalties from the Company in the amount of $125,000 in 2015 and $2,500 in 2016 pursuant to a technology license agreement that was amended in January 2017 to terminate the ongoing royalties.

Other Compensation

We do not have any non-qualified deferred compensation plan.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
						Market	Number of Unearned	Market or
					Number of	Value of	shares,	payout value
	Number of	Number of			Shares or	shares or	units or	of unearned
	Securities	Securities			Units of	Units of	other	shares, units
	Underlying	Underlying	Option		Stock that	Stock that	rights that	or other
	Unexercised	Unexercised	Exercise	Option	have not	have not	have not	rights that
	Options (#)	Options (#)	Price	Expiration	Vested	Vested	vested	have not
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

Dwight H. Egan	none	--	--	--	--	--	--	--
Reed L Benson	none	--	--	--	--	--	--	--
Brent Satterfield	none	--	--	--	--	--	--	--

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Potential Payments Upon Termination or Change of Control

There is no compensation payable to the named executive officers upon voluntary termination, retirement, involuntary not-for-cause termination, termination following a change of control or in the event of disability or death of the executive.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

None of our executive officers served as a member of the compensation committee or as a director of any other company.

Director Compensation

No director was compensated for his services as a director during the years ended December 31, 2016 or 2015.

Director Summary Compensation Table

The table below summarizes the compensation paid by us to our directors for the fiscal year ended December 31, 2016.

(a)	(b)	(c)	(d)	(e)
	Fees Earned or Paid in Cash	Options/ Awards	Restricted Stock Units	Total
Name	($)	($)(1)	($)(1)	($)
Dwight H. Egan (1)	-	-	-	-
Dr. Brent Satterfield (2)	-	-	-	-
Reed L Benson (3)	-	-	-	-

_____________

(1)	Mr. Egan receives no compensation for serving as a director, but is compensated in his capacity as our president and CEO.
(2)	Dr. Satterfield receives no compensation for serving as a director, but is compensated in his capacity as our Chief Science Officer.
(3)	Mr. Benson received no compensation for serving as a director, but is compensated in his capacity as our Chief Financial Officer.

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PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of June 9, 2017, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of our Common Stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership before offering of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of the date of this prospectus. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of common stock held by them. Applicable percentage ownership in the following table is based on 9,882,184 shares of common stock plus, for each individual, any securities that individual has the right to acquire within 60 days of June 9, 2017.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Title of Class: Common Stock - Before Offering

Title of Class: Common Stock - Before Offering

Name and Address of Beneficial Owner Officers and Directors	Title	Beneficially	Percent of Class

Dwight H. Egan (1)	Chief Executive Officer, President and Chairman	-	*%
Reed L. Benson (4)	Chief Financial Officer and Secretary	16,703	*%
Dr. Brent Satterfield (1)	Chief Science Officer and Director	2,269,798	23.0%
Edward J. Borkowski	Director
Frank J. Kiesner	Director
Richard S. Serbin	Director

Officers and Directors as a Group (total of 6 persons)		2,286,501	23.1%

5% Stockholders
Legends Capital Group, LLC (2)		1,296,902	13.1%

Reagents, LLC (3)		1,953,613	19.8%

_____________

(1)	The address is 8160 S. Highland Drive, Salt Lake City, Utah 84124.
(2)

Legends Capital Group, LLC, with an address of 4049 S Highland Drive, Salt Lake City, UT 84124, is beneficially owned by Jason Briggs. Reed Benson, a director of the Company, owns an 11% equity interest in Legends Capital Group, LLC.

(3)	Reagents, LLC, with an address of 8160 S. Highland Drive, Salt Lake City, UT 84093, is beneficially owned by Seth Egan.
(4)

Includes 16,703 shares of common stock issuable upon conversion , based on 75% of the assumed offering price , of convertible notes owned by entities controlled by Reed Benson, Clavo Rico Incorporated and Hamilton Mining Resources, Inc.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On March 1, 2016 we entered into a revolving line of credit promissory note with a limited liability company in the principal amount of $100,000. The investor is Legends Capital Group, LLC, a principal shareholder of ours. The control person of Legends Capital Group, LLC is Jason Briggs. The note bears interest at the rate of 12% per annum. To date we have received $80,000 in advances under the line of credit and retired $70,000 of the principal borrowed. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. On May 16, 2017 the Company and the note holder agreed to extend the filing date requirement from December 31, 2016 to September 30, 2017 and the note is now convertible.

On November 12, 2015, we entered into a convertible note with Legends Capital Group, LLC, a shareholder of ours. The convertible note was in the principal amount of $100,000 with interest payable at the rate of 8.5% per annum with the convertible note due and payable on September 30, 2017. The note is convertible into common stock of the Company at a conversion price of the lower of $11.00 per share or 20% less than the offering price of an initial public offering should one take place during the term of the convertible note. In addition, we issued warrants to the note holder to purchase up to 4,546 shares of our common stock at an exercise price of $16.50 or the offering price of our common stock in an initial public offering should one occur during the term of the warrant, whichever is less. The warrant has a five year term.

On May 1, 2015 we entered into an amended subscription agreement with Co-Diagnostics, Ltd., a shareholder of ours, pursuant to which Co-Diagnostics, Ltd. agreed to buy up to $500,000 of additional common stock at a purchase price of $0.638 per share. The control person for Co-Diagnostics, Ltd is Hugh O’Neill. We received $199,985 pursuant to the amended agreement and issued 313,483 shares of common stock. All of the common stock owned by Co-Diagnostics, Ltd was transferred to the owners of Co-Diagnostics, Ltd., who are non-U.S. persons, based on an exemption provided by Regulation S .

Effective January 22, 2015, we entered into a stock exchange agreement with Dr. Brent Satterfield, our Chief Science Officer and a director and major shareholder of ours, as the sole owner of DNA Logix, Inc., under the terms of which we acquired all of the issued and outstanding shares of common stock of DNA Logix in exchange for 583,636 shares of our common stock. Of the 583,636 shares, we issued 260,740 of the shares to Dr. Satterfield and issued the remaining shares to 30 accredited investors that were stakeholders in DNA Logix. The issuance of the shares was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act. Preceeding the transaction, DNA Logix assigned the exclusive license for Co-Primer technology to Dr. Satterfield and we commenced making payments to Dr. Satterfield under the license as explained below.

We acquired the exclusive rights to the Co-Primer technology pursuant to an Exclusive License Agreement between the Company and DNA Logix, Inc. (“License”) dated April 18, 2014, between us and DNA Logix, Inc., which was assigned to Dr. Satterfield by DNA Logix, Inc. prior to our acquisition of DNA Logix, Inc. Pursuant to the license the we were to pay Dr. Satterfield minimum royalty payments of $30,000 per month until we received an equity funding of at least $4,000,000, at which time the payments increase to $60,000 per month for the remainder of the year. The payment terms were orally modified to maintain the monthly royalties at $30,000 per month through December 2016. On March 1, 2017, we entered into an amendment to the License, effective January 1, 2017, with Dr. Satterfield. The amendment provides in part that all royalties under the License cease as of January 1, 2017, and we begin payment of the accrued royalties at the rate of $10,000 per month. During 2015 and 2016, we paid Dr. Satterfield $125,000 and $2,500, respectively, pursuant to the license agreement and as of December 31, 2016 we had accrued $592,500 of royalties payable to him. For each of the years ending December 31, 2016 and 2015, we included a $360,000 expense for this license agreement in research and development.

On August 1, 2015, we entered into a revolving line of credit promissory note in the principal amount of $750,000 with Co-Diagnostics, Ltd., a Turks and Caicos company, a principal shareholder of ours. The note bears interest at the rate of 12% per annum. To date we have received $609,940 in advances under the line of credit. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. On May 16, 2017 the Company and the note holder agreed to extend the filing date requirement from December 31, 2016 to September 30, 2017 and the note is now convertible.

We pay consulting fees to two companies who are also significant shareholders. Legends Capital Group, LLC, one of the consultants, payment is paid $5,000 per month pursuant to a written consulting contract which commenced on May 13, 2013 and was on a month to month basis until terminated. It was terminated effective September 30, 2016. During the year ended December 31, 2015 we paid that consultant a total of $25,000 and nothing in 2016. The other consultant, Reagents, LLC, is paid $8,000 per month for consulting fees a portion of which accrues to the benefit of our president, Dwight H. Egan, and, in addition, has advanced funds to pay for Company operating expenses and is reimbursed for such advances as funds have been available. The control person for Reagents, LLC is Seth Egan. During the years ended December 31, 2015 and 2016 we paid that consultant a total of $146,000 and $46,385 respectively.

We entered into revolving loan agreements with three entities, Clavo Rico Incorporated, a Utah corporation, Hamilton Mining Resources, Inc., a Utah corporation, and Machan 1988 Property Trust, the advances under which total $10,000, $66,000, and $41,500, respectively. Reed L. Benson, our CFO, is the President of Clavo Rico and Hamilton and is the Trustee of the Trust. Each of the notes were amended on September 14, 2016, to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $ 8.25 per share or a discount of 30% to the price of any IPO if we were to file a Registration Statement before December 31, 2016. We repaid the principal of $41,500 on the Machan 1988 Property Trust loan on March 6, 2017. On May 16, 2017 the Company and the remaining two related note holders entered into amendments of their respective notes. Providing that the filing date requirement change from December 31, 2016 to September 30, 2017 and all notes are now convertible.

On October 11, 2016, the Company entered into an exclusive license agreement with Watermark Group, Inc., a Nevada corporation, (“Watermark”) which granted the exclusive license to sell the Company’s proprietary molecular diagnostic tests for the Zika virus and other mosquito borne illnesses in exchange for an initial royalty of $500,000 and a royalty of 10% of net sales. The license was cancelled as described hereafter. Also as part of the transaction the Company entered into a stock purchase agreement with the major shareholder of Watermark for the purchase of 327,273 shares of common stock in Watermark for $55,000, which constituted a controlling interest in Watermark. Watermark subsequently changed its name to Zika Diagnostics, Inc. Contemporaneously, with the execution of those two agreements, Watermark secured an investment of $1.05 million from an individual for the purchase of shares of Watermark, $0.5 million of which was paid to the Company pursuant to the exclusive license agreement as an initial royalty payment. As an integral part of the license agreement and the stock purchase agreement, the Company required that Watermark be debt free for the transaction to close. It was represented that a related party loan (“Related Note”) on the books of Watermark as of July 31, 2016, in the approximate amount of $172,000 plus accrued interest was satisfied. The Company was furnished written documentation from what was purported to be the then holder of the Related Note (“Tide Pool Ventures”) and a written confirmation from the original holder of the Related Note (“P&G Holdings”) that the debt was satisfied. The seller of the Watermark stock purchased by the Company also represented that the Related Note was satisfied as a condition to the stock purchase agreement. On or about January 10, 2017, the Company and Watermark were notified by P&G Holdings that the Related Note was not only still outstanding, but that it was in default and payment was demanded. On January 31, 2017, P&G Holdings filed a lawsuit in Federal District Court in New York demanding payment of the Related Note, all accrued interest thereon and attorney’s fees and that stock be issued such that P&G Holdings would own 80% of the issued and outstanding shares of stock of Watermark.

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As a result of the lawsuit and its investigation into the Related Note, the Company determined that it would unwind the transaction by terminating the license agreement effective as of October 11, 2016 and rescinding the stock purchase, which it did on March 22, 2017, in an agreement with the Former Shareholder. Under the terms of the rescission and cancellation of the license agreement, the Company returned the shares of stock of Watermark that it held to the seller of the stock and agreed to repay a portion of the initial license fee it received. In that connection the Company executed a note payable to Watermark in the principal amount of $445,000. The note principal is due December 31, 2020. Following the rescission of the stock purchase agreement and the cancellation of the license, the Related Note was paid by Watermark and the lawsuit by P&G Holdings was dismissed.

For a description of our policies and procedures related to the review, approval or ratification of related person transactions, see “Conflict of Interest Policy” under Item 10, “Directors, Executive Officers and Corporate Governance.”

DESCRIPTION OF OUR CAPITAL STOCK

Our authorized capital stock presently consists of 16,363,636 shares of common stock, par value $0.001 per share. As of May 19, 2017, we had 9,882,184 shares of common stock outstanding and 52 holders of our common stock. The following is a summary of the terms of our capital stock.

Common Stock

Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of the shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably any dividends, as may be declared by the Board of Director s out of funds legally available therefor, subject to the rights of the holders of preferred stock. Upon the liquidation, dissolution or winding up of our company, the holders of common stock are entitled to receive ratably our net assets available after the payment of our debts and other liabilities. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are fully paid and nonassessable.

Shares Eligible for Future Sale

Immediately prior to this offering, there was no public market for our common stock. Future sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices.

Based on the number of shares of our common shares outstanding as of [*], assuming the sale by us of [*] common shares in this offering, we will have outstanding an aggregate of [*] common shares. Of these shares [*] common shares to be sold in this offering and any shares sold to the underwriters pursuant to their option to purchase additional shares, will be freely tradable in the public market without restriction or further registration under the Securities Act, except for any of such shares that are held by our “affiliates” as such term is defined in Rule 144 of the Securities Act, in which case they are eligible for public sale but subject to certain restrictions applicable to sales of such shares by affiliates under Rule 144.

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Notes and Warrants

Senior Secured Convertible Notes and related Warrants

In May 2015, we entered into a convertible note with a limited liability company. The convertible note was in the principal amount of $500,000 with interest payable monthly at the rate of 12% per annum with the convertible note due and payable on April 30, 2016. The investor withheld 2% as a financing fee from the proceeds of the note and we received total proceeds of $490,000. In December 2016, in connection with the issuance of the senior secured convertible notes, we replaced the convertible note with a new note in the principal amount of $583,500 that includes $83,500 of accrued interest and bears interest at the rate of 15% per annum and is due June 12, 2017. In addition, the holder agreed to subordinate its interest to the senior secured convertible notes described above, convert all or a portion of its note in this offering at a 30% discount to the offering price of this offering, and received a warrant exercisable into a number of shares of our common stock equal to 50% of the shares received on conversion of its note. The note is convertible into 70,727 shares of our common stock and the warrants are exercisable into 35,364 shares of our common stock. The warrants have a five-year life and are exercisable at the price of shares in this offering.

Unsecured Convertible Notes

On November 12, 2015 and December 1, 2015, we entered into convertible notes with two investors. Each note was in the principal amount of $100,000 with interest payable semi-annually at the rate of 8.5% per annum with the convertible notes due and payable on September 30, 2017. The notes are each convertible to 9,091 shares of our common stock at a conversion price equal the lesser of $11.00 per share or a discount of 20% of the price of the shares sold in this offering. In addition, each of the investors received a warrant to acquire 4,545 shares of our common stock exercisable at the lesser of $11.00 per share or the price of the shares sold in this offering. The warrants have a five-year life.

On August 18, 2016 and on August 25, 2016, we entered into two convertible promissory notes in the principal amounts of $10,000 and $15,000, respectively, with a limited liability company. The notes bear interest at the rate of 10% per annum. The notes provide that the principal and interest on the notes would be convertible to 3,030 shares of common stock at a conversion rate of $8.25 per share or a discount of 15% to the offering price per share of this offering, whichever is the lesser.

On September 1, 2016, we entered into a convertible promissory note in the principal amount of $200,000, with an individual. The note bears interest at the rate of 10% per annum. The note provides that the principal and interest on the note would be convertible to 24,242 shares of common stock at a conversion rate of $8.25 per share or a discount of 15% the conversion price of the senior secured convertible notes.

In November and December, we entered into convertible promissory notes with two individuals and one entity in the principal amounts of $50,000, $40,000 and $15,000 respectively. The notes bear interest at the rate of 10% per annum. The notes provide that the principal and interest on the notes would be convertible to a total of 12,727 shares of our common stock at a conversion rate of $8. 25 per share or a discount of 30% to the offering price per share of this offering, whichever is the lesser.

The following table summarizes information about warrants outstanding at March 31, 2017.

	Outstanding			Exercisable
		Weighted Average Remaining	Weighted Average		Weighted Average
Range of Exercise Prices	Number Outstanding	Contractual Life (years)	Exercise Price	Number Exercisable	Exercise Price
$0.05-0.99	261,364	8.38	$0. 5 5	210,606	$0.55
1.00-1.50	111,122	4.66	8.69	111,122	8.69
$0.05-1.50	372,486	7.27	$2.97	321,728	$3.41

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Other Notes

From August 1, 2015 through December 31, 2016, we entered into promissory notes with six different entities pursuant to which we borrowed an aggregate amount of $913,440 with interest payable at the maturity date of the notes at a rate of 12% per annum. The notes were not convertible when issued. On September 14, 2016, all of the notes were amended to make them convertible to common stock at a conversion price of 70% of the price of the stock sold in this offering and to extend the maturity date of each note to September 30, 2017, if a registration statement were filed before September 30, 2017.

In connection with the termination of the license granted to Zika Diagnostics, Inc. f/k/a/ Watermark Group, Inc., the Company executed a note payable to Watermark of $ 40,455 , which is due on demand September 30, 2017.

See “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

Equity Compensation Plans

The following table sets forth, as of December 31, 2016, information regarding our compensation plans under which shares of our common stock are authorized for issuance.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding securities)

Equity compensation plans approved by security holders	-	-	-
Equity compensation plans not approved by security holders (1)	261,364	$0.55	284,091
Total	261,364	$0.55	284,091

___________

(1)

Our 2015 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, and restricted stock units to our employees, directors and consultants. The plan covers a total of 545,455 shares of our common stock. The plan is administered by our Board of Director s or compensation committee of the board. Awards may be vested on such schedules determined by the plan administrator.

Transfer Agent and Registrar

Our transfer agent and registrar is VStock Transfer Company , Inc. Its telephone number is 1-212-828-436.

Listing

We intend to apply to list our common stock on the NASDAQ Capital Market under the symbol “CODX.” There can be no assurance that our application to list our shares will be approved by the NASDAQ Capital Market.

62

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our amended and restated articles of incorporation provide for limitation of liability of our directors and for indemnification of our directors and officers to the fullest extent permitted under Utah law. Our directors and officers may be liable for a breach or failure to perform their duties in accordance with Utah law only if their breach or failure to perform constitutes gross negligence, willful misconduct or intentional harm on our company or our shareholders. Our directors may not be personally liable for monetary damages for action taken or failure to take action as a director except in specific instances established by Utah law.

In accordance with Utah law, we may generally indemnify a director or officer against liability incurred in a proceeding if he or she acted in good faith, and believed that his or her conduct was in our best interest and that he or she had no reason to believe his or her conduct was unlawful. We may not indemnify a director or officer if the person was adjudged liable to us or in the event it is adjudicated that the director or officer received an improper personal benefit.

Under Utah law, we will indemnify a director or officer who is successful on the merits or otherwise in defense of any proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he or she was a party because he or she is or was a director or an officer, as the case may be, against reasonable expenses incurred by him or her in connection with the proceeding or claim with respect to which he or she has been successful.

We maintain a directors’ and officers’ liability insurance policy which, subject to the limitations and exclusions stated therein, covers our directors and officers for certain actions or inactions they may take or omit to take in their capacities as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

UNDERWRITING

WallachBeth Capital, LLC and Network 1 Financial Securities, Inc. are acting as the co-book running managers of the offering, and we have entered into an underwriting agreement on the date of this prospectus, with them as underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters and the underwriters have agreed to purchase from us, at the public offering price per share less the underwriting discounts set forth on the cover page of this prospectus.

The underwriters are committed to purchase all the shares of common stock offered by us other than those covered by the option to purchase additional shares described below, if they purchase any shares. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the underwriting agreement. Furthermore, pursuant to the underwriting agreement, the underwriters’ obligations are subject to customary conditions, representations and warranties contained in the underwriting agreement, such as receipt by the underwriters of officers’ certificates and legal opinions.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, and to contribute to payments the underwriters may be required to make in respect thereof.

The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

63

Over-allotment Option

We have granted the underwriters an over-allotment option.  This option, which is exercisable for up to 45 days after the date of this prospectus, permits the underwriters to purchase a maximum of [*] additional shares (15% of the shares sold in this offering) from us to cover over-allotments, if any.  If the underwriters exercise all or part of this option, it will purchase shares covered by the option at the public offering price per share that appears on the cover page of this prospectus, less the underwriting discount.  If this option is exercised in full, the total offering price to the public will be $[*] and the total net proceeds, before expenses, to us will be $[*].

Discount

The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us.  The information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Share	Total Without Over-Allotment Option	Total With Over-Allotment Option
Public offering price	$	$	$
Underwriting discount (9%)	$	$	$
Proceeds, before expenses, to us	$	$	$

The underwriters propose to offer the shares offered by us to the public at the public offering price per share set forth on the cover of this prospectus.  In addition, the underwriters may offer some of the shares to other securities dealers at such price less a concession of $[_____] per share.  If all of the shares offered by us are not sold at the public offering price per share, the underwriters may change the offering price per share and other selling terms by means of a supplement to this prospectus.

We will pay the out-of-pocket accountable expenses of the underwriters in connection with this offering.  The underwriting agreement, however, provides that in the event the offering is terminated, any advance expense deposits paid to the underwriters will be returned to the extent that offering expenses are not actually incurred in accordance with FINRA Rule 5110(f)(2)(C).

We have agreed to pay the underwriters’ non-accountable expenses allowance equal to 1% of the public offering price of the shares (excluding shares that we may sell to the underwriters to cover over-allotments). We have also agreed to pay the underwriters’ expenses relating to the offering, including (a) all filing fees incurred in clearing this offering with FINRA; (b) up to $15,000 of fees, expenses and disbursements relating to background checks of our officers and directors; (c) all fees, expenses and disbursements relating to the registration, qualification or exemption of securities offered under the securities laws of foreign jurisdictions designated by the underwriters; (d) stock transfer and/or stamp taxes, if any, payable upon the transfer of shares of our common stock to the underwriters; (e) up to $2,500 for the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones; (f) up to $25,000 of the underwriters’ actual accountable road show expenses for the offering; (g) the $25,000 cost associated with the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for the offering, and (h) up to $60,000 for the fees of the underwriters’ counsel; provided, the maximum amount we have agreed to pay the underwriters for items (b), (e), (f), (g) and (h) above is $127,500.

We have granted to the underwriters the right of first negotiation to co-manage any public underwriting or private placement of debt or equity securities (excluding (i) shares issued under any compensation or stock option plan approved by the shareholders of the Company, (ii) shares issued in payment of the consideration for an acquisition or as part of strategic partnerships and transactions and (iii) conventional banking arrangements and commercial debt financing) of the Company or any subsidiary or successor of the Company, with the underwriters receiving the right to underwrite or place a number of the securities to be sold therein having an aggregate purchase price therein equal to a minimum of the aggregate purchase price of the shares offered by us in this offering (excluding any shares that we may sell to the underwriters to cover overallotments), until twelve (12) months after completion of this offering.

We estimate that the total expenses of the offering payable by us, excluding underwriting discounts and commissions, will be approximately $[*].

Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

64

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors and holders of substantially all of our common stock and securities exercisable for or convertible into our common stock outstanding immediately upon the closing of this offering,  have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the underwriters, for a period of 180 days from the date of effectiveness of the offering.

The lock-up period described in the preceding paragraph will be automatically extended if: (1) during the last 17 days of the restricted period, we issue an earnings release or announce material news or a material event; or (2) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions described in the preceding paragraph will continue to apply until the expiration of the 18-day period beginning on the date of the earnings release, unless the underwriters waive this extension in writing; provided, however, that this lock-up period extension shall not apply to the extent that FINRA has amended or repealed NASD Rule 2711(f)(4), or has otherwise provided written interpretive guidance regarding such rule, in each case, so as to eliminate the prohibition of any broker, dealer, or member of a national securities association from publishing or distributing any research report, with respect to the securities of an emerging growth company (as defined in the JOBS Act) prior to or after the expiration of any agreement between the broker, dealer, or member of a national securities association and the emerging growth company or its stockholders that restricts or prohibits the sale of securities held by the emerging growth company or its stockholders after the initial public offering date.

Underwriter Warrants

We have agreed to issue to the underwriters warrants to purchase up to a total of 5% of the shares of common stock sold in this offering (excluding the shares sold through the exercise of the over-allotment option).  The warrants are exercisable at $[*] per share (120% of the public offering price) commencing on a date which is one year from the effective date of the offering under this prospectus supplement and expiring on a date which is no more than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G).  The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA.  The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness.  In addition, the warrants provide for registration rights upon request, in certain cases.  We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders.  The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.  However, the warrant exercise price or underlying shares will not be adjusted for issuances of shares of common stock at a price below the warrant exercise price.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters participating in this offering may distribute prospectuses electronically.  The underwriters may agree to allocate a number of shares for sale to its online brokerage account holders.  Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations.  Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

•

Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the shares while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase.  This creates a syndicate short position which may be either a covered short position or a naked short position.  In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option.  In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option.  The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions.  In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over- allotment option.  If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market.  A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permits the underwriters to reclaim a selling concession from a syndicate member when the shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

65

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock.  As a result, the price of our common stock or warrants in the open market may be higher than it would otherwise be in the absence of these transactions.  Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock.  These transactions may be effected on The NASDAQ Capital Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution.  A passive market maker must display its bid at a price not in excess of the highest independent bid of that security.  However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Other Relationships

The underwriters and their respective affiliates may, in the future provide various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.  However, except as disclosed in this prospectus, we have no present arrangements with the underwriters for any further services.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required.  The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.  Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPERTS

Haynie & Company, an independent registered public accounting firm, has audited our consolidated financial statements for the years ended December 31, 2016 and 2015 as set forth in their report dated March 30, 2017 (except for Note 2, as to which the date is May 24, 2017) which is included in this prospectus. Our financial statements are included herein in reliance on Haynie & Company and its respective report, given its authority as an expert in accounting and auditing matters.

LEGAL MATTERS AND INTERESTS OF NAMED EXPERTS

The validity of the securities being offered by this prospectus will be passed upon for us by Carmel, Milazzo & DiChiara LLP, New York, New York. Cozen O’Connor, New York, NY, is acting as counsel to the underwriters.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that we are offering in this prospectus. We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports and other information with the SEC. You can read our filings over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facility. In addition, you can find more information about us on our website at http://codiagnostics.com.

66

CO-DIAGNOSTICS, INC.

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Co-Diagnostics, Inc. and subsidiaries

Sandy, Utah

We have audited the accompanying consolidated balance sheets of Co-Diagnostics, Inc. as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Co-Diagnostics, Inc. as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As disclosed in Note 1 to the financial statements, the Company does not generate significant revenue, and has negative cash flows from operations. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

March 30, 2017

(except for Note 2, as to

w hich the date is May 24, 2017)

F-2

CO - DIAGNOSTICS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2016	December 31, 2015
ASSETS:
Current Assets
Cash	$998,737	$33,805
Other receivables	3,183	2,000
Prepaid expenses	206,478	116,120
Total current assets	1,208,398	151,925
Property and equipment, net	87,429	112,679
Long-term Assets
Long-term prepaid expenses	--	106,326
Total-long term assets	87,429	219,005

Total assets	$1,295,827	$370,930

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):

Current Liabilities
Accounts payable	$29,934	$98,857
Accounts payable (related party)	75,000	15,000
Accrued expenses	101,239	116,028
Accrued expenses (related party)	690,168	276,894
Current notes payable net of $87,605 and $12,065 discount, respectively	2,111,895	487,935
Current notes payable (related party) net of $263 and $0 discount, respectively	837,177	--
Total current liabilities	3,845,413	994,714
Long-term Liabilities
Notes payable net of $0 and $787 discount, respectively	445,000	119,213
Notes payable (related party) net of $0 and $618 discount, respectively	--	404,382
Total long-term liabilities	445,000	523,595
Total liabilities	4,290,413	1,518,309

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.001 par value, 180,000,000 shares authorized; 9,882,184 shares issued as of both December 31, 2016 and 2015, respectively.	9,882	9,882
Additional paid-in capital	2,458,744	2,377,265
Accumulated deficit	(5,463,212)	(3,534,526)
Total stockholders’ equity (deficit)	(2,994,586)	(1,147,379)

Total liabilities and stockholders’ equity (deficit)	$1,295,827	$370,930

See accompanying notes to consolidated financial statements.

F-3

CO - DIAGNOSTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2016	2015

Net sales	$--	$10,000
Cost of sales	--	--
Gross profit	--	10,000

Operating expenses:
Selling and marketing	122,105	281,101
Administrative and general	796,896	846,825
Research and development	731,474	806,913
Depreciation and amortization	37,491	43,140
Total operating expenses	1,687,966	1,977,979
Total operating loss	(1,687,966)	(1,967,979)

Other expense:
Interest expense	(240,720)	(75,189)
Total other expense	(240,720)	(75,189)

Loss before income taxes	(1,928,686)	(2,043,168)
Provision for income taxes	--	--
Net loss	$(1,928,686)	$(2,043,168)

Net loss per share - basic and diluted	$(0.20)	$(0.22)

Weighted average shares - basic and diluted	9,882,184	9,363,505

See accompanying notes to consolidated financial statements.

F-4

CO - DIAGNOSTICS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

YEARS ENDED DECEMBER 31, 2015 AND 2016

	Common Stock		Additional Paid-in	Retained Earnings	Equity
	Shares	Amount	Capital	(Deficit)	(Deficit)
Balance, December 31, 2014	8,198,172	$8,197	$1,621,789	$(1,491,358)	$138,628

Common stock issued for cash	736,740	737	469,263	--	470,000

Common stock issued for services	363,636	364	231,616	--	231,980

DNA Logix, Inc. stock exchange	583,636	584	7,611	--	8,195

Stock-based compensation	--	--	45,498	--	45,498

Issuance of convertible debt warrants	--	--	1,488	--	1,488

Net loss	--	--	--	(2,043,168)	(2,043,168)

Balance, December 31, 2015	9,882,184	9,882	2,377,265	(3,534,526)	(1,147,379)

Stock-based compensation	--	--	69,565	--	69,565

Issuance of convertible debt warrants	--	--	11,914	--	11,914

Net loss	--	--	--	(1,928,686)	(1,928,686)

Balance, December 31, 2016	9,882,184	$9,882	$2,458,744	$(5,463,212)	$(2,994,586)

See accompanying notes to consolidated financial statements.

F-5

CO - DIAGNOSTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(1,928,686)	$(2,043,168)
Adjustments to reconcile net loss to net cash used in operating activities:
Issuance of common stock for services	--	9,662
Stock based compensation	69,565	45,498
Accretion of notes payable discount	21,516	23,019
Depreciation and amortization	37,491	43,140
Changes in assets and liabilities:
Decrease (increase) in prepaid and other assets	14,785	5,917
Increase in accounts payable and accrued expenses	473,062	385,561

Net cash used in operating activities	(1,312,267)	(1,530,371)

Cash flows from investing activities:
Purchase of fixed assets	(12,241)	(118,465)
Proceeds from stock exchange	--	8,195

Net cash used by investing activities	(12,241)	(110,270)

Cash flows from financing activities:
Proceeds from equity financing (related party)	--	470,000
Proceeds from debt financing	1,871,950	585,000
Proceeds from debt financing (related party)	502,440	405,000
Principal payments on debt	(14,950)	--
Principal payments on debt (related party)	(70,000)	--

Net cash provided by financing activities	2,289,440	1,460,000

Net increase (decrease) in cash	964,932	(180,641)

Cash beginning of period	33,805	214,446

Cash end of period	$998,737	$33,805

Supplemental disclosure of cash flow information:
Interest paid	$10,050	$32,669
Income taxes paid	$--	$--

Schedule of non-cash (investing) and financing activities:
Warrants issued with convertible debt	$11,914	$1,488
Shares issued for acquisition	$--	$8,195
Shares issued for prepaid services	$--	$231,980

See accompanying notes to consolidated financial statements.

F-6

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Note 1 - Description of Business

Co-Diagnostics, Inc. (“Company,” “CDI,” “we”), a Utah corporation headquartered in Salt Lake City, Utah, is a molecular diagnostics company formed in April, 2013 that develops, manufactures and markets a new diagnostics technology.

In January 2015, the Company entered into a stock exchange agreement with Dr. Satterfield pursuant to which we acquired all of the issued and outstanding stock of DNA Logix, Inc., a corporation owned by Dr. Satterfield which was conducting all of our development work on our original Technology and the Co-Primer Technology. The Company issued 583,636 shares of our common stock in the exchange. Additionally, the Company received $8,195 in cash from DNA Logix, Inc. As part of the acquisition transaction, DNA Logix assigned the exclusive license agreement for the Co-Primer technology to Dr. Satterfield and we pay royalties to him under the license.

On April 1, 2013, the Company entered into an exclusive license agreement with DNA Logix, Inc. The consideration required by the license agreement financed the entire operations of DNA Logix as it was the sole source of funding for DNA Logix. All of the research and development work required to create a product for the Company to sell was undertaken by DNA Logix. Because of the significant funding provided and co-dependent operations, DNA Logix was deemed to be under common control of the Company and the operations of DNA Logix were consolidated with the Company’s operations. In 2015 the Company acquired all of the issued and outstanding shares of common stock of DNA Logix pursuant to a share exchange agreement. In accordance with ASC 805-Business Combinations, the transaction meets the definition of a business combination. However, because the two companies were deemed to be under common control from 2013 on, the exception for treatment of businesses under common control listed at ASC 805-10-15-4 determines the accounting treatment and the transaction is not treated as a business combination. The assets and liabilities of DNA Logix are accounted for at their carrying amounts in the Company’s financial statements since the date of the stock exchange agreement.

The Company deemed the stock exchange transaction necessary in order to benefit from the DNA Logix lab receiving ISO 13485 and ISO 9001 lab certification for our tuberculosis test. The company has since received ISO 13485 and ISO 9001 certifications relating to the design and manufacture of all of our medical device products. The ISO certification indicates that we meet the standards required to self-certify certain of our products and affix a CE marking for sales of our products in countries accepting the CE marking (not in the United States) with only minimal further governmental approvals in each country.

In January 2017, the Company entered into a joint venture agreement to manufacture diagnostics tests for seven infectious diseases with Synbiotics Limited, a pharmaceutical manufacturing company in India. The Company and Synbiotics shall be equal partners in the joint venture. The agreement provides for the manufacture of the tests named above and the joint sales and marketing of those tests in India. The Company will license its technology to the joint venture on a royalty-free basis. The profits from the partnership shall be divided as follows:

Profit Level	CDI Share	Synbiotics Share

Up to $1,000,000	50%	50%
$1,000,000-$2,000,000	60%	40%
$2,000,000-$3,000,000	70%	30%
Above $3,000,000	80%	20%

Synbiotics will be reimbursed for some expenses, such as approximately $30,000 for office space. If the joint venture needs additional funding, it will be achieved through loans obtained by the joint venture, or if loans are not available on commercially reasonable terms, from capital contributions. There is no term to the joint venture agreement but it can be dissolved by mutual agreement or by one party upon a material breach by the other party. The Company is analyzing this transaction for Variable Interest Entity accounting treatment. As of the date of this report there have been no sales nor operating expenses other than the registration of the name.

F-7

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2016

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses and has not demonstrated the ability to generate sufficient cash flows from operations to satisfy our liabilities and sustain operations. These factors raise substantial doubt about our ability to continue as a going concern.

We experienced negative cash flow used in operations during the twelve months ending December 31, 2016 of $1,312,267 compared to negative cash flow used in operations for the twelve months ended December 31, 2015 of $1,530,371. The negative cash flow was met by cash reserves, sales of our common stock, sale of an exclusive license to sell our Zika test and related mosquito borne illnesses and most recently from the issuances of short term debt. The exclusive license agreement was later rescinded and the advanced royalty converted to debt. The amount of our operating deficit could decrease or increase significantly depending on strategic and other operating decisions, thereby affecting our need for additional capital. We expect our operating losses will continue until we are able to generate revenue. Until our operations become profitable, we will continue to rely on proceeds received from external funding. We expect additional investment capital may come from (i) additional private placements of our common stock with existing and new investors and (ii) the private placement of other securities with investors similar to those that have provided funding in the past.

Our continuation as a going concern is dependent on our ability to generate sufficient income and cash flow to meet our obligations on a timely basis and to obtain additional financing as may be required. The Company is actively seeking options to obtain additional capital and financing. The Company has commenced discussions with potential funding partners for a placement of our stock of up to $10,000,000. There is no assurance the Company will be successful in our efforts. The accompanying statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Basis of Presentation

In the opinion of management, the accompanying audited consolidated financial statements of Co-Diagnostics, Inc. contain the adjustments, all of which are of a normal recurring nature, necessary to present fairly our financial position at December 31, 2016 and 2015, and the results of operations for the years ended December 31, 2016 and 2015, with the cash flows for years ended December 31, 2016 and 2015, respectively in conformity with U.S. generally accepted accounting principles. All intercompany accounts and transactions have been eliminated in consolidation. The numbers in audited financial statements have been retroactively restated to give effect to a 11to 1 reverse split.

Significant Accounting Policies

Cash and Cash Equivalents

The Company considers all cash on hand and in banks, and highly liquid investments with maturities of three months or less, to be cash equivalents. At December 31, 2016, the Company had $643,715 in bank balances in excess of amounts insured by the Federal Deposit Insurance Corporation. At December 31, 2015, the Company had no bank balances in excess of amounts insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts, and management believes the Company is not exposed to any significant credit risk on cash and cash equivalents.

Accounts Receivable

Trade accounts receivable are carried at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by identifying troubled accounts and by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when collected.

F-8

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the property, generally from three to five years. Repairs and maintenance costs are expensed as incurred except when such repairs significantly add to the useful life or productive capacity of the asset, in which case the repairs are capitalized.

As of December 31, 2016 and 2015, property and equipment consisted of the following:

	December 31,
	2016	2015
Computers and office equipment	$160,891	$175,170
Furniture and fixtures	2,715	2,715
Leasehold improvements	4,740	--
Total	168,346	177,885
Less: accumulated depreciation	(80,917)	(65,206)
Total property and equipment, net	$87,429	$112,679

Total depreciation expense	$37,491	$43,140

Accounting for Derivatives

We have certain convertible instruments and related warrants and have not accounted for them as derivatives in our financial statements because they cannot be net settled as long as there is no market for our stock. Following the completion of this offering our stock will be publically traded and to the extent our convertible debt is not converted we may be required to treat the convertible instruments and related warrants as derivatives which could give rise to a derivative liability on our balance sheet and income or loss may be recognized depending on changes to that derivative liability.

Earnings (Loss) per Share

Basic earnings or loss per common share is computed by dividing net income or loss applicable to common shareholders by the weighted average number of shares outstanding during each period. As the Company experienced net losses during the years ending December 31, 2016 and 2015, no common stock equivalents have been included in the diluted earnings per common share calculations as the effect of such common stock equivalents would be anti-dilutive. As of December 31, 2016 and 2015, there were 634,727 and 224,242 potentially dilutive shares, respectively.

Stock-based Compensation

The Company accounts for stock-based compensation under the provisions of FASB ASC Topic 718, Compensation-Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all stock-based awards made to employees and directors based on estimated fair values on the grant date. The Company estimates the fair value of stock-based awards on the date of grant using the Black-Scholes-Merton option-pricing model (the “Black-Scholes Model”). The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods using the straight-line method.

The Company estimates forfeitures at the time of grant and revises its estimate in subsequent periods if actual forfeitures differ from those estimates.

The Company accounts for stock-based compensation awards to non-employees in accordance with FASB ASC Topic 505-50, Equity-Based Payments to Non-Employees (“ASC 505-50”). Under ASC 505-50, the Company determines the fair value of the warrants or stock-based compensation awards granted as either the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.

All issuances of stock options or other equity instruments to employees and non-employees as the consideration for goods or services received by the Company are accounted for based on the fair value of the equity instruments issued or the fair market value of the services provided. Any stock options issued to non-employees are recorded in expense and additional paid-in capital in shareholders’ equity over the applicable service periods using variable accounting through the vesting dates based on the fair value of the options at the end of each reporting period.

F-9

Income Taxes

We account for income taxes in accordance with the asset and liability method of accounting for income taxes prescribed by ASC Topic 740. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to the taxable income in the years in which those temporary differences are expected to be recovered or settled.

Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Research and Development

Research and development costs are expensed when incurred. The Company expensed $731,474 and $806,913 of research and development costs for the years ended December 31, 2016 and 2015, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the accompanying notes. Such estimates include receivables and other long lived assets, legal and regulatory contingencies, income taxes, share based arrangements, and others. These estimates and assumptions are based on management’s best estimates and judgments. Actual amounts and results could differ from those estimates.

Fair Value Measurements

The carrying amounts of our accounts receivable, accounts payable and accrued liabilities approximate their fair values due to their immediate or short-term maturities. The aggregate carrying amount of the notes payable approximates fair value as the individual notes bear interest at market interest rates and there has not been a significant change in our operations and risk profile.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02 Leases, which requires recognition of leased assets and liabilities on the balance sheet and disclosing key information about leasing arrangements. This update is effective for annual periods and interim periods with those periods beginning after December 15, 2018.

In May 2014, the FASB issued ASU No. 2014-09: "Revenue from Contracts with Customers (Topic 606)" which supersedes the revenue recognition requirements in ASC Topic 605, "Revenue Recognition", and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2018. The Company is in the process of evaluating the potential impact of this standard to the Company's results of operations or financial position.

F-10

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, to address some questions about the presentation and classification of certain cash receipts and payments in the statement of cash flows. These classification issues had arisen because there was either unclear or no applicable guidance for such cash flows in FASB ASC Topic 230, Statement of Cash Flows. Company is evaluating the impact of this standard on its financial statements.

Note 2 - Notes Payable

The recorded value of our notes payable (net of debt discount) for the years ending December 31, 2016 and 2015, were as follows:

	December 31, 2016	December 31, 2015
Notes payable, net of debt discount
Beaufort Capital Partners, LLC Convertible Note	$--	$487,935
R. Phillip Zobrist Convertible Note	99,664	99,213
Pine Valley Investments, LLC. Revolving Line of Credit Promissory Note	86,000	20,000
Legends Capital Opportunity Fund, LLC Convertible Notes	25,000	--
Robert Salna Convertible Promissory Note	192,427	--
December 2016 Notes Payable	105,000	--
Zika Diagnostics, Inc.	445,000	--
Bridge Notes Payable	1,603,804	--
Total	2,556,895	607,148
Less Current Portion	(2,111,895)	(487,935)
Total Long-term	$445,000	$119,213

Notes payable (related party), net of debt discount
Co Diagnostics, Ltd. Revolving Line of Credit Promissory Note	$609,940	$305,000
Legends Capital Group, LLC Convertible Note	99,737	99,382
Clavo Rico Promissory Note	10,000	--
Legends Capital Group, LLC. Revolving Line of Credit Promissory Note	10,000	--
Hamilton Mining Resources, Inc. Revolving Line of Credit Promissory Note	66,000	--
Machan 1988 Property Trust Revolving Line of Credit Promissory Note	41,500	--
Total Related Party	837,177	404,382
Less Current Portion Related Party	(837,177)	--
Total Long-term Related Party	$--	$404,382

F-11

Annual principal payments are as follows:

Year	December 31, 2016
2017	$2,949,072
2018	--
2019	--
2020	445,000
2021	--
Total	$3,394,072

Beaufort Capital Partners, LLC Convertible Note

On May 15, 2015, the Company entered into a $500,000 Convertible Promissory Note with Beaufort Capital Partners, LLC. The note bore a 12% annual interest rate and is due monthly. The principal was due on April 30, 2016, and because it was not paid, the note was in default. The holder filed a lawsuit in Third District Court in Salt Lake City, Utah and was awarded a judgment on June 9 , 2016. The holder agreed to forbear any collection proceedings pursuant to a Forbearance Agreement dated August 8, 2016, through October 31, 2016, in consideration of interest payments which have been made since the Forbearance Agreement was executed. The note contained a conversion feature allowing the principal and any unpaid accrued interest to be converted into common shares of the company at a rate of $8.25 or 20% less than the price of the anticipated Initial Public Offering, whichever is less, per share at the discretion of the note holder. The conversion feature was not accounted for as a derivative because it was not deemed to be beneficial. In addition, the equity and liability components of the convertible note were not separately accounted for since the conversion price did not bear any relationship to the value of the privately held stock rendering the exercise of the conversion feature improbable. In addition, the Note contained an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event.

The Company had received $490,000 on the origination date with $10,000 being withheld as points paid by the Company, additionally the Company paid a $25,000 finder’s fee. The $35,000 represented by the points and finder’s fee has been recorded as a discount to the principal of the note and is being accreted over the term of the note. For the years ended December 31, 2016 and 2015, $12,066 and $22,934 respectively, was accreted for the note discount and included in interest expense. Interest of $91,000 and $37,500 related to the note principal was included in interest expense for the years ended December 31, 2016 and 2015, respectively.

R. Phillip Zobrist Convertible Note

On December 1, 2015, the Company entered into a $100,000 Convertible Promissory Note with R. Phillip Zobrist. The note bears an 8.5% annual interest rate and is due semi annually. The principal is due on September 30, 2017. The note holder agreed that in the event the Company was able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the note holder agreed to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement to convert all of the Note principal and accrued interest to common stock of the Company. The Company did not file the afore mentioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement if the Company is unsuccessful the note holder would not be required to convert their outstanding note principal or accrued interest. The note contains a conversion feature allowing the principal and any unpaid accrued interest to be converted into common shares of the company at a rate of $11.00 or 20% less than the price of the anticipated Initial Public Offering, whichever is less, per share at the discretion of the note holder. The conversion feature was not accounted for as a derivative because it was not deemed to be beneficial. In addition, the equity and liability components of the convertible note were not separately accounted for since the conversion price did not bear any relationship to the value of the privately held stock rendering the exercise of the conversion feature improbable. In addition, the Note contains an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event.

The note holder also received a warrant to purchase up to 4,545 shares of our common stock at a price of the lesser of $1.00 or the offering price of an initial public offering of the Company common stock during the term of the warrant. The warrant expires on November 12, 2020, the Company calculated a note discount for the value of the warrant received by the note holder of $824 using a Black-Scholes pricing model with the following assumptions: (i) risk free interest rate 1.59%, (ii) expected life (in years) of 5; (iii) expected volatility of 97.60%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $0.638. The $824 valuation of warrant is being accreted over the term of the note and for the years ended December 31, 2016 and 2015, $451 and $37, respectively was included in interest expense. In addition, the warrants contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the exercise price and number of shares such that the holder would receive the same number of shares of stock upon exercise at an equivalent purchase price that holder would have had after the stock adjustment event if the exercise had taken place prior to the stock adjustment event.

Interest of $8,500 and $708 related to the note principal was included in interest expense for the years ended December 31, 2016 and 2015, respectively.

Pine Valley Investments, LLC Revolving Line of Credit Promissory Note

On December 30, 2015, the Company entered into a Revolving Line of Credit Promissory Note with Pine Valley Investments, LLC, a Utah limited Liability Company, with a maximum limit on advances of $100,000. The note bears a 12% annual interest rate on advances received. All accrued and unpaid interest along with the total sum of any outstanding advances are due on September 30, 2017. The note holder agrees that in the event the Company is able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the note holder agrees to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement to convert all of the Note principal and accrued interest to common stock of the Company. On May 16, 2017, the note holder agreed to convert all of the note principal and accrued interest to common stock of the Company if the Registration Statement were filed before September 30, 2017, which it was. At December 31, 2016 and 2015, the Company had net outstanding balances due on advances received of $86,000 and $20,000 respectively. Interest of $5,826 and $5 related to the note principal was included in interest expense for the years ended December 31, 2016 and 2015, respectively.

F-12

Legends Capital Opportunity Fund, LLC Convertible Notes

In August 2016, the Company entered into two convertible promissory notes with Legends Capital Opportunity Fund, LLC. At December 31, 2016, the aggregate principal due on these notes was $25,000. The notes bear interest at the rate of 10% per annum and are due on December 31, 2017. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of $8. 25 per share or a discount of 15% to the conversion price of a bridge financing anticipated closing prior to filing a Registration Statement, which bridge financing was completed on December 12, 2016. In addition, the Notes contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event. Interest of $874 related to the notes principal was included in interest expense for the year ended December 31, 2016.

Robert Salna Convertible Promissory Note

In September 2016, the Company entered into a convertible promissory note in the principal amount of $200,000, with Robert Salna. The note bears interest at the rate of 10% per annum and is due on December 31, 2017. The note provides that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $ 8.25 per share or a discount of 15% to the conversion price of a bridge financing anticipated closing prior to filing a Registration Statement, which bridge financing was completed on December 12, 2016. The Company paid a $10,000 finders fee which has been recorded as a discount to the principal of the note and is being accreted over the term of the note. In addition, the Note contains an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event. For the year ended December 31, 2016, $2,427 was accreted for the note discount and included in interest expense. Interest of $6,333 related to the note principal was included in interest expense for the year ended December 31, 2016.

December 2016 Notes Payable

In December 2016, the Company entered into convertible promissory notes with two individuals and one company in the aggregate of $105,000. The notes bear interest at the rate of 10% per annum and are due on December 31, 2017. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 15% to the conversion price of a bridge financing anticipated closing prior to filing a Registration Statement, which bridge financing was completed on December 12, 2016. In addition, the Notes contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event. Interest of $763 related to the notes principal was included in interest expense for the year ended December 31, 2016.

Zika Diagnostics, Inc. Note Payable

On October 11, 2016, the Company entered into an exclusive license agreement with Watermark Group, Inc., a Nevada corporation, (“Watermark”) which granted the exclusive license to sell the Company’s proprietary molecular diagnostic tests for the Zika virus and other mosquito borne illnesses in exchange for an initial royalty of $500,000 and a royalty of 10% of net sales. The license was cancelled as described hereafter. Also as part of the transaction the Company entered into a stock purchase agreement with the major shareholder of Watermark for the purchase of 3,600,000 shares of common stock in Watermark for $55,000, which constituted a controlling interest in Watermark. Watermark subsequently changed its name to Zika Diagnostics, Inc. Contemporaneously, with the execution of those two agreements, Watermark secured an investment of $1.05 million from an individual for the purchase of shares of Watermark, $0.5 million of which was paid to the Company pursuant to the exclusive license agreement as an initial royalty payment. As an integral part of the license agreement and the stock purchase agreement, the Company required that Watermark be debt free for the transaction to close. It was represented that a related party loan (“Related Note”) on the books of Watermark as of July 31, 2016 in the approximate amount of $172,000 plus accrued interest was satisfied. The Company was furnished written documentation from what was purported to be the then holder of the Related Note (“Tide Pool Ventures”) and a written confirmation from the original holder of the Related Note (“P&G Holdings”) that the debt was satisfied. The seller of the Watermark stock purchased by the Company also represented that the Related Note was satisfied as a condition to the stock purchase agreement. On or about January 10, 2017, the Company and Watermark were notified by P&G Holdings that the Related Note was not only still outstanding, but that it was in default and payment was demanded. On January 31, 2017, P&G Holdings filed a lawsuit in Federal District Court in New York demanding payment of the Related Note, all accrued interest thereon and attorney’s fees and that stock be issued such that P&G Holdings would own 80% of the issued and outstanding shares of stock of Watermark.

F-13

As a result of the lawsuit and its investigation into the Related Note, the Company determined that it would unwind the transaction by terminating the license agreement effective as of October 11, 2016 and rescinding the stock purchase, which it did on March 22, 2017, in an agreement with the Former Shareholder. Under the terms of the rescission and cancellation of the license agreement, the Company returned the shares of stock of Watermark that it held to the seller of the stock and agreed to repay a portion of the initial license fee it received. In that connection the Company executed a note payable to Watermark in the principal amount of $445,000. The note principal was due December 31, 2020 and was non-interest bearing. On March 20, 2017, a new note was entered into, replacing the previous note for the $445,000 principal balance due, for which the maturity date is now September 30, 2017 and established an annual interest rate of 12%. Following the rescission of the stock purchase agreement and the cancellation of the license, the Related Note was paid by Watermark and the lawsuit by P&G Holdings was dismissed.

Bridge Notes Payable

In December 2016, the Company entered into convertible promissory notes with six individuals and five companies, in the aggregate principal amount of $1,683,500, which consisted of (a) $1,100,000 of new investor funding and (b) $583,500 representing the satisfaction of the $500,000 note principal plus $83,500 of accrued interest on the Beaufort Capital Partners, LLC Convertible Note. The notes bear interest at the rate of 15% per annum and are due in June 2017. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of $8. 25 per share or seventy percent (70%) of the initial public offering (“IPO”) price per share or, if the IPO has not occurred by the Maturity Date, 70% of the Company’s initial public offering (“IPO”) price per share or, if the IPO has not occurred by June 12, 2017, 85% of the offering price of the Company's next bona fide sale of its preferred stock or common stock in excess of $1,000,000. The notes are secured by all of the assets of the Company. In addition, the Notes contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event. The Company (i) received $1,041,000 in cash (net of $59,000 in commissions withheld) and, (ii) converted $583,500 of principal and interest from the Beaufort Capital Partners, LLC Convertible Note mentioned above. The Company agreed to register the shares underlying the bridge notes and the warrants underlying the bridge notes. The transaction documents contain negative covenants that include restrictions on the repayment of debt and issuance of dividends, restrictions on new debt (including restrictions on variable rate loans) and new security interests on the Company’s assets and other customary restrictions.

The note holders also received warrants to purchase up to an aggregate of 102,039 shares of our common stock at a price of eighty-five percent (85%) of the Company’s IPO price per share or, if the IPO has not occurred by June 12, 2017, 85% of the offering price of the Company's next bona fide sale of its preferred stock or common stock in excess of $1,000,000. The warrants expire in December 2021. The Company calculated a note discount for the value of the warrants received by the note holders of $11,914 using a Black-Scholes pricing model with the following assumptions: (i) risk free interest rate 1.96%, (ii) expected life (in years) of 5; (iii) expected volatility of 80.49%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $0.638. In addition, the warrants contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the exercise price and number of shares such that the holder would receive the same number of shares of stock upon exercise at an equivalent purchase price that holder would have had after the stock adjustment event if the exercise had taken place prior to the stock adjustment event.

Upon any default of the notes for non-payment, any bankruptcy event or breach of the note or other transaction documents, the Company may be liable to pay a default redemption amount equal to 130% of the amount due under the note and deliver an additional warrant to purchase 50% of the common stock issuable upon conversion of the notes.

The Company may have to issue additional warrants due to stock dividends, stock splits, reclassification or other actions such as a merger or reorganization of the Company. If, at any time when the notes or warrants issued to the bridge note holders, the Company issues any common stock or common stock equivalents at a lower conversion or exercise price, the conversion or exercise price of the notes and/or warrants shall be reduced to such lower conversion or exercise price.

Additionally, the Company paid $15,000 in loan preparation fees. The $59,000 withheld as finders fees, the $11,914 warrant valuation and the $15,000 for loan preparation have all been recorded as a discount to the principal of the note and is being accreted over the term of the note. For the year ended December 31, 2016, $6,218 was accreted for the note discount and included in interest expense. Interest of $10,700 related to the note principal was included in interest expense for the year ended December 31, 2016.

Co Diagnostics, Ltd. Revolving Line of Credit Promissory Note

On August 1, 2015, the Company entered into a Revolving Line of Credit Promissory Note with Co Diagnostics, Ltd., a Turks and Caicos limited company, with a maximum limit on advances of $750,000. Co Diagnostics, Ltd. is a greater than 20% shareholder of the Company. The note bears a 12% annual interest rate on advances received. All accrued and unpaid interest along with the total sum of any outstanding advances are due on September 30, 2017. The note holder agreed that in the event the Company was able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the note holder agreed to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement to convert all of the Note principal and accrued interest to common stock of the Company. On May 16, 2017, the note holder agreed to convert all of the Note principal and accrued interest to common stock of the Company if the Registration Statement were filed before September 30, 2017, which it was. The Company did not file the afore mentioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement if the Company is unsuccessful the note holder would not be required to convert their outstanding note principal or accrued interest. As of December 31, 2016 and 2015, the Company had an outstanding balance due on advances received of $609,940 and $305,000, respectively. Interest of $63,371 and $10,761 related to the note principal was included in interest expense for the years ended December 31, 2016 and 2015, respectively.

F-14

Legends Capital Group, LLC Convertible Note

On November 12, 2015, the Company entered into a $100,000 Convertible Promissory Note with Legends Capital Group, LLC, a Utah limited liability company. Legends Capital Group is a 12% shareholder of the Company and one of its members is a member of our Board of Directors. The note bears an 8.5% annual interest rate and is due semi annually. The principal is due on September 30, 2017. The note holder agreed that in the event the Company was able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the note holder agreed to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement to convert all of the Note principal and accrued interest to common stock of the Company. The Company did not file the afore mentioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement if the Company is unsuccessful the note holder would not be required to convert their outstanding note principal or accrued interest. The note contains a conversion feature allowing the principal and any unpaid accrued interest to be converted into common shares of the company at a rate of $ 1 1.00 or 20% less than the price of the anticipated Initial Public Offering, whichever is less, per share at the discretion of the note holder. The conversion feature was not accounted for as a derivative because it was not deemed to be beneficial. In addition, the equity and liability components of the convertible note were not separately accounted for since the conversion price did not bear any relationship to the value of the privately held stock rendering the exercise of the conversion feature improbable. In addition, the Notes contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event.

The note holder also received a warrant to purchase up to 4,545 shares of our common stock at a price of the lesser of $16.50 or the offering price of an initial public offering of the Company common stock during the term of the warrant. The warrant expires on November 12, 2020, the Company calculated a note discount for the value of the warrant received by the note holder of $665 using a Black-Scholes pricing model with the following assumptions: (i) risk free interest rate 1.67%, (ii) expected life (in years) of 5; (iii) expected volatility of 97.71%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $0.638. The $665 valuation of warrant is being accreted over the term of the note and for the years ended December 31, 2016 and 2015, $354 and $47, respectively was included in interest expense. In addition, the warrants contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the exercise price and number of shares such that the holder would receive the same number of shares of stock upon exercise at an equivalent purchase price that holder would have had after the stock adjustment event if the exercise had taken place prior to the stock adjustment event. Interest of $8,500 and $1,133 related to the note principal was included in interest expense for the years ended December 31, 2016 and 2015, respectively.

Clavo Rico Promissory Note

In February 2016, the Company entered into a promissory note in the principal amount of $10,000 with Clavo Rico Inc. a Utah corporation. The president of Clavo Rico is a member of the Company’s Board of Directors. The note bears interest at the rate of 12% per annum with an amended maturity date of September 30, 2017. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if the Company were to file a Registration Statement before December 31, 2016. The Company did not file the afore mentioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement if the Company is unsuccessful the note holder would not be required to convert their outstanding note principal or accrued interest. On May 16, 2017, the note holder agreed to convert all of the Note principal and accrued interest to common stock of the Company if the Registration Statement were filed before September 30, 2017, which it was. The maturity date of the note was extended to September 30, 2017. Interest of $1,029 related to the note principal was included in interest expense for the year ended December 31, 2016.

Legends Capital Group, LLC. Revolving Line of Credit Promissory Note

In March 2016, the Company entered into a revolving line of credit promissory note Legends Capital Group, LLC in the principal amount of $100,000. The investor is a principal shareholder of ours and owns approximately 12% of the issued and outstanding shares of the Company. The note bears interest at the rate of 12% per annum with an amended maturity date of September 30, 2017. At December 31, 2016, the company had net outstanding advances due of $10,000 under the line of credit. On September 14, 2016, the Company amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. The Company did not file the afore mentioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement if the Company is unsuccessful the note holder would not be required to convert their outstanding note principal or accrued interest. On May 16, 2017, the note holder agreed to convert all of the Note principal and accrued interest to common stock of the Company if the Registration Statement were filed before September 30, 2017, which it was. Interest of $5,481 related to the note principal was included in interest expense for the year ended December 31, 2016.

F-15

Hamilton Mining Resources, Inc. Revolving Line of Credit Promissory Note

In May 2016, the Company entered into a revolving line of credit promissory note with Hamilton Mining Resources Inc. in the principal amount of $75,000. The president of Hamilton is a member of the Company’s Board of Directors. The note bears interest at the rate of 12% per annum and an amended maturity date of September 30, 2017. At December 31, 2016, the Company had net outstanding advances due of $66,000 under the line of credit. On September 14, 2016, the Company amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if the Company were to file a Registration Statement before December 31, 2016. The Company did not file the afore mentioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement if the Company is unsuccessful the note holder would not be required to convert their outstanding note principal or accrued interest. On May 16, 2017, the note holder agreed to convert all of the note principal and accrued interest to common stock of the Company if the Registration Statement were filed before September 30, 2017, which it was. Interest of $4,524 related to the note principal was included in interest expense for the year ended December 31, 2016.

Machan 1988 Property Trust Revolving Line of Credit Promissory Note

In May 2016, the Company entered into a revolving line of credit promissory note with Machan 1988 Property Trust in the principal amount of $50,000. The Trustee of the Trust is a member of the Company’s Board of Directors. The note bears interest at the rate of 12% per annum. At December 31, 2016, the Company had net outstanding advances due of $41,500 under the line of credit. On September 14, 2016, the Company amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $ 8.25 per share or a discount of 30% to the price of an IPO if the Company were to file a Registration Statement before December 31, 2016. The Company did not file the afore mentioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement if the Company is unsuccessful the note holder would not be required to convert their outstanding note principal or accrued interest. The Company subsequently retired the $41,500 principal of the note on March 6, 2017. Interest of $2,870 related to the note principal was included in interest expense for the year ended December 31, 2016.

Note 3 - Stock-based Compensation

In accordance with ASC Topic 718, stock-based compensation cost is estimated at the grant date, based on the estimated fair value of the awards, and recognized as expense ratably over the requisite service period of the award for awards expected to vest.

Stock Incentive Plans

Under the Co Diagnostics, Inc. 2015 Long-term Incentive Plan (the “2015 Plan”), the board of directors may issue incentive stock options, share equivalents such as restricted stock awards, stock bonus awards, performance shares and restricted stock units to employees and directors and non-qualified stock options to consultants of the company. Options generally expire ten years after being granted. Options granted vest in accordance with the vesting schedule determined by the board of directors, usually ratably over a three-year vesting schedule upon anniversary date of the grant with the first 1/3 vesting on the grant date. Should an employee terminate before the vesting period is completed, the unvested portion of each grant is forfeited. The Company have used the Black-Scholes valuation model to estimate fair value of our stock-based awards, which requires various judgmental assumptions including estimated stock price volatility, forfeiture rates, and expected life. In determining the expected volatility our computation is based the stock prices of three comparable companies and based on a combination of historical and market-based implied volatility. The 2015 Plan reserves an aggregate of 6,000,000 shares. The number of unissued stock options authorized under the 2015 Plan at December 31, 2016 was 5,738, 628.

Stock Options

The Company estimates the fair value of stock option awards granted using a Black-Scholes option-pricing model. The Company then amortizes the fair value of awards expected to vest on a straight-line basis over the requisite service periods of the awards, which is generally the period from the grant date to the end of the vesting period. The Black-Scholes valuation model requires various judgmental assumptions including the estimated volatility, risk-free interest rate and expected option term. In determining the expected volatility our computation is based the stock prices of three comparable companies. The risk-free interest rate was based on the yield curve of a zero-coupon U.S. Treasury bond on the date the stock option award was granted with a maturity equal to the expected term of the stock option award. The expected option term is derived from an analysis of historical experience of similar awards combined with expected future exercise patterns based on several factors including the strike price in relation to the current and expected stock price, the minimum vest period and the remaining contractual period.

F-16

The fair values for the options granted in 2016 and 2015 were estimated at the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

	December 31, 2016	December 31, 2015
Risk free interest rate	1.52%	1.22%
Expected life (in years)	5.5	5.5
Expected volatility	95.24%	97.73%
Expected dividend yield	0.00%	0.00%
Stock price	$0.638	$0.638

The weighted average fair value of options granted during the years ended December 31, 2016 and 2015, were $0.44 per share.

For the year ended December 31, 2016, the Company recognized $69,565 of stock based compensation expense recorded in our general and administrative department for options granted to ten employees and one consultant of the company to purchase an aggregate of 163,641 shares of our common stock. The $69,565 consists of (i) $51,432 for the options granted in 2016 and (ii) $18,133 for vesting of options granted prior to January 1, 2016.

For the year ended December 31, 2015, the Company recognized $45,498 of stock based compensation expense recorded in our general and administrative department for options granted to ten employees of the company to purchase an aggregate of 140,915 shares of our common stock.

The following tables summarize option and warrant activity during the years ended December 31, 2016 and December 31, 2015, respectively.

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Life (years)
Outstanding at January 1, 2015	--	$--	$--	--
Options granted	140,915	0.55	0.44	9.05
Expired	--	--	--	--
Forfeited options	(4,546)	0.55	0.44	9.05
Exercised	--	--	--	--
Outstanding at December 31, 2015	136,369	$0.55	$0.44	9.05

Options granted	163,641	0.55	0.44	9.04
Expired	--	--	--	--
Forfeited options	(38,638)	0.55	0.44	8.04
Exercised	--	--	--	--

Outstanding at December 31, 2016	261,372	$0.55	$0.44	8.63

Warrants

The Company estimates the fair value of issued warrants on the date of issuance as determined using a Black-Scholes pricing model. The Company amortizes the fair value of issued warrants using a vesting schedule based on the terms and conditions of each associated underlying contract, as earned. The Black-Scholes valuation model requires various judgmental assumptions including the estimated volatility, risk-free interest rate and expected warrant term. In determining the expected volatility our computation is based the stock prices of three comparable companies and based on a combination of historical and market-based implied volatility. The risk-free interest rate was based on the yield curve of a zero-coupon U.S. Treasury bond on the date the warrant was issued with a maturity equal to the expected term of the warrant.

F-17

The fair values for the warrants granted in 2016 and 2015 were estimated at the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

	December, 31, 2016	December, 31, 2015
Risk free interest rate	1.96%	1.59%-1.67
Expected life (in years)	5.0	5.0
Expected volatility	80.49%	97.60%-97.71
Expected dividend yield	0.00%	0.00%
Stock price	$0.638	$0.638

The weighted average fair value of warrants granted during the years ended December 31, 2016 and 2015 was $0. 11 and $0.143-$0.187, respectively per share.

	Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Life (years)
Outstanding at January 1, 2015	--	$--	$--	--
Warrants issued	9,090	13.75	0.11	4.90
Expired	--	--	--	--
Forfeited warrants	--	--	--	--
Exercised	--	--	--	--
Outstanding at December 31, 2015	9,090	$13.75	$0.11	4.90

Warrants issued	102,039	8.25	0.11	5.00
Expired	--	--	--	--
Forfeited warrants	--	--	--	--
Exercised	--	--	--	--

Outstanding at December 31, 2016	111,129	$8.25	$0.11	4.91

The following table summarizes information about stock options and warrants outstanding at December 31, 2016.

	Outstanding			Exercisable
		Weighted Average Remaining	Weighted Average		Weighted Average
Range of Exercise Prices	Number Outstanding	Contractual Life (years)	Exercise Price	Number Exercisable	Exercise Price
$ 0.55	261,372	8.63	$0.55	210,613	$0.55
1 1.00- 16.50	111,129	4.91	8.70	111,129	8.25
$0. 55 - 16.50	372,501	7.52	$2.98	321,742	$3.36

Total unrecognized stock-based compensation was $24,785 at December 31, 2016, which the Company expects to recognize over the next year in accordance with vesting provisions.

Note 4 - Related Party Transactions

The Company acquired the exclusive rights to the Co-Primer technology pursuant to a license agreement dated April 2014, between us and DNA Logix, Inc., which was assigned to Dr. Satterfield prior to our acquisition of DNA Logix, Inc. Pursuant to the license the Company was to pay Dr. Satterfield minimum royalty payments of $30,000 per month until the Company receives an equity funding of at least $4,000,000, at which time the payments increase to $60,000 per month for the remainder of the year. The payment terms were orally modified to maintain the monthly royalties at $30,000 per month through December 2016. On March 1, 2017, the Company entered into an amendment effective January 1, 2017, to its Exclusive License Agreement for its Cooperative Primers (“License”) technology with Dr. Satterfield, a member of our Board of Directors. The amendment provides in part that all accrued royalties under the License cease as of January 1, 2017, and we begin payment of the accrued royalties at the rate of $10,000 per month. For each of the years ending December 31, 2016 and 2015, the Company included a $360,000 expense for this license agreement in research and development.

F-18

The Company financed operations partly through short term loans with related parties and through the deferral of payment to related parties for expenses incurred. At December 31, 2016, the Company accrued $690,168 in expenses and had accounts payable of $75,000 for technology royalties, consulting fees, and interest on related party debts. In addition the Company had short-term notes outstanding from six related party entities totaling $837,177. At December 31, 2015, the Company accrued $276,894 in expenses and had accounts payable of $15,000 for technology royalties, consulting fees, and interest on related party debts. In addition the Company had long-term notes outstanding from two related party entities totaling $404,382.

Note 5 - Lease Obligations

Our executive offices are located at 8160 S Highland Dr., Sandy, Utah 84093. The Company occupies three suites at an executive office facility on a month to month basis at a rate of $1,555 plus usage charges per month. Our laboratory and product development facility is located at 585 W 500 S Bountiful Utah, 84010, and consists of approximately 3,971 square feet of space leased under a multi-year contract which was extended in September 2016 at a rate of $3,781 per month and expires on November 30, 2017. For the years December 31, 2016 and 2015, the Company expensed $66,807 and $62,795, respectively for rent. The Company’s lease rent obligation is as follows:

Year	Amount
2016	$41,591
Total	$41,591

Note 6 - Income Taxes

Net deferred tax assets consist of the following components as of December 31, 2016 and 2015:

	2016	2015

Deferred tax assets
NOL carry-forward	$1,550,900	$1,009,800
Sec 179 carry-forwards	2,400	2,400
Depreciation	43,200	11,100

Valuation allowance	(1,596,500)	(1,023,300)
Net deferred tax asset	$--	$--

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income from continuing operations for the years ended December 31, 2016 and 2015 due to the following:

	2016	2015

Book loss	$(752,200)	$(799,500)
Depreciation	(9,700)	(1,400)
Meals and entertainment	400	1,000
Other non-deductible expenses	63,800	21,500
Change in valuation allowance	697,700	778,400
	$-	$-

At December 31, 2016, the Company had net operating loss carry-forwards of approximately $3,977,000 that may be offset against future taxable income from the year 2017 through 2033. No tax benefit has been reported in the December 31, 2016 and 2015, consolidated financial statements since the potential tax benefit is offset by a valuation allowance of the same amount. Additionally, DNA Logix, Inc. is a pass through entity and therefore no provision or liability for federal income tax has been included in the consolidated financial statements for that entity.

F-19

Due to change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry-forwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry-forwards may be limited as to use in future years.

The Company’s policy on the classification of interest and penalties related to income taxes is to recognize the interest and penalties in the period incurred. There were no penalties or interest incurred for the years ending December 31, 2016 and 2015, related to income taxes.

Note 7 - Equity

2016

For the year ended December 31, 2016, the Company issued warrants to purchase 102,039 shares of our common stock with an exercise price of $8.25 to eleven entities related to the funding received on our Bridge Notes Payable with an aggregate value of $11,914. See Note 2 Notes Payable.

In the year ended December 31, 2015, the Company issued 363,636 shares of our common stock a single corporation pursuant to a services agreement valued at $231,980. The term of the services agreement expires on May 31, 2017. For the year ending December 31, 2016, the Company included $115,992 related to the services provided in general and administrative expense.

2015

For the year ended December 31, 2015, the Company issued 736,740 shares of our common stock to a single corporation for $470,000.

For the year ended December 31, 2015, the Company issued warrants to purchase 4,545 shares of our common stock with an exercise price of $16. 50 to one company. The Company also issued warrants to purchase 4,545 shares of our common stock with an exercise price of $ 1 1.00 to one individual. These warrants were issued to our convertible note holders with an aggregate value of $1,488.

For year ended December 31, 2015, the Company issued 583,636 shares of our common stock to DNA Logix, Inc. in exchange for all of DNA Logix, Inc.’s issued and outstanding shares, additionally the Company received $8,195 in cash.

For year ended December 31, 2015, the Company issued 363,636 shares of our common stock a single corporation pursuant to a services agreement valued at $231,980. The term of the services agreement expires on May 31, 2017. For the year ending December 31, 2015, the Company included $9,662 related to the services provided in general and administrative expense.

F-20

Note 8 - Subsequent Events.

On March 1, 2017, the Company entered into an amendment effective January 1, 2017, to its Exclusive License Agreement for its Cooperative Primers (“License”) technology with Brent Satterfield, the inventor and a member of our Board of Directors. The amendment provides in part that all royalties under the License cease as of January 1, 2017, we will accrue an additional $107,500 of royalties making a total of accrued royalties payable of $700,000 and we will begin to pay those accrued royalties at the rate of $10,000 per month. The amendment also contains provision for partial payment of the accrued royalties in the event of a successful capital raise and for a change in control payment in the event the technology or Company is sold.

On October 11, 2016, the Company entered into an exclusive license agreement with Watermark Group, Inc., a Nevada corporation, (“Watermark”) which granted the exclusive license to sell the Company’s proprietary molecular diagnostic tests for the Zika virus and other mosquito borne illnesses in exchange for an initial royalty of $500,000 and a royalty of 10% of net sales. The license was cancelled as described hereafter. Also as part of the transaction the Company entered into a stock purchase agreement with the major shareholder of Watermark for the purchase of 3,600,000 shares of common stock in Watermark for $55,000, which constituted a controlling interest in Watermark. Watermark subsequently changed its name to Zika Diagnostics, Inc. Contemporaneously, with the execution of those two agreements, Watermark secured an investment of $1.05 million from an individual for the purchase of shares of Watermark, $0.5 million of which was paid to the Company pursuant to the exclusive license agreement as an initial royalty payment. As an integral part of the license agreement and the stock purchase agreement, the Company required that Watermark be debt free for the transaction to close. It was represented that a related party loan (“Related Note”) on the books of Watermark as of July 31, 2016, in the approximate amount of $172,000 plus accrued interest was satisfied. The Company was furnished written documentation from what was purported to be the then holder of the Related Note (“Tide Pool Ventures”) and a written confirmation from the original holder of the Related Note (“P&G Holdings”) that the debt was satisfied. The seller of the Watermark stock purchased by the Company also represented that the Related Note was satisfied as a condition to the stock purchase agreement. On or about January 10, 2017, the Company and Watermark were notified by P&G Holdings that the Related Note was not only still outstanding, but that it was in default and payment was demanded. On January 31, 2017, P&G Holdings filed a lawsuit in Federal District Court in New York demanding payment of the Related Note, all accrued interest thereon and attorney’s fees and that stock be issued such that P&G Holdings would own 80% of the issued and outstanding shares of stock of Watermark.

As a result of the lawsuit and its investigation into the Related Note, the Company determined that it would unwind the transaction by terminating the license agreement effective as of October 11, 2016 and rescinding the stock purchase, which it did on March 22, 2017, in an agreement with the Former Shareholder. Under the terms of the rescission and cancellation of the license agreement, the Company returned the shares of stock of Watermark that it held to the seller of the stock and agreed to repay a portion of the initial license fee it received. In that connection the Company executed a note payable to Watermark in the principal amount of $445,000. The note principal is due December 31, 2020. Following the rescission of the stock purchase agreement and the cancellation of the license, the Related Note was paid by Watermark and the lawsuit by P&G Holdings was dismissed.

The Company evaluated subsequent events pursuant to ASC Topic 855 and have determined that there are no additional events that need to be reported.

F-21

CO - DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
ASSETS:
Current Assets
Cash	$496,455	$998,737
Other receivables	7,500	3,183
Prepaid expenses	163,839	206,478
Total current assets	667,794	1,208,398
Property and equipment, net	118,749	87,429

Total assets	$786,543	$1,295,827

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT):

Current Liabilities
Accounts payable	$35,282	$29,934
Accounts payable (related party)	75,000	75,000
Accrued expenses	184,581	101,239
Accrued expenses (related party)	791,326	690,168
Current notes payable net of $45,779 and $87,605 discount, respectively	2,598,721	2,111,895
Current notes payable (related party) net of $177 and $263 discount, respectively	795,763	837,177
Total current liabilities	4,480,673	3,845,413
Long-term Liabilities, net of current portion
Notes payable	--	445,000
Total long-term liabilities	--	445,000
Total liabilities	4,480,673	4,290,413

Commitments and contingencies

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $.001 par value, 180,000,000 shares authorized; 9,882,184 shares issued and outstanding as of March 31, 2017 and December 31, 2016.	9,882	9,882
Additional paid-in capital	2,464,942	2,458,744
Accumulated deficit	(6,168,954)	(5,463,212)
Total stockholders’ equity (deficit)	(3,694,130)	(2,994,586)

Total liabilities and stockholders’ equity (deficit)	$786,543	$1,295,827

See accompanying notes to condensed consolidated financial statements.

F-22

CO - DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2017 and 2016 (Unaudited)

	Three Months Ended March 31,
	2017	2016
Revenues	$--	$--
Cost of sales	--	--
Gross loss	--	--
Operating expenses:
Selling and marketing	64,217	25,291
General and administrative	225,734	227,239
Research and development	264,688	194,905
Depreciation and amortization	9,726	13,311
Total operating expenses	564,365	460,746
Loss from operations	(564,365)	(460,746)
Other expense:
Interest expense	(141,377)	(50,103)
Total other expense	(141,377)	(50,103)
Loss before income taxes	(705,742)	(510,849)
Provision for income taxes	--	--
Net loss	$(705,742)	$(510,849)
Net loss per share - basic and diluted	$(.07)	$(0..05)
Weighted average shares - basic and diluted	9,882,184	9,882,184

See accompanying notes to condensed consolidated financial statements.

F-23

CO - DIAGNOSTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net loss	$(705,742)	$(510,849)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	6,198	38,916
Accretion of notes payable discount	41,912	9,274
Depreciation and amortization	9,726	13,311
Changes in assets and liabilities:
Decrease in prepaid and other assets	38,322	29,126
Increase in accounts payable and accrued expenses	189,848	167,976

Net cash used in operating activities	(419,736)	(252,246)

Cash flows from investing activities:
Purchase of property and equipment	(41,046)	--

Net cash used by investing activities	(41,046)	--

Cash flows from financing activities:
Proceeds from debt financing	--	24,950
Proceeds from debt financing (related party)	--	210,000
Principal payments on debt	(41,500)	(14,950)

Net cash provided by financing activities	(41,500)	220,000

Net decrease in cash	(502,282)	(32,246)

Cash beginning of period	998,737	33,805

Cash end of period	$496,455	$1,559

Supplemental disclosure of cash flow information:
Interest paid	$--	$5,050
Income taxes paid	$--	$--

Schedule of non-cash investing and financing activities:
None	$--	$--

See accompanying notes to condensed consolidated financial statements.

F-24

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

Note 1 - Basis of Presentation

The accompanying unaudited financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q as they are prescribed for smaller reporting companies. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the three month period ended March 31, 2017 are not necessarily indicative of the results that may be expected for the year ending December 31, 2017. These statements should be read in conjunction with the Company’s audited financial statements and related notes for the year ended December 31, 2016, included in the Company’s Form S-1`Registration Statement. The numbers in these financial statements have been retroactively restated to give effect to a 11 to 1 reverse split.

These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in our Annual Report for the year ended December 31, 2016.

These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in our Annual Report for the year ended December 31, 2016.

Description of Business

Co-Diagnostics, Inc. (“Company,” “CDI,”), a Utah corporation headquartered in Salt Lake City, Utah, is a molecular diagnostics company formed in April 2013, that develops, manufactures and markets a new diagnostics technology. CDI’s diagnostics systems enable molecular testing for organisms and genetic diseases by automating historically complex procedures in both the development and administration of tests.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the FASB that are adopted by the Company as of the specified effective date. If not discussed, management believes that the impact of recently issued standards, which are not yet effective, will not have a material impact on the Company’s financial statements upon adoption.

In March 2017, the FASB issued ASU 2017-08, Receivables - Nonrefundable Fees and Other Costs (Subtopic 310-20). The amendments in this Update shorten the amortization period for certain callable debt securities held at a premium. Specifically, the amendments require the premium to be amortized to the earliest call date. The amendments do not require an accounting change for securities held at a discount; the discount continues to be amortized to maturity. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity should apply the amendments in this Update on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. Additionally, in the period of adoption, an entity should provide disclosures about a change in accounting principle. This Update is not expected to have a significant impact on the Company’s financial statements.

F-25

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

In January 2017, the FASB has issued (“ASU”) No. 2017-03. Investments - Equity Method and Joint Ventures (Topic 323) This standard addresses specific guidance on applying the equity method of accounting to investments in partnerships, unincorporated joint ventures and limited liability companies. The new authoritative guidance is effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Earlier application is permitted. Management is currently evaluating the impact of this amendment.

In February 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-02 Leases, which requires recognition of leased assets and liabilities on the balance sheet and disclosing key information about leasing arrangements. This update is effective for annual periods and interim periods with those periods beginning after December 15, 2018. The Company is evaluating the impact of this standard on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09: "Revenue from Contracts with Customers (Topic 606)" which supersedes the revenue recognition requirements in ASC Topic 605, "Revenue Recognition", and requires entities to recognize revenue in a way that depicts the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The new authoritative guidance is effective for interim and annual periods beginning after December 15, 2018. The Company is in the process of evaluating the potential impact of this standard to the Company's results of operations or financial position.

Note 2 - Significant Accounting Policies

Property and Equipment

Depreciation expense for the three months ended March 31, 2017 and 2016 was $9,726 and $13,311, respectively.

As of March 31, 2017 and December 31, 2016 property and equipment consisted of the following:

	March 31, 2017	December 31, 2016
Computers and office equipment	$200,602	$160,891
Leasehold improvements	4,050	2,715
Furniture and fixtures	4,740	4,740
Total	209,392	168,346
Less: accumulated depreciation	(90,643)	(80,917)
Total property and equipment, net	$118,749	$87,429

Accounting for Derivatives

We have certain convertible instruments and related warrants and have not accounted for them as derivatives in our financial statements because they cannot be net settled as long as there is no market for our stock. Following the completion of this offering our stock will be publically traded and to the extent our convertible debt is not converted we may be required to treat the convertible instruments and related warrants as derivatives which could give rise to a derivative liability on our balance sheet and income or loss may be recognized depending on changes to that derivative liability.

Earnings (Loss) per Share

Basic earnings or loss per common share is computed by dividing net income or loss applicable to common shareholders by the weighted average number of shares outstanding during each period. As the Company experienced net losses during the three months ending March 31, 2017 and 2016, respectively, no common stock equivalents have been included in the diluted earnings per common share calculations as the effect of such common stock equivalents would be anti-dilutive. As of March 31, 2017 and 2016, there were 634,7 43 and 387,87 8 potentially dilutive shares, respectively.

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CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

Note 3 - Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses and has not demonstrated the ability to generate sufficient cash flows from operations to satisfy our liabilities and sustain operations. These factors raise substantial doubt about our ability to continue as a going concern.

We experienced negative cash flow used in operations during the three months ending March 31 2017 of $419,736 compared to negative cash flow used in operations for the three months ended March 31, 2016 of $252,246. Our accumulated deficit as of March 31, 2017 was $6,168,954 and our working capital deficit was $3,812,879. To date, we have met our working capital needs primarily through funds received from sales of our common stock and from convertible debt financings. Until our operations become profitable, we will continue to rely on proceeds received from external funding. We expect additional investment capital may come from (i) additional private placements of our common stock with existing and new investors and (ii) the private placement of other securities with investors similar to those that have provided funding in the past. The Company has commenced clinical validation studies in India necessary to meet government requirements before we commence sales. We have located two test distributors who are interested in representing our products in India following the governmental certification. We expect that we will begin sales of products in 2017.

Our continuation as a going concern is dependent on our ability to generate sufficient income and cash flow to meet our obligations on a timely basis and to obtain additional financing as may be required. The Company is actively seeking options to obtain additional capital and financing. There is no assurance the Company will be successful in our efforts. The accompanying statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-27

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

Note 4 - Notes Payable

The recorded value of our notes payable (net of debt discount) as of March 31, 2017 and December 31, 2016 were as follows:

	March 31, 2017	December 31, 2016
Notes payable, net of debt discount
R. Phillip Zobrist Convertible Note	99,775	99,664
Pine Valley Investments, LLC. Revolving Line of Credit Promissory Note	86,000	86,000
Legends Capital Opportunity Fund, LLC Convertible Notes	25,000	25,000
Robert Salna Convertible Promissory Note	194,294	192,427
December 2016 Notes Payable	105,000	105,000
Zika Diagnostics, Inc.	445,000	445,000
Bridge Notes Payable	1,643,652	1,603,804
Total	2,598,721	2,556,895
Less Current Portion	(2,598,721)	(2,111,895)
Total Long-term	$--	$445,000

Notes payable (related party), net of debt discount
Co Diagnostics, Ltd. Revolving Line of Credit Promissory Note	$609,940	$609,940
Legends Capital Group, LLC Convertible Note	99,823	99,737
Clavo Rico Promissory Note	10,000	10,000
Legends Capital Group, LLC. Revolving Line of Credit Promissory Note	10,000	10,000
Hamilton Mining Resources, Inc. Revolving Line of Credit Promissory Note	66,000	66,000
Machan 1988 Property Trust Revolving Line of Credit Promissory Note	--	41,500
Total Related Party	795,763	837,177
Less Current Portion Related Party	(795,763)	(837,177)
Total Long-term Related Party	$--	$--

Beaufort Capital Partners, LLC Convertible Note

On May 15, 2015, the Company entered into a $500,000 Convertible Promissory Note with Beaufort Capital Partners, LLC. The note bore a 12% annual interest rate and is due monthly. The principal was due on April 30, 2016, and because it was not paid, the note was in default. The holder filed a lawsuit in Third District Court in Salt Lake City, Utah and was awarded a judgment on June 9 , 2016. The holder agreed to forbear any collection proceedings pursuant to a Forbearance Agreement dated August 8, 2016, through October 31, 2016, in consideration of interest payments which have been made since the Forbearance Agreement was executed. The note contained a conversion feature allowing the principal and any unpaid accrued interest to be converted into common shares of the company at a rate of $8 .25 or 20% less than the price of the anticipated Initial Public Offering, whichever is less, per share at the discretion of the note holder. The conversion feature was not accounted for as a derivative because it was not deemed to be beneficial. In addition, the equity and liability components of the convertible note were not separately accounted for since the conversion price did not bear any relationship to the value of the privately held stock rendering the exercise of the conversion feature improbable. In addition, the Note contained an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event. In December, 2016, the holder agreed to convert the $500,000 principal of the note along with $83,500 of unpaid accrued interest into the Company’s Bridge Notes Payable detailed below.

F-28

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

The Company had received $490,000 on the origination date with $10,000 being withheld as points paid by the Company, additionally the Company paid a $25,000 finders fee. The $35,000 represented by the points and finders fee has been recorded as a discount to the principal of the note and is being accreted over the term of the note. For the three months ended March 31, 2016, $9,074 was accreted for the note discount and included in interest expense. Interest of $32,009 related to the note principal was included in interest expense for the three months ended March 31, 2016.

R. Phillip Zobrist Convertible Note

On December 1, 2015, the Company entered into a $100,000 Convertible Promissory Note with R. Phillip Zobrist. The note bears an 8.5% annual interest rate and is due semi annually. The principal is due on September 30, 2017. The note contains a conversion feature allowing the principal and any unpaid accrued interest to be converted into common shares of the company at a rate of $11.00 or 20% less than the price of the anticipated Initial Public Offering, whichever is less, per share at the discretion of the note holder. The conversion feature was not accounted for as a derivative because it was not deemed to be beneficial. In addition, the equity and liability components of the convertible note were not separately accounted for since the conversion price did not bear any relationship to the value of the privately held stock rendering the exercise of the conversion feature improbable. In addition, the Note contains an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event.

The note holder also received a warrant to purchase up to 4,545 shares of our common stock at a price of the lesser of $11.00 or the offering price of an initial public offering of the Company common stock during the term of the warrant. The warrant expires on November 12, 2020, the Company calculated a note discount for the value of the warrant received by the note holder of $824 using a Black-Scholes pricing model with the following assumptions: (i) risk free interest rate 1.59%, (ii) expected life (in years) of 5; (iii) expected volatility of 97.60%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $0.638. The $824 valuation of warrant is being accreted over the term of the note and for the three months ended March 31, 2017 and 2016, $111 and $112, respectively was included in interest expense. Interest of $2,125 related to the note principal was included in interest expense for both the three months ended March 31, 2017 and 2016, respectively. In addition, the warrants contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the exercise price and number of shares such that the holder would receive the same number of shares of stock upon exercise at an equivalent purchase price that holder would have had after the stock adjustment event if the exercise had taken place prior to the stock adjustment event.

Pine Valley Investments, LLC. Revolving Line of Credit Promissory Note

On December 30, 2015, the Company entered into a Revolving Line of Credit Promissory Note with Pine Valley Investments, LLC, a Utah limited Liability Company, with a maximum limit on advances of $100,000. The note bears a 12% annual interest rate on advances received. All accrued and unpaid interest along with the total sum of any outstanding advances are due on September 30, 2017. The note holder agreed that in the event the Company was able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the note holder agreed to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement to convert all of the Note principal and accrued interest to common stock of the Company. The Company did not file the aforementioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement. On May 16, 2017, the note holder agreed to convert all of the Note principal and accrued interest to common stock of the Company if the Registration Statement were filed before September 30, 2017, which it was. If the Company is unsuccessful the note holder would not be required to convert their outstanding note principal or accrued interest. At March 31, 2017 and 2016, the Company had net outstanding balances due on advances received of $86,000 and $30,000 respectively. Interest of $1,802 and $485 related to the note principal was included in interest expense for the three months ended March 31, 2017 and 2016, respectively.

Legends Capital Opportunity Fund, LLC Convertible Notes

In August 2016, the Company entered into two convertible promissory notes with Legends Capital Opportunity Fund, LLC. At March 31, 2017 the aggregate principal due on these notes was $25,000. The notes bear interest at the rate of 10% per annum and are due on December 31, 2017. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of $ 8.25 per share or seventy percent (70%) of the anticipated initial public offering (“IPO”) price per share. In addition, the Note contains an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event. Interest of $611 related to the notes principal was included in interest expense for the three months ended March 31, 2017.

F-29

 CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

Robert Salna Convertible Promissory Note

In September 2016, the Company entered into a convertible promissory note in the principal amount of $200,000, with Robert Salna. The note bears interest at the rate of 10% per annum and is due on December 31, 2017. The note provides that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 15% to the conversion price of a bridge financing anticipated closing prior to filing a Registration Statement, which bridge financing, was completed on December 12, 2016. In addition, the Note contains an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event. The Company paid a $10,000 finder's fee which has been recorded as a discount to the principal of the note and is being accreted over the term of the note. For the three months ended March 31, 2017, $1,867 was accreted for the note discount and included in interest expense. Interest of $4,889 related to the note principal was included in interest expense for the three months ended March 31, 2017.

December 2016 Notes Payable

In December 2016, the Company entered into convertible promissory notes with two individuals and one company in the aggregate of $105,000. The notes bear interest at the rate of 10% per annum and are due on December 31, 2017. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of $8.25 per share or seventy percent (70%) of the anticipated initial public offering (“IPO”) price per share. In addition, the Notes contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event. Interest of $2,625 related to the notes principal was included in interest expense for the three months ended March 31, 2017.

Zika Diagnostics, Inc. Note Payable

On October 11, 2016, the Company entered into an exclusive license agreement with Watermark Group, Inc., a Nevada corporation, (“Watermark”) which granted the exclusive license to sell the Company’s proprietary molecular diagnostic tests for the Zika virus and other mosquito borne illnesses in exchange for an initial royalty of $500,000 and a royalty of 10% of net sales. The license was cancelled as described hereafter. Also as part of the transaction the Company entered into a stock purchase agreement with the major shareholder of Watermark for the purchase of 3,600,000 shares of common stock in Watermark for $55,000, which constituted a controlling interest in Watermark. Watermark subsequently changed its name to Zika Diagnostics, Inc. contemporaneously, with the execution of those two agreements, Watermark secured an investment of $1.05 million from an individual for the purchase of shares of Watermark, $0.5 million of which was paid to the Company pursuant to the exclusive license agreement as an initial royalty payment. As an integral part of the license agreement and the stock purchase agreement, the Company required that Watermark be debt free for the transaction to close. It was represented that a related party loan (“Related Note”) on the books of Watermark as of July 31, 2016 in the approximate amount of $172,000 plus accrued interest was satisfied. The Company was furnished written documentation from what was purported to be the then holder of the Related Note (“Tide Pool Ventures”) and a written confirmation from the original holder of the Related Note (“P&G Holdings”) that the debt was satisfied. The seller of the Watermark stock purchased by the Company also represented that the Related Note was satisfied as a condition to the stock purchase agreement. On or about January 10, 2017, the Company and Watermark were notified by P&G Holdings that the Related Note was not only still outstanding, but that it was in default and payment was demanded. On January 31, 2017, P&G Holdings filed a lawsuit in Federal District Court in New York demanding payment of the Related Note, all accrued interest thereon and attorney’s fees and that stock be issued such that P&G Holdings would own 80% of the issued and outstanding shares of stock of Watermark.

During the investigation undertaken by the Company to determine why the Note was still outstanding it was discovered that the written confirmation originally furnished to the Company by P&G Holdings appeared to have been forged, that the Related Note had never been transferred to Tide Pool Ventures, and that there were documents requesting issuances of stock from the Watermark transfer agent that appeared to have forged signatures of the then president of Watermark.

In light of these irregularities, the Company determined that it would unwind the transaction by terminating the license agreement effective as of October 11, 2016 and rescinding the stock purchase, which it did on March 22, 2017. Under the terms of the rescission and cancellation of the license agreement, the Company returned the shares of stock of Watermark that it held to the seller of the stock and agreed to repay a portion of the initial license fee it received. In that connection the Company reversed the amortization of the deferred revenue originally recognized and removed the deferred revenue accounts related to the license agreement to reflect the license termination and in addition removed the investment in Watermark which reflected the cost of the stock purchased ($55,000) and set up a note payable to Watermark of $445,000. The note principal was due December 31, 2020 and was non-interest bearing. On March 20, 2017, a new note was entered into, replacing the previous note for the $445,000 principal balance due, for which the maturity date is now September 30, 2017 and established an annual interest rate of 12%. For the three months ended March 31, 2017, $1,632 was included in interest expense.

F-30

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

Bridge Notes Payable

In December 2016, the Company entered into convertible promissory notes with six individuals and five companies, in the aggregate principal amount of $1,683,500 which consisted of (a) $1,100,000 of new investor funding and (b) $583,500 representing the satisfaction of the $500,000 note principal plus $83,500 of accrued interest on the Beaufort Capital Partners, LLC Convertible Note. The notes bear interest at the rate of 15% per annum and are due in June 2017. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of $8.25 per share or seventy percent (70%) of the initial public offering (“IPO”) price per share or, if the IPO has not occurred by the Maturity Date, 70% of the Company’s initial public offering (“IPO”) price per share or, if the IPO has not occurred by June 12, 2017, 85% of the offering price of the Company's next bona fide sale of its preferred stock or common stock in excess of $1,000,000. The notes are secured by all of the assets of the Company. The Company (i) received $1,041,000 in cash (net of $59,000 in commissions withheld) and, (ii) converted $583,500 of principal and interest from the Beaufort Capital Partners, LLC Convertible Note mentioned above. The Company agreed to register the shares underlying the bridge notes and the warrants underlying the bridge notes. The transaction documents contain negative covenants that include restrictions on the repayment of debt and issuance of dividends, restrictions on new debt (including restrictions on variable rate loans) and new security interests on the Company’s assets and other customary restrictions. In addition, the Notes contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event.

The note holders also received warrants to purchase up to an aggregate of 102,039 shares of our common stock at a price of eighty-five percent (85%) of the Company’s IPO price per share or, if the IPO has not occurred by June 12, 2017, 85% of the offering price of the Company's next bona fide sale of its preferred stock or common stock in excess of $1,000,000. The warrants expire in December 2021. The Company calculated a note discount for the value of the warrants received by the note holders of $11,914 using a Black-Scholes pricing model with the following assumptions: (i) risk free interest rate 1.96%, (ii) expected life (in years) of 5; (iii) expected volatility of 80.49%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $0.638. In addition, the warrants contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the exercise price and number of shares such that the holder would receive the same number of shares of stock upon exercise at an equivalent purchase price that holder would have had after the stock adjustment event if the exercise had taken place prior to the stock adjustment event.

Upon any default of the notes for non-payment, any bankruptcy event or breach of the note or other transaction documents, the Company may be liable to pay a default redemption amount equal to 130% of the amount due under the note and deliver an additional warrant to purchase 50% of the common stock issuable upon conversion of the notes. The Company may have to issue additional warrants due to stock dividends, stock splits, reclassification or other actions such as a merger or reorganization of the Company. If, at any time when the notes or warrants issued to the bridge note holders, the Company issues any common stock or common stock equivalents at a lower conversion or exercise price, the conversion or exercise price of the notes and/or warrants shall be reduced to such lower conversion or exercise price.

Additionally, the Company paid $15,000 in loan preparation fees. The $59,000 withheld as finders fees, the $11,914 warrant valuation and the $15,000 for loan preparation have all been recorded as a discount to the principal of the note and is being accreted over the term of the note. For the three months ended March 31, 2017, $39,848 was accreted for the note discount and included in interest expense. Interest of $62,123 related to the note principal was included in interest expense for the three months ended March 31, 2017.

Co Diagnostics, Ltd. Revolving Line of Credit Promissory Note

On August 1, 2015, the Company entered into a Revolving Line of Credit Promissory Note with Co Diagnostics, Ltd a Turks and Caicos limited company, with a maximum limit on advances of $750,000. Co Diagnostics, Ltd. is a greater than 20% shareholder of the Company. The note bears a 12% annual interest rate on advances received. All accrued and unpaid interest along with the total sum of any outstanding advances are due on September 30, 2017. The note holder agreed that in the event the Company was able to file a Registration Statement for an Initial Public Offering on or before December 31, 2016, the note holder agreed to include the Note principal and accrued interest outstanding on the filing date with the Registration Statement to convert all of the Note principal and accrued interest to common stock of the Company. The Company did not file the aforementioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement. If the Company is unsuccessful the note holder would not be required to convert their outstanding note principal or accrued interest. On May 16, 2017, the note holder agreed to convert all of the Note principal and accrued interest to common stock of the Company if the Registration Statement were filed before September 30, 2017, which it was. As of March 31, 2017 and 2016, the Company had an outstanding balance due on advances received of $609,940 and $480,000, respectively. Interest of $18,048 and $12,421 related to the note principal was included in interest expense for the three months ended March 31, 2017 and 2016, respectively.

F-31

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

Legends Capital Group, LLC Convertible Note

On November 12, 2015, the Company entered into a $100,000 Convertible Promissory Note with Legends Capital Group, LLC, a Utah limited liability company. Legends Capital Group is a 12% shareholder of the Company and one of its members is a member of our Board of Directors. The note bears an 8.5% annual interest rate and is due semi annually. The principal is due on September 30, 2017. The note contains a conversion feature allowing the principal and any unpaid accrued interest to be converted into common shares of the company at a rate of $11.00 or 20% less than the price of the anticipated Initial Public Offering, whichever is less, per share at the discretion of the note holder. The conversion feature was not accounted for as a derivative because it was not deemed to be beneficial. In addition, the equity and liability components of the convertible note were not separately accounted for since the conversion price did not bear any relationship to the value of the privately held stock rendering the exercise of the conversion feature improbable. In addition, the Note contains an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the conversion price such that the holder would receive the same number of shares of stock upon conversion that holder would have had after the stock adjustment event if the conversion had taken place prior to the stock adjustment event.

The note holder also received a warrant to purchase up to 4,545 shares of our common stock at a price of the lesser of $16.50 or the offering price of an initial public offering of the Company common stock during the term of the warrant. The warrant expires on November 12, 2020, the Company calculated a note discount for the value of the warrant received by the note holder of $665 using a Black-Scholes pricing model with the following assumptions: (i) risk free interest rate 1.67%, (ii) expected life (in years) of 5; (iii) expected volatility of 97.71%; (iv) expected dividend yield of 0.00%; and (v) stock trading price of $0.638. The $665 valuation of warrant is being accreted over the term of the note and for the three months March 31, 2017 and 2016, $87 and $88, respectively was included in interest expense. Interest of $2,125 related to the note principal was included in interest expense for both the three months ended March 31, 2017 and 2016, respectively. In addition, the warrants contain an adjustment provision effective in the event of stock dividends, splits and combinations that adjusts the exercise price and number of shares such that the holder would receive the same number of shares of stock upon exercise at an equivalent purchase price that holder would have had after the stock adjustment event if the exercise had taken place prior to the stock adjustment event.

Clavo Rico Promissory Note

In February 2016, the Company entered into a promissory note in the principal amount of $10,000 with Clavo Rico Inc. a Utah corporation. The president of Clavo Rico is a member of the Company’s Board of Directors. The note bears interest at the rate of 12% per annum with an amended maturity date of September 30, 2017. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if the Company were to file a Registration Statement before December 31, 2016. The Company did not file the afore- mentioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement if the Company is unsuccessful the note holder would not be required to convert their outstanding note principal or accrued interest. On May 16, 2017, the note holder agreed to convert all of the Note principal and accrued interest to common stock of the Company if the Registration Statement were filed before September 30, 2017, which it was. The maturity date of the note was extended to September 30, 2017. Interest of $296 and $125 related to the note principal was included in interest expense for the three months ended March 31, 2017 and 2016, respectively.

Legends Capital Group, LLC. Revolving Line of Credit Promissory Note

In March 2016, the Company entered into a revolving line of credit promissory note Legends Capital Group, LLC in the principal amount of $100,000. The investor is a principal shareholder of ours and owns approximately 12% of the issued and outstanding shares of the Company. The note bears interest at the rate of 12% per annum with an amended maturity date of September 30, 2017. At March 31, 2017 and 2016, the company had net outstanding advances due of $10,000 and $25,000, respectively under the line of credit. On September 14, 2016, the Company amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8. 25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. The Company did not file the aforementioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement. If the Company is unsuccessful the note holder would not be required to convert its outstanding note principal or accrued interest. On May 16, 2017, the note holder agreed to convert all of the Note principal and accrued interest to common stock of the Company if the Registration Statement were filed before September 30, 2017, which it was. Interest of $140 and $296 related to the note principal was included in interest expense for the three months ended March 31, 2017 and 2016, respectively.

F-32

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

Hamilton Mining Resources, Inc. Revolving Line of Credit Promissory Note

In May 2016, the Company entered into a revolving line of credit promissory note with Hamilton Mining Resources Inc. in the principal amount of $75,000. The president of Hamilton is a member of the Company’s Board of Directors. The note bears interest at the rate of 12% per annum and an amended maturity date of September 30, 2017. At March 31, 2017, the Company had net outstanding advances due of $66,000 under the line of credit. On September 14, 2016, the Company amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. The Company did not file the aforementioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement. If the Company is unsuccessful the note holder would not be required to convert its outstanding note principal or accrued interest. On May 16, 2017, the note holder agreed to convert all of the Note principal and accrued interest to common stock of the Company if the Registration Statement were filed before September 30, 2017, which it was. Interest of $1,980 related to the note principal was included in interest expense for the three months ended March 31, 2017.

Machan 1988 Property Trust Revolving Line of Credit Promissory Note

In May 2016, the Company entered into a revolving line of credit promissory note with Machan 1988 Property Trust in the principal amount of $50,000. The Trustee of the Trust is a member of the Company’s Board of Directors. The note bears interest at the rate of 12% per annum. At December 31, 2016, the Company had net outstanding advances due of $41,500 under the line of credit. On September 14, 2016, the Company amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $ 8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before December 31, 2016. The Company did not file the aforementioned Registration Statement until after December 31, 2016, and is in negotiations with the note holder to amend the filing date requirement. If the Company is unsuccessful the note holder would not be required to convert its outstanding note accrued interest because we subsequently retired the $41,500 principal of the note on March 6, 2017. Interest of $913 related to the note principal was included in interest expense for the three months ended March 31, 2017.

Note 5 - Stock-based Compensation

Stock Incentive Plans

Under the Co-Diagnostics, Inc. 2015 Long-term Incentive Plan (the “2015 Plan”), the board of directors may issue incentive stock options, share equivalents such as restricted stock awards, stock bonus awards, performance shares and restricted stock units to employees and directors and non-qualified stock options to consultants of the company. Options generally expire ten years after being granted. Options granted vest in accordance with the vesting schedule determined by the board of directors, usually ratably over a three-year vesting schedule upon anniversary date of the grant with the first 1/3 vesting on the grant date. Should an employee terminate before the vesting period is completed, the unvested portion of each grant is forfeited. The Company have used the Black-Scholes valuation model to estimate fair value of our stock-based awards, which requires various judgmental assumptions including estimated stock price volatility, forfeiture rates, and expected life. The 2015 Plan reserves an aggregate of 6,000,000 shares. The number of unissued stock options authorized under the 2015 Plan at March 31, 2017 was 5,738,628.

F-33

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

Stock Options

There were no options granted in the three months ended March 31, 2017. The fair values for the options granted in the three months ended March 31, 2016 were estimated at the date of grant using the Black Scholes option-pricing model with the following weighted average assumptions:

Three Months Ended March 31, 2016
Risk free interest rate	1.52%
Expected life (in years)	5.5
Expected volatility	95.24%
Expected dividend yield	0.00%
Stock price	$0.638

The weighted average fair value of options granted during the three months ended March 31, 2016 was $0. 44 per share.

For the three months ended March 31, 2017, the Company recognized $6,198 of stock based compensation expense recorded in our general and administrative department for options vesting which were granted prior to January 1, 2017.

For the three months ended March 31, 2016, the Company recognized $38,916 of stock based compensation expense recorded in our general and administrative department of which (i) $33,301 was for options granted to 10 employees and one consultant of the company to purchase an aggregate of 163,641 shares of our common stock and (ii) $5,615 for the vesting of options granted prior to January 1, 2016.

The following table summarizes option activity during the three months and year ended March 31, 2017 and December 31, 2016, respectively.

	Options Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Life (years)
Outstanding at January 1, 2016	136,369	$0.55	$0.44	9.05
Options granted	163,641	0.55	0.44	9.05
Expired	--	--	--	--
Forfeited options	(38,638)	0.55	0.44	8.04
Exercised	--	--	--	--
Outstanding at December 31, 2016	261,372	$0.55	$0.44	8.63
Options granted	--	--	--	--
Expired	--	--	--	--
Forfeited options	--	--	--	--
Exercised	--	--	--	--
Outstanding at March 31, 2017	261,372	$0.55	$0.44	8.38

Warrants

The Company estimates the fair value of issued warrants on the date of issuance as determined using a Black-Scholes pricing model. The Company amortizes the fair value of issued warrants using a vesting schedule based on the terms and conditions of each associated underlying contract, as earned. The Black-Scholes valuation model requires various judgmental assumptions including the estimated volatility, risk-free interest rate and expected warrant term. In determining the expected volatility our computation is based the stock prices of 3 comparable companies and is based on a combination of historical and market-based implied volatility. The risk-free interest rate was based on the yield curve of a zero-coupon U.S. Treasury bond on the date the warrant was issued with a maturity equal to the expected term of the warrant.

F-34

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

The following table summarizes warrant activity during the three months and year ended March 31, 2017 and December 31, 2016, respectively.

	Warrants Outstanding	Weighted Average Exercise Price	Weighted Average Fair Value	Weighted Average Remaining Contractual Life (years)
Outstanding at January 1, 2016	9,090	13.75	0.11	4.90
Warrants issued	102,039	8.25	0.01	5.00
Expired	--	--	--	--
Forfeited warrants	--	--	--	--
Exercised	--	--	--	--
Outstanding at December 31, 2016	111,129	$8.70	$0.11	4.91

Warrants issued	--	--	--	--
Expired	--	--	--	--
Forfeited warrants	--	--	--	--
Exercised	--	--	--	--
Outstanding at March 31, 2017	111,129	$8.7	$0.11	4.66

The following table summarizes information about stock options and warrants outstanding at March 31, 2017.

Outstanding			Exercisable
		Weighted Average Remaining	Weighted Average		Weighted Average
Range of Exercise Prices	Number Outstanding	Contractual Life (years)	Exercise Price	Number Exercisable	Exercise Price
$0.55	261,372	8.38	$0.55	210,613	$0.55
11.00-16.50	111,129	4.66	8.70	111,129	8.70
$0.55-16.50	372,501	7.27	$2.98	321,742	$3.36

Total unrecognized stock-based compensation was $18,587 at March 31, 2017, which the Company expects to recognize over the next year in accordance with vesting provisions.

F-35

CO - DIAGNOSTICS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2017

(Unaudited)

Note 6 - Related Party Transactions

The Company acquired the exclusive rights to the Co-Primer technology pursuant to a license agreement dated April 2014, between us and DNA Logix, Inc., which was assigned to Dr. Satterfield prior to our acquisition of DNA Logix, Inc. Pursuant to the license the Company was to pay Dr. Satterfield minimum royalty payments of $30,000 per month until the Company receives an equity funding of at least $4,000,000, at which time the payments increase to $60,000 per month for the remainder of the year. The payment terms were orally modified to maintain the monthly royalties at $30,000 per month through December 2016. On March 1, 2017, the Company entered into an amendment effective January 1, 2017, to its Exclusive License Agreement for its Cooperative Primers (“License”) technology with Dr. Satterfield, a member of our Board of Directors. The amendment provides in part that all accrued royalties under the License cease as of January 1, 2017, and we began in January to pay $700,000 of accrued royalties at the rate of $10,000 per month. For the three months ending March 31, 2017 and 2016, the Company included $107,500 and $90,000, respectively as an expense for this license agreement in research and development.

The Company financed operations partly through short term loans with related parties and through the deferral of payment to related parties for expenses incurred. At March 31, 2017, the Company accrued $791,326 in expenses and had accounts payable of $75,000 for technology royalties, consulting fees, and interest on related party debts. In addition the Company had short-term notes outstanding from five related party entities totaling $795,763. At March 31, 2016, the Company accrued $396,580 in expenses and had accounts payable of $15,000 for technology royalties, consulting fees, and interest on related party debts. In addition the Company had long-term notes outstanding from two related party entities totaling $527,009.

On May 16, 2017 the Company and four related parties who are note holders entered into amendments of their respective notes. The amended notes were not originally convertible, but under amendment dated September 14, 2016, the note holders had agreed to convert their notes to common stock in the event the Company filed a Registration Statement before December 31, 2016. The May 16, 2017 amendments extended the filing date requirement from December 31, 2016 to September 30, 2017 and all such notes are now convertible.

Note 7 - Lease Obligations

Our executive offices are located at 8160 S Highland Dr. Sandy Utah 84093. The Company occupies three suites at an executive office facility on a month to month basis at a rate of $1,555 plus usage charges per month. Our laboratory and product development facility is located at 585 W 500 S Bountiful Utah, 84010, and consists of approximately 3,971 square feet of space leased under a multi-year contract which was extended in September 2016 at a rate of $3,781 per month and expires on November 30, 2017. For the three months March 31, 2017 and 2016, the Company expensed $11,343 and $13,920, respectively for rent. The Company’s lease rent obligation is as follows:

Year	Amount
2017	$41,591
Total	$41,591

Note 8 - Subsequent Events.

We have incurred no expenses in relation to our joint manufacturing and sales venture in India with Synbiotics Limited because although an initial agreement was signed in January 2017, the legal joint venture entity was not created until April 2017 and no operations have commenced.

On May 16, 2017 the Company and one unrelated note holder and four related note holders entered into amendments of their respective notes. The amended notes were not originally convertible, but under amendment dated September 14, 2016, the note holders had agreed to convert their notes to common stock in the event the Company filed a Registration Statement before December 31, 2016. The May 16, 2017 amendments extended the filing date requirement from December 31, 2016 to September 30, 2017 and all such notes are now convertible.

The Company evaluated subsequent events pursuant to ASC Topic 855 and has determined that there are no additional events that need to be reported.

F-36

COMMON STOCK PROSPECTUS

________________, 2017

67

ALTERNATE PAGES FOR SELLING SECURITYHOLDER PROSPECTUS

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated June 9, 2017

PROSPECTUS

CO-DIAGNOSTICS, INC.

[*] Shares of Common Stock [1]

An aggregate of up to [*] shares of our common stock are currently being offered under this prospectus by certain stockholders who were investors in the December 2016 bridge loan financing. Pursuant to the promissory notes and security agreements entered into in connection with the December 2016 bridge loan financing, as amended to date, $1,100,000 principal amount of term notes, together with all accrued and unpaid interest thereon, will be converted into shares of our common stock at a conversion price equal to 70% of the price of shares of the initial public offering (“IPO”) price or, if the IPO has not occurred by the Maturity Date, 70% of the price of the Company’s common stock sold in its next financing.

The selling shareholders must sell their shares at a fixed price per share of $[*] until there is a public market for our shares of common stock. Thereafter, the shares offered by this prospectus may be sold by the selling shareholders from time to time in the open market, through privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale or at negotiated prices. By separate prospectus, we have registered an aggregate of [*] shares of our common stock which we are offering for sale to the public through [*], as representative of the underwriters, which we refer to herein as the Company Offering.

We intend to apply to list our shares of common stock for trading on the NASDAQ Capital Market under the symbol “CODX”, but this offering is contingent upon the approval of our initial listing application.

The distribution of the shares by the selling shareholders is not subject to any underwriting agreement. We will not receive any proceeds from the sale of the shares by the selling shareholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling shareholders will be borne by them.

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 13 to read about the risks you should consider before buying shares of our common stock. An investment in our common stock is not suitable for all investors. See “Risk Factors-Risks Relating to Ownership of Our Securities.”

Sales of the shares of our common stock registered in this Prospectus and a prospectus related to an underwritten offering will result in two offerings taking place concurrently which might affect price, demand, and liquidity.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________, 2017

_________

1	Number of shares of common stock will be based upon the issuance price.

68

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering shares of common stock in connection with a public offering of up to [*] shares of our common stock (excluding [*] shares of common stock which may be sold upon exercise of the underwriters’ over-allotment option) through the underwriters. Sales by shareholders that purchased shares in our common stock from the underwritten offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

SELLING SHAREHOLDERS

This prospectus covers the resale from time to time by the selling shareholders identified in the table below of up to [*] shares of our common stock.

The selling shareholders identified in the table below may, from time to time, offer and sell under this prospectus any or all of the shares of our common stock described under the columns “Shares of Common Stock owned Prior to this Offering and Registered hereby” and “Shares Issuable Upon Exercise of Warrants owned Prior to this Offering and Registered hereby” in the table below.

Certain selling shareholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling shareholder may be deemed to be underwriting commissions.

The table below has been prepared based upon information furnished to us. The selling shareholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling shareholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to the number of shares of our common stock that will actually be held by the selling shareholders upon termination of this offering because the selling shareholders may offer some or all of their common stock under the offering contemplated by this prospectus or acquire additional shares of common stock. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.

The following table sets forth the name of each selling shareholder, the number of shares of our common stock beneficially owned by such shareholder before this offering, the number of shares to be offered for such shareholder’s account and the number and (if one percent or more) the percentage of the class to be beneficially owned by such shareholder after completion of the offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of _____, 2017 (the “Determination Date”) through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on [*] shares of our common stock outstanding as of the Determination Date.

Unless otherwise set forth below, based upon the information furnished to us, (a) the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the selling shareholder’s name, subject to community property laws, where applicable, (b) no selling shareholder had any position, office or other material relationship within the past three years, with us or with any of our predecessors or affiliates, and (c) no selling shareholder is a broker-dealer or an affiliate of a broker-dealer. Selling shareholders who are broker-dealers or affiliates of broker-dealers are indicated by footnote. We have been advised that these broker-dealers and affiliates of broker-dealers purchased our common stock in the ordinary course of business, not for resale, and, at the time of purchase, did not have any agreements or understandings, directly or indirectly, with any person to distribute such common stock. The number of shares of our common stock shown as beneficially owned before the offering is based on information furnished to us or otherwise based on information available to us at the timing of the filing of the registration statement of which this prospectus forms a part.

Selling Shareholder	Shares of Common Stock Beneficially Owned Prior to the Offering (A)	Shares of Common Stock owned Prior to this Offering and Registered Hereby	Shares Issuable Upon Exercise of Warrants owned Prior to this Offering and Registered Hereby	Shares of Common Stock Beneficially Owned Upon Completion of the Offering	Percentage of Common Stock Beneficially Owned Upon Completion of the Offering
Brian FitzPatrick
Catalytic Capital LLC
Corram Holdings, LLC (1)
Daniel Tulbovich
Michael Semidubersky
Mohsen Khorassani
Nata Solutions, Inc. (2)
Rock Mills Capital Partners LLC (3)
Sergey Gogin
William Peck
Beaufort Capital Partners, LLC (4)

____________

1.	Jeffrey Ramson is the chief executive officer and managing member of Corram Holdings, LLC.
2.	Natalia Shapiro is the President of Nata Solutions, Inc.
3.	William McCluskey is the manager of Rock Mills Capital Partners LLC.
4.	Robert Marino is the managing member of Beaufort Capital Partners LLC.

A

We issued to the Selling Shareholders senior convertible notes with warrants. The senior secured convertible notes are convertible into our common stock at the lower of $8. 25 per share or a discount of 30% to the price of the stock issued in an anticipated initial public offering, The warrants have an exercise price equal to 85% of the price of the stock issued in an anticipated initial public offering. The amount of common stock issued to the Selling Shareholder shall be 50% of the shares of our common stock that the Selling Shareholder are entitled to receive in connection with the conversion of the Selling Shareholder’s convertible notes when such senior convertible notes first become convertible.

69

PLAN OF DISTRIBUTION

The selling shareholders may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. If the shares of our common stock are sold through underwriters, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. All selling shareholders who are broker-dealers are deemed to be underwriters. The selling shareholders must sell their shares at a fixed price per share of $[*] until there is a public market for our shares of common stock. Thereafter, these sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	transactions other than on these exchanges or systems or in the over-the-counter market;
•	through the writing of options, whether such options are listed on an options exchange or otherwise;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 under the Securities Act, which generally permits the resale, subject to various terms and conditions, of restricted securities after they have been held for six months will not immediately apply to our common stock because we were at one time designated as a “shell company” under SEC regulations. Pursuant to Rule 144(i), securities issued by a current or former shell company that otherwise meet the holding period and other requirements of Rule 144 nevertheless cannot be sold in reliance on Rule 144 until one year after the date on which the issuer filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it ceased being a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the issuer has satisfied certain reporting requirements under the Exchange Act.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

70

In connection with the sale of the shares of our common stock or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgees, transferees or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer and donate the shares of our common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of our common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of our common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.

Each selling shareholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock. None of the selling shareholders who are affiliates of broker-dealers, other than the initial purchasers in private transactions, purchased the shares of common stock outside of the ordinary course of business or, at the time of the purchase of the common stock, had any agreements, plans or understandings, directly or indirectly, with any person to distribute the securities.

71

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Except as provided for indemnification of the selling shareholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling shareholder. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, we will file a post-effective amendment to the registration statement. If the selling shareholders use this prospectus for any sale of the shares of our common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling shareholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

USE OF PROCEEDS

We will not receive proceeds from sales of our common stock made under this prospectus.

DETERMINATION OF OFFERING PRICE

There currently is no public market for our common stock. The selling shareholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

LEGAL MATTERS AND INTERESTS OF NAMED EXPERTS

The validity of the securities being offered by this prospectus will be passed upon for us by Carmel, Milazzo & DiChiara LLP located in New York, New York.

72

* Shares

Common Stock

PROSPECTUS

_____________, 2017

73

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an itemized statement of all expenses, all of which we will pay, in connection with the registration of the common stock offered hereby:

	Amount
SEC registration fee	$
Printing fees	2,500	*
Legal fees	150,000	*
Accounting fees and expenses	100,000	*
Transfer Agent Fees and Expenses		*
Miscellaneous Fees and Expenses		*
Total	$252,500	*

________

* Estimated.

Item 14. Indemnification of Directors and Officers.

The Company’s Articles of Incorporation provide that to the fullest extent permitted by the Company’s bylaws (the “Bylaws”) or the Utah Revised Business Corporation Act (the “Act”), or any other applicable law, as either may be amended, a director shall have no liability to the Company or its shareholders for monetary damages for conduct, any action taken, or any failure to take any action as a director. As permitted by the Act, directors will not be personally liable to the Company or the Company’s shareholders for monetary damages for any action taken or any failure to take action as a director except liability for (a) the amount of a financial benefit received by a director to which he’s not entitled; (b) an intentional infliction of harm on the Company or its shareholders; (c) an unlawful distribution in violation of Section 16-10a-842 of the Act; or (d) an intentional violation of criminal law.

These limitations of liability do not alter director liability under the federal securities laws and do not affect the availability of equitable remedies, such as an injunction or rescission.

In addition, the Bylaws provide that:

•	the Company will indemnify its directors to the fullest extent permitted by the Act, including advancing expenses in connection with legal proceedings, subject to limited exceptions; and

•	the Company may, to the extent permitted by the Act, by action of its board of directors, agree to indemnify officers, employees and other agents of the Company and may advance expenses to such persons.

The Company has entered into indemnification agreements with each of the Company’s executive officers and directors. These agreements provide that, subject to limited exceptions and among other things, the Company will indemnify each of its executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnity in connection with any proceeding in which a right to indemnification is available.

The Company maintains general liability insurance that covers certain liabilities of its directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons who control the Company, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

These provisions may discourage shareholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty, or may have the practical effect in some cases of eliminating the Company’s shareholders’ ability to collect monetary damages from its directors and officers. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

II-1

Item 15. Recent Sales of Unregistered Securities.

During the past three years, the registrant has issued and sold the following unregistered securities:

The following sets forth all securities issued by us within the past three years without registration under the Securities Act. No underwriters were involved in any of the stock issuances and, unless otherwise noted, no commissions were paid in connection therewith. In each of the following transactions, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof, except as indicated otherwise.

Effective April 20, 2013, we entered into a subscription agreement with an accredited foreign investor for the sale of 1,363,636 shares of our common stock at a purchase price of $0.913 per share. The proceeds from the sale of our stock aggregated $1,250,000 were paid to the Company over a fifteen month period. In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) and Regulation S thereof.

In June 2014, we entered into a subscription agreement with an accredited investor for the sale of 45,455 shares of our common stock in consideration of the payment of $100,000 or $2.20 per share. In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

Effective November 1, 2014, we authorized additional investment by our accredited foreign investor pursuant to the April 20, 2013 subscription agreement and pursuant to that authorization we sold 783,834 shares in consideration of the payment of $500,000 or $0.638 per share. In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) and Regulation S thereof.

On December 1, 2015, we issued 363,636 shares of our common stock to a consultant pursuant to a written contract for services performed pursuant to the contract. The consultants is a foreign entity. The consultant is an accredited investor and was fully informed regarding the transaction. We relied on the exemption from registration under the Securities Act set forth in Section 4(2).

On January 15, 2015, we granted options to ten employees pursuant to our 2015 Long Term Incentive Plan to acquire up to an aggregate of 140,909 shares of our common stock at $0. 5 5 per share, but not less than the fair market value on the date of grant. In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On January 22, 2015, we entered into a Stock Exchange Agreement with the sole shareholder of DNA Logix, Inc. to acquire all of the issued and outstanding shares of stock of DNA Logix. Pursuant to the agreement we issued 583,636 shares of common stock in consideration of all of the shares of DNA Logix. The former sole shareholder of DNA Logix is a member of our board of directors and was fully informed concerning the transaction. In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On May 5, 2015, we amended the subscription agreement with our accredited foreign investor to provide for an additional $500,000 of investment at $0.638 per share. We issued 313,415 shares in consideration of the payment of $199,985. We relied on the exemption from registration under the Securities Act set forth in Section 4(2) and Regulation S thereof.

On May 15, 2015, we entered into a convertible note with an accredited investor. The convertible note was in the principal amount of $500,000 with interest payable monthly at the rate of 12% per annum with the convertible note due and payable on April 30, 2016. The investor withheld 2% as a financing fee from the proceeds of the note and we received total proceeds of $490,000. The note is convertible into common stock of the Company at a conversion price of the lower of $8.25 per share or 20% less than the offering price of an initial public offering should one take place during the term of the convertible note. In September 2016, we replaced the convertible note with a new convertible note in the principal amount of $564,250 that includes $64,250 of accrued interest and bears interest at the rate of 15% per annum. In addition, the holder agreed to subordinate its interest to the bridge lender described below, convert all or a portion of its note in this offering, and will receive a warrant exercisable into a number of warrants equal to 50% of the shares received on conversion of its note. The warrants have a five-year life and are exercisable at the price of shares in this offering. In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On August 1, 2015, we entered into a revolving line of credit promissory note in the principal amount of $750,000 with a foreign shareholder of ours which is an accredited investor. The note bears interest at the rate of 12% per annum. To date we have received $609,940 in advances under the line of credit. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of the shares sold in an IPO if we were to file a Registration Statement before September 30, 2017. We relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

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On November 12, 2015, we entered into a convertible note with a limited liability company, which is an accredited investor and a principal shareholder of ours. The convertible note was in the principal amount of $100,000 with interest payable at the rate of 8.5% per annum with the convertible note due and payable on September 30, 2017. The note is convertible into common stock of the Company at a conversion price of the lower of $11.00 per share or 20% less than the offering price of an initial public offering should one take place during the term of the convertible note. In addition, we issued warrants to the note holder to purchase up to 4,545 shares of our common stock at an exercise price of $16.50 or the offering price of our common stock in an initial public offering should one occur during the term of the warrant, whichever is less. The warrant has a five year term. In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On December 1, 2015, we entered into a convertible note with an accredited investor. The convertible note was in the principal amount of $100,000 with interest payable at the rate of 8.5% per annum with the convertible note due and payable on September 30, 2017. The note is convertible into common stock of the Company at a conversion price of the lower of $11.00 per share or 20% less than the offering price of an initial public offering should one take place during the term of the convertible note. In addition, we issued warrants to the note holder to purchase up to 4,545 shares of our common stock at an exercise price of $1 6 .50 or the offering price of our common stock in an initial public offering should one occur during the term of the warrant, whichever is less. The warrant has a five year term. In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On December 30, 2015, we entered into a revolving line of credit promissory note with a limited liability company in the principal amount of $100,000. The investor is an accredited investor. The note bears interest at the rate of 12% per annum. To date we have received $86,000 in advances under the line of credit. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before September 30, 2017. We relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On January 15, 2016, we granted options to eleven employees pursuant to our 2015 Long Term Incentive Plan to acquire up to an aggregate of 163,636 shares of our common stock at $0. 5 5 per share, but not less than the fair market value on the date of grant. In the transaction, we relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On February 22, 2016, we entered into a promissory note in the principal amount of $10,000 with a corporation. The note bears interest at the rate of 12% per annum. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before September 30, 2017. We relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On March 1, 2016, we entered into a revolving line of credit promissory note with a limited liability company in the principal amount of $100,000. The investor is an accredited investor and a principal shareholder of ours. The note bears interest at the rate of 12% per annum. To date we have received $80,000 in advances under the line of credit. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before September 30, 2017. We relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On May 15, 2016, we entered into a revolving line of credit promissory note with a corporation in the principal amount of $75,000. The note bears interest at the rate of 12% per annum. To date we have received $66,000 in advances under the line of credit. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before September 30, 2017. We relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On May 30, 2016, we entered into a revolving line of credit promissory note with a trust in the principal amount of $50,000. The note bears interest at the rate of 12% per annum. To date we have received $41,500 in advances under the line of credit. On September 14, 2016, we amended the note to provide that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before September 30, 2017. We relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

On August 18, 2016 and on August 25, 2016, we entered into two convertible promissory notes in the principal amounts of $10,000 and $15,000, respectively, with a limited liability company, which is an accredited investor. The notes bear interest at the rate of 10% per annum. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 15% to the conversion price of a bridge financing anticipated to close prior to filing a Registration Statement, which bridge financing was completed on December 12, 2016. We relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

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On September 1, 2016, we entered into a convertible promissory note in the principal amount of $200,000, with an individual who is an accredited investor. The note bears interest at the rate of 10% per annum. The note provides that the principal and interest on the note would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 15% to the conversion price of a bridge financing anticipated to close prior to filing a Registration Statement, which bridge financing was completed on December 12, 2016. We relied on the exemption from registration under the Securities Act set forth in Section 4(2) thereof.

In November and December, 2016, we entered into three convertible promissory notes in the principal amounts of $50,000, $40,000 and $15,000, respectively, with three individuals. The notes bear interest at the rate of 10% per annum. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of $8.25 per share or a discount of 30% to the price of an IPO if we were to file a Registration Statement before September 30, 2017.

Bridge Notes

In December 2016, the Company entered into convertible promissory notes with six individuals and five companies, in the aggregate principal amount of $1,683,500, which consisted of (a) $1,100,000 of new investor funding and (b) $583,500 representing the satisfaction of the $500,000 note principal plus $83,500 of accrued interest on the Beaufort Capital Partners, LLC Convertible Note. The notes bear interest at the rate of 15% per annum and are due in June 2017. The notes provide that the principal and interest on the notes would be convertible to shares of common stock at a conversion rate of $8.25 per share or seventy percent (70%) of the initial public offering (“IPO”) price per share or, if the IPO has not occurred by the Maturity Date, 70% of the Company’s initial public offering (“IPO”) price per share or, if the IPO has not occurred by June 12, 2017, 85% of the offering price of the Company's next bona fide sale of its preferred stock or common stock in excess of $1,000,000. The notes are secured by all of the assets of the Company.

The note holders also received warrants to purchase up to 50% of the shares receivable upon conversion of the senior notes at a price of eighty-five percent (85%) of the Company’s IPO price per share or, if the IPO has not occurred by June 12, 2017, 85% of the offering price of the Company's next bona fide sale of its preferred stock or common stock in excess of $1,000,000.. The warrants expire in December 2021.

Upon any default of the notes for non-payment, any bankruptcy event or breach of the note or other transaction documents, the Company may be liable to pay a default redemption amount equal to 130% of the amount due under the note and deliver an additional warrant to purchase 50% of the common stock issuable upon conversion of the notes.

All certificates representing the securities issued in these transactions described in this Item 15 included appropriate legends setting forth that the securities had not been offered or sold pursuant to a registration statement and describing the applicable restrictions on transfer of the securities. There were no underwriters employed in connection with any of the transactions set forth in this Item 15. The purchasers of the securities in these transactions represented that they were accredited investors or qualified institutional buyers and they were acquiring the securities for investment only and not with a view toward the public sale or distribution thereof. Such purchasers received written disclosures that the securities had not been registered under the Securities Act of 1933, as amended, and that any resale must be made pursuant to a registration statement or an available exemption from registration. All purchasers either received adequate financial statement or non-financial statement information about the registrant or had adequate access, through their relationship with the registrant, to financial statement or non-financial statement information about the registrant. The sale of these securities was made without general solicitation or advertising.

Item 16. Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement.

In reviewing the agreements included (or incorporated by reference) as exhibits to this registration statement, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about us or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about us may be found elsewhere in this registration statement and our other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit	Number Description

1.1	Underwriting Agreement

3.1	Articles of Incorporation (1)

3.1.1	Amendment to the Articles of Incorporation (1)

3.2	Bylaws (1)

5.1	Legal Opinion of Carmel, Milazzo & DiChiara LLP

10.1	Subscription Agreement between Co-Diagnostics, Inc. and Codiagnostics, Ltd ., dated April 30, 2013 (1)

10.1.1	Amendment to Subscription Agreement between Co-Diagnostics, Inc. and Codiagnostics, Ltd ., dated May 1, 2015 (1)

10.2	Exclusive Agreement between Co-Diagnostics, Inc. and DNA Logix, Inc., dated April 18, 2014 (1)

10.3	Stock Exchange Agreement among Co-Diagnostics, Inc., DNA Logix, Inc., and the Shareholders of DNA Logix, Inc., dated January 22, 2015 (1)

10.4	Revolving Line of Credit Promissory Note between Co-Diagnostics, Inc. and Co d iagnostics, LTD, dated August 1, 2015 (1)

10.5	10% Convertible Note between Co-Diagnostics, Inc. and Robert Salna for $200,000, dated September 1, 2016 (1)

10.6	Exclusive License Agreement between Co-Diagnostics, Inc. and Watermark Group Inc., dated October 13, 2016 (1)

10.7	Securities Purchase Agreement with Exhibits between Co-Diagnostics and Senior Holders, dated December 12, 2016 (1)

10.8	Securities Purchase Agreement with Exhibits between Co-Diagnostics and Beaufort Capital Partners, LLC, dated December 12, 2016 (1)

10.9	2015 Long-Term Incentive Plan (2)

10.10	Subscription Agreement between Co-Diagnostics and Codiagnostics, Ltd. for 454,545 shares of Co-Diagnostic’s common stock, dated April 20, 2013 (3)

10.11	Subscription Agreement between Co-Diagnostics and Prosperity Investments for $100,000, dated June 2014. (3)

10.12	12% Convertible Note between Co-Diagnostics, Inc. and Beaufort Capital Partners, LLC for $500,000, dated May 15, 2015 (3)

10.13

Form Revolving Line of Credit Promissory Note between Co-Diagnostics and Turks and Caicos Limited Company, Pine Valley Investments, LLC, Clavo Rico Incorporated, Legends Capital Group, LLC, Hamilton Mining Resources, Inc., and Machan 1988 Property Trust. (3)

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10.13.1	Amendment to 12% Revolving Line of Credit Promissory Note, dated August 1, 2015, between Co-Diagnostics and Codiagnostics, Ltd., for $750,000, dated September 14, 2016. (3)

10.13.2	Amendment to 12% Revolving Line of Credit Promissory Note, December 30, 2015, between Co-Diagnostics and Pine Valley Investments, LLC for $100,000, dated September 14, 2016. (3)

10.13.3	Amendment to 12% Revolving Line of Credit Promissory Note, February 22, 2016, between Co-Diagnostics and Clavo Rico Incorporated for $10,000, dated September 14, 2016. (3)

10.13.4	Amendment to 12% Revolving Line of Credit Promissory Note, March 1, 2016, between Co-Diagnostics and Legends Capital Group, LLC for $100,000, dated September 14, 2016. (3)

10.13.5	Amendment to 12% Revolving Line of Credit Promissory Note, May 15, 2016, between Co-Diagnostics and Hamilton Mining Resources, Inc. for $75,000, dated September 14, 2016. (3)

10.13.6	Amendment to 12% Revolving Line of Credit Promissory Note, May 30, 2016, between Co-Diagnostics and Machan 1988 Property Trust for $50,000, dated September 14, 2016. (3)

10.13.7

Form Second Amendment to 12% Revolving Line of Credit Promissory Note Due 2017 between Co-Diagnostics, Inc. and Codiagnostics, Ltd. , Pine Valle Investments, LLC, Clavo Rico Incorporated, Legends Capital Group, LLC, and Hamilton Mining Resources, Inc. (4)

10.13.8	Form of Indemnification Agreement. (4)

10.14	Form 8.5% Convertible Note between Co-Diagnostics and Legends Capital Group, LLC for $100,000, dated November 12, 2015 and R. Phillip Zobrist for $100,000, dated December 1, 2015. (3)

10.15

Form 10% Convertible Note between Co-Diagnostics and Legends Capital Opportunity Fund, LLC for $15,000, DAV Capital Management Corp. for $15,000, April Kameka for $40,000, and Mark Kovacic for $50,000. (3)

10.16	Shareholders’ Agreement between Co-Diagnostics and Synbiotics Limited, dated January 27, 2017. (3)

10.17	Amended Exclusive License Agreement between Co-Diagnostics, Brent Satterfield, and DNA Logix, Inc., dated January 1, 2017. (3)

10.18	Stock Purchase Agreement between Co-Diagnostics and Ted Murphy for 1,800,000 shares of Watermark Group, Inc.’s common stock, dated September 22, 2016. (3)

10.19	Non-Interest Bearing Note between Co-Diagnostics and Zika Diagnostics, Inc. f/k/a/ Watermark Group, Inc. for $445,000, dated March 20, 2017. (3)

10.20

Mutual Rescission Agreement of the Stock Purchase Agreement,dated September 22, 2016, and the License Agreement, dated October 13, 2016, between Co-Diagnostics, Robert Salna, and Ted Murphy, dated March 30, 2017. (3)

14.1	Code of Ethics of the Company

21.1	Subsidiaries of Registrant (1)

23.1	Consent of Haynie & Company

23.2	Consent of Carmel, Milazzo & DiChiara LLP

______________

* Management contract or compensatory plan or arrangement.

(1) Incorporated by reference to the Draft Registration Statement filed with the SEC on January 11, 2017.

(2) Incorporated by reference to the Draft Registration Statement filed with the SEC on March 27, 2017.

(3) Incorporated by reference to the Form S-1 filed with the SEC on April 28, 2017.

(4) Incorporated by reference to the Form S-1/A filed with the SEC on May 24 , 2017.

(b) Financial Statement Schedules

All financial statement schedules not included in Co-Diagnostic’s consolidated financial statements are omitted since the information is either not applicable, deemed immaterial, or is shown in the consolidated financial statements or in the notes thereto.

* Management contract or compensatory plan or arrangement.

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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

iv.	To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by the registrant of expenses incurred and paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Salt Lake City, Utah, on June 9, 2017.

CO-DIAGNOSTICS, INC.

By:	/s/ Dwight Egan
Dwight Egan
Chief Executive Officer, President and Director (Principal Executive Officer and Interim Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on June 9, 2017.

By:	/s/ Dwight H. Egan
Dwight H. Egan
Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)

By:	/s/ Reed L Benson
Reed L Benson
Chief Financial Officer and Secretary (Principal Financial and Accounting Officer

By:	/s/ Brent Satterfield
Brent Satterfield
Chief Science Officer and Director

By:	/s/ Edward J. Borkowski
Edward J. Borkowski
Director

By:	/s/ Frank J. Kiesner
Frank J. Kiesner
Director

By:	/s/ Richard S. Serbin
Richard S. Serbin
Director

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